                                                                    EXHIBIT 4.19

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                     [LOGO]

                                      [KCR]

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                                PROPERTY DIVISION

                              CONTRACT NO. PCC-WKS
                       WU KAI SHA STATION, MA ON SHAN RAIL

                        PUBLIC TRANSPORT INTERCHANGE AND
                       PROPERTY DEVELOPMENT ENABLING WORKS
                              CONSTRUCTION CONTRACT

                              LETTER OF ACCEPTANCE

[LOGO]
[KCR]                                                       [CHINESE CHARACTERS]
[CHINESE CHARACTERS]                          Kowloon-Canton Railway Corporation

                                                            [CHINESE CHARACTERS]
                                                               Property Division
                                                                  Tel : 26881787
                                                                  Fax : 26880215
Our Ref.: PPT/PDD/MOS/WKS/PCC/07/C1/7595

                                                                 29 October 2002

Chun Wo Construction & Engineering Co. Ltd            By Fax and To Be Collected
C2, 5/F., Hong Kong Spinners Industrial Building              Fax No. - 27431004
601-603 Tai Nam West Street
Cheung Sha Wan
Kowloon

Attn: Clement Kwok

Dear Sirs,

                             KCRC Property Division
      Public Transport Interchange and Property Development Enabling Works
                              Construction Contract
                    Contract No. PCC-WKS, Wu Kai Sha Station

                              LETTER OF ACCEPTANCE

     We are pleased to inform you that the Tender submitted by you on 9 August 2002, as modified by the Letter of Clarification dated 16 October 2002 (a copy of which is attached with Attachments), with a Tender Total of HK$238,900,000.00 (Hong Kong Dollars Two Hundred and Thirty Eight Million and Nine Hundred Thousand), is hereby accepted by the Corporation on terms and conditions specified therein and in the Articles of Agreement.

2. The provisions of this Letter of Acceptance and the Letter of Clarification shall prevail over any provision contained in any other document forming part of the Contract which is inconsistent with, or creates any ambiguity with, this Letter of Acceptance and the attached Letter of Clarification.

3.      The Date for Possession of the Site Area A shall be 4 November 2002.

4. For the purposes of the Contract, the Architect shall be Ronald Lu & Partners (HK) Limited and the Quantity Surveyor shall be Levett & Bailey Chartered Quantity Surveyors Limited.

5. The Main Contractor's Bond shall be provided by Wing Lung Insurance Company Limited and shall be in the form contained in Annex E to the Special Conditions of Contract. The Main Contractor's Bond shall be procured and/or provided by you and sent to us no later than 12 November 2002 in accordance with Clause SC40(1)(a) of the Special Conditions of Contract.

                                                                         [STAMP]

[CHINESE CHARACTERS]                 LOA/1                           Page 1 of 2
KCRC House, No.9 Lok King Street, Fo Tan, Sha Tin, N.T., Hong Kong

6. A Parent Company Guarantee and a Parent Company Undertaking to be issued and/or granted by Chun Wo Holdings Limited, in the forms contained in Annexes F and G respectively to the Special Conditions of Contract, shall be procured and/or provided by you and sent to us no later than 12 November 2002 in accordance with Clause SC40(l)(b) of the Special Conditions of Contract.

7. Until the Articles of Agreement is executed, this Letter of Acceptance together with your Tender submitted on 9 August 2002 and the Letter of Clarification dated 16 October 2002 shall be legally binding on the parties hereto.

8. We should be grateful if you would acknowledge receipt of and confirm your acceptance of all matters referred to in this Letter of Acceptance by signing the attached duplicate copy of this letter and returning it to this office on or before 30 October 2002.

Yours faithfully,


/s/ William Wan
-----------------------------
(William Wan)
General Manager, Property Development
For and on behalf of
Kowloon-Canton Railway Corporation

Enclosures: Letter of Clarification
Response Required: Yes
Due Date: 30 October 2002

WW/SH/CWY/CLT/cho

Receipt acknowledged and terms agreed and accepted by


/s/ Clement Kwok
-----------------------------
(Clement Kwok)
Managing Director
For and on behalf of
Chun Wo Construction & Engineering Company Limited

Date : 29 OCT 2002

                                     LOA/2                           Page 2 of 2

[LOGO]
[KCR]
[CHINESE CHARACTERS]
                                                            [CHINESE CHARACTERS]
Our Ref.: PPT/PDD/MOS/WKS/PCC/07/CO/7491                       Property Division
                                                                 16 October 2002
Chun Wo Construction & Engineering Co. Ltd            By Fax and To Be Collected
C2, 5/F., Hong Kong Spinners Industrial Building                  (Fax:27431004)
601-603 Tai Nam West Street
Cheung Sha Wan
Kowloon

Attn: Clement Kwok

Dear Sirs,

                             KCRC Property Division
      Public Transport Interchange and Property Development Enabling Works
                              Construction Contract
                    Contract No. PCC-WKS, Wu Kai Sha Station
                             Letter of Clarification

        In the event that the Kowloon-Canton Railway Corporation ("the Corporation") elects to accept the Tender submitted by you on 9 August 2002, the resulting contract (the "Contract") shall consist of and be constituted by:-

   (a)  the Articles of Agreement upon execution by the parties;
   (b) the Letter of Acceptance as issued by the Corporation (which will include this Letter of Clarification as an attachment subject always to the provision as stipulated in paragraph 17 below);
   (c)  the Form of Tender;
   (d) the General Conditions of Contract with Appendix thereto and Special Conditions of Contract with Annexes thereto;
   (e) the Specification (consisting of the Specification - Preliminaries, General Specification and Particular Specification, and the Appendices attached to each part of the Specification);
   (f)  the Schedule of Rates; and
   (g)  the Contract Drawings,

all in the form contained in the Tender Documents issued to you on 25 June 2002, as modified by Addenda Nos. 1 to 3 thereto and as further modified by the terms of this Letter of Clarification.

2. The Tender Total is HK$238,900,000 (Hong Kong Dollars Two Hundred and Thirty Eight Million Nine Hundred Thousand).

3. You confirm that the data as shown in the "Rate" column and the "Total" column, if any, of Attachment 1 shall be inserted into the corresponding items in the Schedule of Rates of the Contract.

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. You confirm that pages no. SCC/10 of 41, SCC/35 of 41 and SCC/36 of 41* of the Special Conditions of Contract shall be replaced in the Contract by the pages in Attachment 2.

5. You confirm that Annex B of the Special Conditions of Contract shall be replaced in the Contract by the pages in Attachment 3.

6. You confirm that pages no. SP/2 of 67**, SP/4 of 67**, SP/13 of 67**, and SP/67 of 67** of the Specification-Preliminaries shall be replaced in the Contract by the pages in Attachment 4, and an additional page SP/3a of 67**** will also be inserted after page SP/3 of 67**.

7. You confirm that drawing no. A/P/GP001 of the Contract Drawings shall be replaced by the drawing in Attachment 5.

8. You confirm that you will commit the following key personnel on a full time priority basis for the management and construction of the works under the Contract:-

        Name                        Proposed Position
        ----                        -----------------
        Chan Kwan Sang, Tony        Project Leader
        Lau Kai Ming, Eric          Project Manager/Contractor's Representative
        Shaw Christopher John       Engineering Manager
        Wan Siu Wai                 Quality Control Manager
        Ho Man Chang, Mike          Civil Engineering Co-ordinator
        Ching Yat Cheung            Chief Geotechnical Engineer
        Yeung Chap Lai, Charles     Construction Safety Manager
        Yu Hon Kwan, Randy          Contract/Commercial Manager
        Lui Wing Kin, Frankie       Planning Manager
        Liang Meng Sheng, Andy      Building Services Coordinator
        Li Wan Yin, Jackson         Site Agent
        Chan Chun Foo, Leo          Project Quantity Surveyor
        Siu Tat Fai, Jimmy          Foreman (Piling)
        Chan Muk Shing              Foreman
        Lee Kin Leung               Foreman
        Cheng Nam Keung             Land Surveyor
        Fan Kam Man, Justy          Safety Officer
        Yau Cheuk Wa, Thomas        Quality Control Engineer

9. You confirm that you will appoint one of the following consultants to be the Independent Checking Engineer for the Contract:-

        i.      Hyder Consulting Ltd.
        ii.     Atkins China Ltd.
        iii.    ESA Consulting Engineers Ltd.
        iv.     W. T. Chan & Associates Ltd.

10. You confirm that you will appoint Chun Wo E&M Engineering Ltd. as your sub-contractor for the E&M works of the Contract.

                                                                         [STAMP]

11. You confirm that the following Forms in Part C: Technical Evaluation Documents you submitted are not binding on the Corporation and do not constitute any amendments to the Contract requirements and specifications as stipulated in the Tender Documents issued to you on 25 June 2002 as amended by Addenda Nos. 1 to 3 thereto:-

        i.      Form T.5 - Proposed Use of Areas of the Site
        ii.     Form T.6 - Preliminary Method Statement
        iii.    Form T.8 - Preliminary Works Programme

12. You confirm that in the event of the optional alternative of Toe Planter as detailed in Schedule No. 12 of the Schedule of Rates is adopted by the Corporation, there shall not be any time implication (including without limitation, any delay, postponement or adjustment to any timetable or performance schedules) to the Contract.

13. You confirm that in the event of the issuance of the relevant Architect's Instruction(s) for any of the potential changes identified for the Works as shown in Attachment 6, there shall not be any time implications (including without limitation, any delay, postponement or adjustment) to the Contract Period of 720 calendar days, and that valuation of the changes will be evaluated according to the variation rules under the Contract.

14. A number of matters included or referred to in this Letter of Clarification and its Attachments amend various terms and provisions of certain documents listed in paragraph 1 above. If there is any ambiguity or discrepancy between this Letter of Clarification (and its Attachments) and the documents listed in paragraph 1 above, the contents of this Letter of Clarification (and its Attachments) shall prevail over any other document forming part of the Contract if the Corporation elects to accept your Tender. Save as set out in this Letter of Clarification and its Attachments, the documents listed in paragraph 1 above shall remain (where applicable) in full force and effect in accordance with their existing terms.

15. You confirm that save to the extent that the same are referred to in this Letter of Clarification or have otherwise been expressly incorporated into the documents forming the Contract, all comments, conditions and qualifications, whether made in writing or orally, included with or referred to in your Tender or in any subsequent correspondence or meetings between any representatives of the Corporation and your representatives, are hereby withdrawn and are of no legal effect whatsoever. Nothing in your Tender which can in any way be construed to be at variance with the terms and provisions of the documents listed in paragraph 1 above (as modified by this Letter of Clarification) shall form part of the Contract.

16. You acknowledge that in sending to you this Letter of Clarification, the Corporation is not bound to accept your Tender and that the Corporation, without any liability to you, may award the Contract to any other tenderer who has submitted a tender to the Corporation in respect of Contract No. PCC-WKS, Wu Kai Sha Station.

17. Prior to the execution of the Articles of Agreement and in accordance with Clause 3 of the General Conditions of Contract and Clause SC5 of the Special Conditions of Contract, the Corporation will prepare a set of conformed Contract incorporating in the body of such Contract the amendments and modifications identified in this Letter of Clarification

                                                                         [STAMP]
and the Attachments attached hereto. Where an Attachment can be completely incorporated into the relevant sections of the Contract in a manner as described in this Letter of Clarification, such Attachment will be omitted from the Letter of Clarification with the note "Attachment [ ] has been incorporated in the Contract" marked on the flysheet.

18. I should be grateful if you would re-confirm your above offered terms and in addition, confirm your acceptance of all matters referred to in this Letter of Clarification and Attachments hereto by signing the duplicate copy and returning it to this office.

Yours faithfully,


/s/ William Wan
-----------------------
(William Wan)
General Manager, Property Development
For and on behalf of
the Kowloon-Canton Railway Corporation

Enclosures: Attachments 1 to 6
Response Required: Yes
Due Date: 18 October 2002

WW/SH/ST/CWY/cho

We re-confirm our above offered terms and in addition, confirm our undertaking and acceptance of all matters referred to in this Letter of Clarification and its Attachments.


/s/ Clement Kwok
-----------------------
(Clement Kwok)
For and on behalf of
Chun Wo Construction & Engineering
Co. Ltd.

Date : 17 OCT 2002

                                                                         [STAMP]

                                  Attachment 1
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)


                 (Note: Attachment 1 forms part of the Contract)

                                  Attachment 2
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)


                 (Note: Attachment 2 forms part of the Contract)

                                  Attachment 3
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)


                 (Note: Attachment 3 forms part of the Contract)

                                  Attachment 4
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)


                 (Note: Attachment 4 forms part of the Contract)

                                  Attachment 5
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)


                 (Note: Attachment 5 forms part of the Contract)

                                  Attachment 6
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)

FORM OF TENDER

                                                  CHUN WO CONST. & ENG. CO. LTD.
                                                  Tenderer_____________

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                                PROPERTY DIVISION

                              CONTRACT NO. PCC-WKS
                       WU KAI SHA STATION, MA ON SHAN RAIL

                        PUBLIC TRANSPORT INTERCHANGE AND
                       PROPERTY DEVELOPMENT ENABLING WORKS
                              CONSTRUCTION CONTRACT

                                 FORM OF TENDER

Rev. -:-                                                    Contract No. PCC-WKS
[Addendum/Corrigendum]

                                                  CHUN WO CONST. & ENG. CO. LTD.
                                                  Tenderer_____________

                       KOWLOON-CANTON RAILWAY CORPORATION

                                PROPERTY DIVISION

                                 FORM OF TENDER

                                                                Date 09 AUG 2002

To:     General Manager, Property Development
        Kowloon-Canton Railway Corporation
        Ground Floor, KCRC House,
        No.9 Lok King Street,
        Fo Tan, New Territories,
        Hong Kong.

                                                                         [STAMP]

Dear Sirs,

                               Contract No.PCC-WKS
                      Wu Kai Sha Station, Ma On Shan Rail,
              Public Transport Interchange and Property Development
                      Enabling Works Construction Contract

1. Having inspected the Site and examined the Conditions of Contract, Specification and Contract Drawings, any addenda and all other information issued by the Corporation in respect of the execution of the Works under the above-mentioned contract, we hereby [jointly and severally]* offer to execute, complete and maintain the Works all in accordance with the said Conditions of Contract, Specification and Contract Drawings, and the said addenda for the sum of Hong Kong Dollars TWO HUNDRED THIRTY EIGHT MILLION NINE HUNDRED THOUSAND ONLY (HK$ 238,900.000) or such sum as may be ascertained in accordance with the said Conditions.

2. We confirm that, at the date thereof, we are not aware of any requirement contained in the documents referred to in Paragraph 1 above with which it is physically impossible to comply, save to the extent disclosed in the Tender.

3. We undertake, if our Tender is accepted, to commence the Works within seven (7) days of receipt of the Architect's Instruction, and to complete and deliver the Works and any Sections thereof comprised in the Contract by the relevant Date for Completion stated in the Appendix to the Conditions of Contract.

4.      We undertake

        (a) to keep this Tender open for acceptance without unilaterally varying or amending its terms for a period of twenty-six (26) weeks from the Tender Closing Date set out in the Letter of Invitation to Tender, or such later date as may be agreed in writing by the Corporation;

                                                                         [STAMP]


Rev. -:-                           FOT/1 of 2               Contract No. PCC-WKS
[Addendum/Corrigendum]

                                                  CHUN WO CONST. & ENG. CO. LTD.
                                                  Tenderer_____________

        (b) if this Tender is accepted, to provide security for the due performance of the Contract as stipulated in the Conditions of Contract; and

        (c) to hold in confidence all documents and information whether technical or commercial supplied to us at any time by or on behalf of the Corporation in connection with this Tender or the Works and, without your written authority or as otherwise required by law, not to publish or otherwise disclose the same.

5. Unless and until a formal agreement is prepared and executed, this Tender together with your written acceptance thereof shall constitute a binding contract between us.

6. We understand that you are not bound to accept the lowest or any tender you may receive.

7. This Tender shall be governed by and construed in all respects according to the laws for the time being in force in the Special Administrative Region of Hong Kong.

Yours faithfully

                                                   Witnessed by

For and on behalf of                       For and on behalf of
CHUN WO CONST. & ENG. CO., LTD.            CHUN WO CONST. & ENG. CO., LTD.


Signature /s/ Clement Kwok                 Signature /s/ John H.K. Lo
          ----------------------------               ---------------------------
Name Clement Kwok                          Name John H.K. Lo
     ---------------------------------          --------------------------------
For and on behalf of Managing Director     Occupation Estimating Manager
Address C2, 5/F., H.K. SPINNERS            Address C2, 5/F., H.K. SPINNERS
        IND. BLDG.                                 IND. BLDG.
        601-603 TAI NAN WEST STREET,               601-603 TAI NAN WEST STREET,
        CHEUNG SHA WAN   KOWLOON                   CHEUNG SHA WAN   KOWLOON
                                           Date 09 AUG 2002

                                                   Witnessed by


Signature_____________________________     Signature____________________________

Name__________________________________     Name_________________________________

For and on behalf of__________________     Occupation___________________________

Address_______________________________     Address______________________________

______________________________________     _____________________________________

______________________________________     Date_________________________________

*Notes:

If the Tenderer comprises a partnership, consortium, joint venture or other teaming arrangement:-

(a) the provisions marked with an asterisk are to be retained subject to deletion of the brackets and inapplicable descriptions (i.e. partnership, consortium, joint venture), and insertion of the Tenderer's proposed teaming arrangement in the blank space or deletion of blank space as appropriate;

(b) the liability of each member under the Tender, and under any contract formed upon its acceptance, will be joint and several; and

(c)     a representative of each member must/sign the Form of Tender.

                                                                         [STAMP]

Rev. -:-                           FOT/2 of 2               Contract No. PCC-WKS
[Addendum/Corrigendum]

                                    LETTER OF
                                  CLARIFICATION

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                                PROPERTY DIVISION

                              CONTRACT NO. PCC-WKS
                       WU KAI SHA STATION, MA ON SHAN RAIL

                        PUBLIC TRANSPORT INTERCHANGE AND
                       PROPERTY DEVELOPMENT ENABLING WORKS
                              CONSTRUCTION CONTRACT

                             LETTER OF CLARIFICATION

[LOGO]
[KCR]
[CHINESE CHARACTERS]
                                                            [CHINESE CHARACTERS]
Our Ref.: PPT/PDD/MOS/WKS/PCC/07/CO/7491                       Property Division
                                                                 16 October 2002
Chun Wo Construction & Engineering Co. Ltd            By Fax and To Be Collected
C2, 5/F., Hong Kong Spinners Industrial Building                  (Fax:27431004)
601-603 Tai Nam West Street
Cheung Sha Wan
Kowloon

Attn: Clement Kwok

Dear Sirs,

                             KCRC Property Division
      Public Transport Interchange and Property Development Enabling Works
                              Construction Contract
                     Contract No.PCC-WKS, Wu Kai Sha Station
                             Letter of Clarification

        In the event that the Kowloon-Canton Railway Corporation ("the Corporation") elects to accept the Tender submitted by you on 9 August 2002, the resulting contract (the "Contract") shall consist of and be constituted by:-

   (a)  the Articles of Agreement upon execution by the parties;
   (b) the Letter of Acceptance as issued by the Corporation (which will include this Letter of Clarification as an attachment subject always to the provision as stipulated in paragraph 17 below);
   (c)  the Form of Tender;
   (d) the General Conditions of Contract with Appendix thereto and Special Conditions of Contract with Annexes thereto;
   (e) the Specification (consisting of the Specification - Preliminaries, General Specification and Particular Specification, and the Appendices attached to each part of the Specification);
   (f)  the Schedule of Rates; and
   (g)  the Contract Drawings,

all in the form contained in the Tender Documents issued to you on 25 June 2002, as modified by Addenda Nos. 1 to 3 thereto and as further modified by the terms of this Letter of Clarification.

2. The Tender Total is HK$238,900,000 (Hong Kong Dollars Two Hundred and Thirty Eight Million Nine Hundred Thousand).

3. You confirm that the data as shown in the "Rate" column and the "Total" column, if any, of Attachment 1 shall be inserted into the corresponding items in the Schedule of Rates of the Contract.

                                                                         [STAMP]


[CHINESE CHARACTERS]                                                 Page 1 of 4

4. You confirm that pages no. SCC/10 of 41, SCC/35 of 41 and SCC/36 of 41* of the Special Conditions of Contract shall be replaced in the Contract by the pages in Attachment 2.

5. You confirm that Annex B of the Special Conditions of Contract shall be replaced in the Contract by the pages in Attachment 3.

6. You confirm that pages no. SP/2 of 67**, SP/4 of 67**, SP/13 of 67**, and SP/67 of 67** of the Specification-Preliminaries shall be replaced in the Contract by the pages in Attachment 4, and an additional page SP/3a of 67**** will also be inserted after page SP/3 of 67**.

7. You confirm that drawing no. A/P/GP001 of the Contract Drawings shall be replaced by the drawing in Attachment 5.

8. You confirm that you will commit the following key personnel on a full time priority basis for the management and construction of the works under the Contract:-

        Name                        Proposed Position
        ----                        -----------------
        Chan Kwan Sang, Tony        Project Leader
        Lau Kai Ming, Eric          Project Manager/Contractor's Representative
        Shaw Christopher John       Engineering Manager
        Wan Siu Wai                 Quality Control Manager
        Ho Man Chang, Mike          Civil Engineering Co-ordinator
        Ching Yat Cheung            Chief Geotechnical Engineer
        Yeung Chap Lai, Charles     Construction Safety Manager
        Yu Hon Kwan, Randy          Contract/Commercial Manager
        Lui Wing Kin, Frankie       Planning Manager
        Liang Meng Sheng, Andy      Building Services Coordinator
        Li Wan Yin, Jackson         Site Agent
        Chan Chun Foo, Leo          Project Quantity Surveyor
        Siu Tat Fai, Jimmy          Foreman (Piling)
        Chan Muk Shing              Foreman
        Lee Kin Leung               Foreman
        Cheng Nam Keung             Land Surveyor
        Fan Kam Man, Justy          Safety Officer
        Yau Cheuk Wa, Thomas        Quality Control Engineer

9. You confirm that you will appoint one of the following consultants to be the Independent Checking Engineer for the Contract:-

        i.      Hyder Consulting Ltd.
        ii.     Atkins China Ltd.
        iii.    ESA Consulting Engineers Ltd.
        iv.     W. T. Chan & Associates Ltd.

10. You confirm that you will appoint Chun Wo E&M Engineering Ltd. as your sub-contractor for the E&M works of the Contract.

                                                                         [STAMP]

11. You confirm that the following Forms in Part C: Technical Evaluation Documents you submitted are not binding on the Corporation and do not constitute any amendments to the Contract requirements and specifications as stipulated in the Tender Documents issued to you on 25 June 2002 as amended by Addenda Nos. 1 to 3 thereto:-

        i.      Form T.5 - Proposed Use of Areas of the Site
        ii.     Form T.6 - Preliminary Method Statement
        iii.    Form T.8 - Preliminary Works Programme

12. You confirm that in the event of the optional alternative of Toe Planter as detailed in Schedule No. 12 of the Schedule of Rates is adopted by the Corporation, there shall not be any time implication (including without limitation, any delay, postponement or adjustment to any timetable or performance schedules) to the Contract.

13. You confirm that in the event of the issuance of the relevant Architect's Instruction(s) for any of the potential changes identified for the Works as shown in Attachment 6, there shall not be any time implications (including without limitation, any delay, postponement or adjustment) to the Contract Period of 720 calendar days, and that valuation of the changes will be evaluated according to the variation rules under the Contract.

14. A number of matters included or referred to in this Letter of Clarification and its Attachments amend various terms and provisions of certain documents listed in paragraph 1 above. If there is any ambiguity or discrepancy between this Letter of Clarification (and its Attachments) and the documents listed in paragraph 1 above, the contents of this Letter of Clarification (and its Attachments) shall prevail over any other document forming part of the Contract if the Corporation elects to accept your Tender. Save as set out in this Letter of Clarification and its Attachments, the documents listed in paragraph 1 above shall remain (where applicable) in full force and effect in accordance with their existing terms.

15. You confirm that save to the extent that the same are referred to in this Letter of Clarification or have otherwise been expressly incorporated into the documents forming the Contract, all comments, conditions and qualifications, whether made in writing or orally, included with or referred to in your Tender or in any subsequent correspondence or meetings between any representatives of the Corporation and your representatives, are hereby withdrawn and are of no legal effect whatsoever. Nothing in your Tender which can in any way be construed to be at variance with the terms and provisions of the documents listed in paragraph 1 above (as modified by this Letter of Clarification) shall form part of the Contract.

16. You acknowledge that in sending to you this Letter of Clarification, the Corporation is not bound to accept your Tender and that the Corporation, without any liability to you, may award the Contract to any other tenderer who has submitted a tender to the Corporation in respect of Contract No. PCC-WKS, Wu Kai Sha Station.

17. Prior to the execution of the Articles of Agreement and in accordance with Clause 3 of the General Conditions of Contract and Clause SC5 of the Special Conditions of Contract, the Corporation will prepare a set of conformed Contract incorporating in the body of such Contract the amendments and modifications identified in this Letter of Clarification

                                                                         [STAMP]
and the Attachments attached hereto. Where an Attachment can be completely incorporated into the relevant sections of the Contract in a manner as described in this Letter of Clarification, such Attachment will be omitted from the Letter of Clarification with the note "Attachment [ ] has been incorporated in the Contract" marked on the flysheet.

18. I should be grateful if you would re-confirm your above offered terms and in addition, confirm your acceptance of all matters referred to in this Letter of Clarification and Attachments hereto by signing the duplicate copy and returning it to this office.

Yours faithfully,


/s/ William Wan
-----------------------
(William Wan)
General Manager, Property Development
For and on behalf of
the Kowloon-Canton Railway Corporation

Enclosures: Attachments 1 to 6
Response Required: Yes
Due Date: 18 October 2002

WW/SH/ST/CWY/cho

We re-confirm our above offered terms and in addition, confirm our undertaking and acceptance of all matters referred to in this Letter of Clarification and its Attachments.


/s/ Clement Kwok
-----------------------
(Clement Kwok)
For and on behalf of
Chun Wo Construction & Engineering
Co. Ltd.

Date : 17 OCT 2002

                                                                         [STAMP]

                                  Attachment 1
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)

                                                                  SCHEDULE NO. 1
                                                                   SPECIFICATION
                  Unit    Rate    Total

001               Item     ***
002               Item     ***
003               Item     ***
004               Item     ***
005               Item     ***
006               Item     ***
007               Item     ***
008               Item     ***
009               Item     ***
010               Item     ***
011               Item     ***
012               Item     ***
013               Item     ***
014               Item     ***
015               Item     ***
016               Item     ***
017               Item     ***
018               Item     ***
019               Item     ***
020               Item     ***
021               Item     ***
022               Item     ***
023               Item     ***
024               Item     ***
025               Item     ***
026               Item     ***
027               Item     ***
028               Item     ***
029               Item     ***
030               Item     ***
031               Item     ***
032               Item     ***
033               Item     ***
034               Item     ***
035               Item     ***
036               Item     ***
037               Item     ***
038               Item     ***
039               Item     ***
040               Item     ***
041               Item     ***
042               Item     ***
043               Item     ***
044               Item     ***
045               Item     ***
046               Item     ***
047               Item     ***
048               Item     ***
049               Item     ***
050               Item     ***
051               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       1/1

                                                                  SCHEDULE NO. 1
                                                                   SPECIFICATION

                  Unit    Rate    Total

052               Item     ***
053               Item     ***
054               Item     ***
055               Item     ***
056               Item     ***
057               Item     ***
058               Item     ***
059               Item     ***
060               Item     ***
061               Item     ***
062               Item     ***
063               Item     ***
064               Item     ***
065               Item     ***
066               Item     ***
067               Item     ***
068               Item     ***
069               Item     ***
070               Item     ***
071               Item     ***
072               Item     ***
073               Item     ***
074               Item     ***
075               Item     ***
076               Item     ***
077               Item     ***
078               Item     ***
079               Item     ***
080               Item     ***
081               Item     ***
082               Item     ***
083               Item     ***
084               Item     ***
085               Item     ***
086               Item     ***
087               Item     ***
088               Item     ***
089               Item     ***
090               Item     ***
091               Item     ***
092               Item     ***
093               Item     ***
094               Item     ***
095               Item     ***
096               Item     ***
097               Item     ***
098               Item     ***
099               Item     ***
100               Item     ***
101               Item     ***
102               Item     ***
103               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       1/2

                                                                  SCHEDULE NO. 1
                                                                   SPECIFICATION

                  Unit    Rate    Total

104               Item     ***
105               Item     ***
106               Item     ***
107               Item     ***
108               Item     ***
109               Item     ***
110               Item     ***
111               Item     ***
112               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       1/3

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                 SCHEDULE NO. 2A
                                                                SITE PREPARATION

       Quantity   Unit    Rate    Total

001               Item     ***
002               Item     ***
003               Item     ***
004               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     2A/4**

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                 SCHEDULE NO. 2B
                                                  MONITORING AND INSTRUMENTATION

       Quantity   Unit    Rate    Total

 001              Item     ***
 002              Item     ***
 003              Item     ***
 004               No.     ***
 005               No.     ***
005.1       ***    No.     ***
 006               No.     ***
 007               No.     ***
007.1       ***    No.     ***
 008               No.     ***
 009               No.     ***
 010              Item     ***
 011              Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     2B/5**

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                 SCHEDULE NO. 2C
                                                                       EXCAVATOR

       Quantity   Unit    Rate    Total

 001              Item     ***
 002              Cube     ***
 003              Cube     ***
 004              Cube     ***
 005              Item     ***
 006              Item     ***
006.1             Sup.     ***
 007              Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     2C/6**

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                 SCHEDULE NO. 2D
                                                               SOLDIER PILE WALL

       Quantity   Unit    Rate    Total

 001              Item     ***
 002               Run     ***
 003               Run     ***
 004               Run     ***
 005               Run     ***
 006               Run     ***
 007              Item     ***
 008              Item     ***
 009               No.     ***
009.1              Run     ***
 010              Cube     ***
 011              Cube     ***
 013               kg      ***
 014              Item     ***
 015              Cube     ***
 016              Cube     ***
 017              Item     ***
 018               Run     ***
 019              Item     ***
 020              Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     2D/7**

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                 SCHEDULE NO. 2E
                                                                  RETAINING WALL

       Quantity   Unit    Rate    Total

 001              Cube     ***
 002              Cube     ***
002.1             Cube     ***
002.2             Cube     ***
 003              Item     ***
 004              Cube     ***
 005              Cube     ***
005.1             Cube     ***
 006              Cube     ***
 007              Cube     ***
 008              Sup.     ***
 009              Sup.     ***
 010              Sup.     ***
 011              Sup.     ***
 012              Sup.     ***
 014               kg      ***
 015               kg      ***
 016               kg      ***
 017               kg      ***
 018        ***   Sup.     ***
 019        ***   Sup.     ***
 020        ***   Sup.     ***
 021        ***   Sup.     ***
 022        ***   Run      ***
022.1       ***   Run      ***
 023        ***    No.     ***
023.1       ***   Sup.     ***
 024              Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW  CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     2E/8**

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                 SCHEDULE NO. 2F
                                                  ROCK SLOPE STABILISATION WORKS

       Quantity   Unit    Rate    Total

001               Item     ***
002               Item     ***
003               Item     ***
004               Item     ***
005               Item     ***
006               Item     ***
007               Item     ***
008               Item     ***
009               Item     ***
010         ***   Sup.     ***
011               Item     ***
012         ***   Run      ***
013         ***   kg       ***
014         ***   Run      ***
015         ***   No.      ***
016               Item     ***
017         ***   Item     ***
018         ***   Sup.     ***
019         ***   Sup.     ***
020         ***   Sup.     ***
021         ***   Sup.     ***
022         ***   No.      ***
023         ***   No.      ***
024         ***   Run      ***
025         ***   No.      ***
026         ***   Sup.     ***
027         ***   Sup.     ***
028         ***   Sup.     ***
029         ***   No.      ***
030         ***   No.      ***
031         ***   No.      ***
032         ***   No.      ***
033         ***   No.      ***
034         ***   No.      ***
035         ***   No.      ***
036               Item     ***
037               Item     ***
038               Item     ***
039               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     2F/9**

                                                                  SCHEDULE NO. 2
                                                                  SITE FORMATION
                                                                         SUMMARY

                                 SCHEDULE NO. 2

                                 SITE FORMATION

                                     SUMMARY

                                           TOTAL - SCHEDULE NO. 2
                                           Carried to Summary of Tender  $   ***

                                                                       Page
                                                                       ----

        SCHEDULE NO. 2A - SITE PREPARATION

        SCHEDULE NO. 2B - MONITORING AND INSTRUMENTATION

        SCHEDULE NO. 2C - EXCAVATOR

        SCHEDULE NO. 2D - SOLDIER PILE WALL

        SCHEDULE NO. 2E - RETAINING WALL

        SCHEDULE NO. 2F - ROCK SLOPE STABILISATION WORKS

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      2S/10

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                 SCHEDULE NO. 3A
                                                          BORED PILE FOUNDATIONS

       Quantity    Unit    Rate    Total

 001               Item     ***
 002                Run     ***
 003                Run     ***
 004                Run     ***
 005               Item     ***
 006               Item     ***
 007               Item     ***
 008               Item     ***
 009                Run     ***
 010                Run     ***
010.1               Run     ***
010.2               Run     ***
010.3               Run     ***
 011                Run     ***
011.1               Run     ***
011.2               Run     ***
 012                No.     ***
 013                No.     ***
 014                No.     ***
 015                No.     ***
 016                No.     ***
 017                No.     ***
 018                No.     ***
 019                No.     ***
 020                No.     ***
 021                No.     ***
 022               Item     ***
 023               Item     ***
 024               Item     ***
 025                Run     ***
025.1               Run     ***
025.2               Run     ***
 026                No.     ***
 027                No.     ***
 028                No.     ***
 029                No.     ***
 030                No.     ***
 031                No.     ***
 032                No.     ***
 033                No.     ***
 034                No.     ***
 035                No.     ***
 037                kg      ***
 038                kg      ***
 039               Sup.     ***
039.1               No.     ***
 040                No.     ***
 041               Item     ***
 042                No.     ***
 043                No.     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     3A/11*

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                 SCHEDULE NO. 3A
                                                          BORED PILE FOUNDATIONS

       Quantity    Unit    Rate    Total

 044                No.     ***
 045               Item     ***
 046               Item     ***
 047               Item     ***
 048                No.     ***
 049                No.     ***
 050               Item     ***
 051               Item     ***
 052                No.     ***
 053                No.     ***
 054                No.     ***
 055                No.     ***
 056                No.     ***
 057                No.     ***
 058                No.     ***
 059                No.     ***
059.1               No.     ***
059.2               No.     ***
 060               Item     ***
 061               Item     ***
 062                No.     ***
062.1               No.     ***
062.1               No.     ***
 063                No.     ***
063.1               No.     ***
063.2               No.     ***
 064                No.     ***
064.1               No.     ***
064.2               No.     ***
 065               Item     ***
 066               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     3A/12**

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                 SCHEDULE NO. 3B
                                                         PRE-BORED STEEL H-PILES

       Quantity    Unit    Rate    Total

 001               Item     ***
 002                Run     ***
 003                Run     ***
 004                Run     ***
 005               Item     ***
 006               Item     ***
 007               Item     ***
007.1              Item     ***
 008               Item     ***
 009                Run     ***
009.1               Run     ***
 010                Run     ***
 011                Run     ***
 012                Run     ***
 013                kg      ***
 014                Run     ***
 0??                Run     ***
 015               Sup.     ***
015.1              Item     ***
015.2               No.     ***
015.3               No.     ***
 016               Item     ***
 017               Item     ***
 018               Item     ***
018.1               No.     ***
018.2               No.     ***
 019               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     3B/13**

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                 SCHEDULE NO. 3C
                                                                        FOOTINGS

       Quantity    Unit    Rate    Total

 001               Item     ***
 002                No.     ***
 003                No.     ***
 004                No.     ***
 005               Item     ***
 006               Item     ***
 007               Item     ***
007.1              Cube     ***
007.2              Cube     ***
007.3              Cube     ***
007.4              Cube     ***
 008               Cube     ***
 009               Cube     ***
 010               Sup.     ***
 011                kg      ***
 012                kg      ***
 013                kg      ***
 014                kg      ***
014.1              Item     ***
 015               Item     ***
 016               Item     ***
 017               Item     ***
 018               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     3C/14**

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                 SCHEDULE NO. 3D
                                                                       PILE CAPS

       Quantity    Unit    Rate    Total

000.1              Cube     ***
000.2              Cube     ***
 001               Cube     ***
 002               Cube     ***
 003               Sup.     ***
 004                kg      ***
 005                kg      ***
 006                kg      ***
 007                kg      ***
 008               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     3D/15**

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                 SCHEDULE NO. 3E
                                                                       TIE BEAMS

       Quantity    Unit    Rate    Total

000.1              Cube     ***
 001               Cube     ***
 002               Cube     ***
 003               Sup.     ***
 004                kg      ***
 005                kg      ***
 006                kg      ***
 007                kg      ***
 008               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     3E/16**

                                                                  SCHEDULE NO. 3
                                                                     FOUNDATIONS
                                                                         SUMMARY

                                 SCHEDULE NO. 3

                                   FOUNDATIONS

                                     SUMMARY

                                            TOTAL - SCHEDULE NO. 3
                                            Carried to Summary of Tender $   ***

                                                                    Page
                                                                    ----

        SCHEDULE NO. 3A - BORED PILE FOUNDATIONS

        SCHEDULE NO. 3B - PRE-BORED STEEL H-PILES

        SCHEDULE NO. 3C - FOOTINGS

        SCHEDULE NO. 3D - PILE CAPS

        SCHEDULE NO. 3E - TIE BEAMS

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      3S/17

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4A
                                                                       EXCAVATOR

        Quantity  Unit    Rate    Total

001               Cube     ***
002               Sup.     ***
003               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      4A/18

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4B
                                                                       CONCRETOR

        Quantity   Unit    Rate    Total

 007               Cube     ***
 008               Cube     ***
 009               Sup.     ***
 010               Sup.     ***
 011         ***    kg      ***
011.1        ***    kg      ***
 012         ***    kg      ***
 013         ***    kg      ***
 014         ***    kg      ***
 015               Cube     ***
015.1              Cube     ***
 016               Sup.     ***
016.1              Run      ***
 017         ***    kg      ***
 018         ***    kg      ***
 019         ***    kg      ***
 020         ***    kg      ***
020.1              Cube     ***
 021               Cube     ***
 022               Sup.     ***
022.1              Sup.     ***
022.2              Sup.     ***
022.3              Sup.     ***
 023               Sup.     ***
 024               Sup.     ***
 025         ***    kg      ***
025.1        ***    kg      ***
 026         ***    kg      ***
 027         ***    kg      ***
027.1        ***    kg      ***
 028         ***    kg      ***
028.1        ***    kg      ***
028.2              Cube     ***
028.3              Cube     ***
 029               Cube     ***
029.1              Cube     ***
 030               Cube     ***
 031               Sup.     ***
 032               Sup.     ***
032.1              Sup.     ***
032.2              Sup.     ***
032.3              Sup.     ***
032.4              Sup.     ***
 033               Sup.     ***
 034               Run      ***
 035               Run      ***
 036         ***    kg      ***
 037         ***    kg      ***
 038         ***    kg      ***
 039         ***    kg      ***
039.1              Item     ***
 040               Cube     ***
 041               Cube     ***
 042               Cube     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     4B/19**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4B
                                                                       CONCRETOR

        Quantity   Unit    Rate    Total

 043               Sup.     ***
 044               Sup.     ***
 045               Run      ***
 046               Run      ***
 047                kg      ***
 048                kg      ***
 049                kg      ***
 050                kg      ***
 051               Cube     ***
 052               Cube     ***
 053               Cube     ***
 054               Cube     ***
 055               Cube     ***
 056               Sup.     ***
 057               Sup.     ***
 058               Sup.     ***
 059               Sup.     ***
 060               Run      ***
 061               Run      ***
 062                kg      ***
 063                kg      ***
 064                kg      ***
 065                kg      ***
 066               Cube     ***
 067               Cube     ***
 068               Cube     ***
068.1              Cube     ***
 069               Sup.     ***
 070               Sup.     ***
 071               Sup.     ***
 072               Sup.     ***
 075         ***    kg      ***
 076         ***    kg      ***
 077         ***    kg      ***
 078         ***    kg      ***
078.1        ***    kg      ***
 079               Cube     ***
 080               Run      ***
 081               Run      ***
 084         ***    kg      ***
 085         ***    kg      ***
 086         ***    kg      ***
 087         ***    kg      ***
 088         ***    kg      ***
088.1              Run      ***
 089               Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     4B/20**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4C
                                                                      BRICKLAYER

        Quantity   Unit    Rate    Total

003                Sup.     ***
004                Sup.     ***
005                Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     4C/21**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4D
                                                            CARPENTER AND JOINER

        Quantity   Unit    Rate    Total

001                No.     ***
002                Run     ***
003                Run     ***
004                Run     ***
005                Run     ***
006                Run     ***
007                No.     ***
008                No.     ***
009                No.     ***
010                Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      4D/22

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4E
                                                                      IRONMONGER

        Quantity   Unit    Rate    Total

001                 No.     ***
002                 No.     ***
003                 No.     ***
004                 No.     ***
005                Item     ***
006                Item     ***

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      4E/23

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4G
                                                           STEEL AND METALWORKER

                Quantity       Unit      Rate      Total

000.1                          No.       ***
 001                           Run       ***
 002                           Run       ***
 003                           Run       ***
 004                           Run       ***
004.1                          No.       ***
 005                           Run       ***
005.1                          No.       ***
 006                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               4G/24**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4H
                                                                       PLASTERER

                Quantity       Unit      Rate      Total

000.1                          Sup.      ***
000.2                          Run       ***
 001                           Sup.      ***
 002              ***          Sup.      ***
002.1             ***          Sup.      ***
 003              ***          Sup.      ***
003.1             ***          Sup.      ***
003.2                          Sup.      ***
003.3                          Sup.      ***
003.4                          Sup.      ***
003.5                          Sup.      ***
 004                           Sup.      ***
 005                           Sup.      ***
 006                           Run       ***
006.1                          Run       ***
 007                           Run       ***
 008                           Run       ***
 009                           Run       ***
 010                           Sup.      ***
 011                           Sup.      ***
 012                           Run       ***
 013                           Run       ***
 014              ***          Sup.      ***
 015                           Run       ***
 016                           Run       ***
 017                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               4H/25**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4J
                                                                         PAINTER

                Quantity       Unit      Rate      Total

000.1                          Run       ***
000.2                          Run       ***
 001                           Sup.      ***
 002                           Run       ***
 003                           Run       ***
 004                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               4J/26**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4K
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

                Quantity       Unit      Rate      Total

 001                           Item      ***
001.1                          No.       ***
001.2                          No.       ***
 002                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               4K/27**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                 SCHEDULE NO. 4L
                                              PLUMBING AND DRAINAGE INSTALLATION

                Quantity       Unit      Rate      Total

 001                           Run       ***
 002                           No.       ***
002.1                          Run       ***
 004                           Run       ***
 005                           Run       ***
 006                           Run       ***
 007                           Run       ***
 008                           Run       ***
 009                           Run       ***
 010                           Run       ***
 011                           Run       ***
 012                           No.       ***
 013                           No.       ***
 014                           No.       ***
 015                           No.       ***
 016                           No.       ***
 017                           No.       ***
 018                           No.       ***
 019                           No.       ***
 020                           Item      ***
 021                           Item      ***
 022                           Item      ***
 023                           Item      ***
 024                           Item      ***
 025                           Item      ***
 026                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               4L/28**

                                                                  SCHEDULE NO. 4
                                                FUTURE PROPERTY DEVELOPMENT AREA
                                                                         SUMMARY

                                 SCHEDULE NO. 4

                        FUTURE PROPERTY DEVELOPMENT AREA

                                     SUMMARY

                                             TOTAL - SCHEDULE NO. 4
                                             Carried to Summary of Tender $ ***

                                                                 Page
                                                                 ----
SCHEDULE NO. 4A - EXCAVATOR

SCHEDULE NO. 4B - CONCRETOR

SCHEDULE NO. 4C - BRICKLAYER

SCHEDULE NO. 4D - CARPENTER AND JOINER

SCHEDULE NO. 4E - IRONMONGER

SCHEDULE NO. 4F - NOT USED

SCHEDULE NO. 4G - STEEL AND METALWORKER

SCHEDULE NO. 4H - PLASTERER

SCHEDULE NO. 4I - NOT USED

SCHEDULE NO. 4J - PAINTER

SCHEDULE NO. 4K - BUILDER'S WORKS IN CONNECTED
                  WITH SERVICES

SCHEDULE NO. 4L - PLUMBING AND DRAINAGE
                  INSTALLATION

SCHEDULE NO. 4M - NOT USED

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               4S/29**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5A
                                                                       EXCAVATOR

                Quantity       Unit      Rate      Total

001                            Cube      ***
002                            Cube      ***
003                            Item      ***
004                            Sup.      ***
005                            Cube      ***
006                            Sup.      ***
007                            Sup.      ***
008                            Sup.      ***
009                            Sup.      ***
010                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5A/30

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5B
                                                                       CONCRETOR

                Quantity       Unit      Rate      Total

  001                          Cube      ***
  002                          Cube      ***
  003                           kg       ***
  004                           kg       ***
  005                           kg       ***
  006                           kg       ***
 006.1                         Cube      ***
  007                          Cube      ***
  008                          Sup.      ***
  009                          Sup.      ***
  010             ***           kg       ***
 010.1            ***           kg       ***
  011             ***           kg       ***
  012             ***           kg       ***
  013             ***           kg       ***
 013.1                         Cube      ***
  014                          Cube      ***
  015                          Sup.      ***
  016             ***           kg       ***
 016.1            ***           kg       ***
  017             ***           kg       ***
  018             ***           kg       ***
  019             ***           kg       ***
  020                          Cube      ***
  021                          Cube      ***
  022                          Sup.      ***
  023                          Sup.      ***
  024                          Run       ***
  025                          Run       ***
  026                           kg       ***
  027                           kg       ***
  028                           kg       ***
  029                           kg       ***
  030                          Cube      ***
  031                          Cube      ***
 031.1                         Cube      ***
  032                          Sup.      ***
  033                          Sup.      ***
 033.1                         Sup.      ***
  034             ***           kg       ***
  035             ***           kg       ***
  036             ***           kg       ***
  037             ***           kg       ***
 037.1                         Cube      ***
 037.2                         Cube      ***
 037.3                         Sup.      ***
 037.4                         Sup.      ***
 037.5            ***           kg       ***
 037.6            ***           kg       ***
 037.8            ***           kg       ***
 037.9            ***           kg       ***
037.10                         Cube      ***
037.11                         Cube      ***
037.12                         Sup.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5B/31

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5B
                                                                       CONCRETOR

                Quantity       Unit      Rate      Total

037.13                         Sup.      ***
037.14            ***           kg       ***
037.15            ***           kg       ***
037.16            ***           kg       ***
037.17            ***           kg       ***
  038                          Run       ***
  039                          Cube      ***
  040                          Run       ***
  041                          Run       ***
  042                          Run       ***
  043                          Run       ***
  044                          Run       ***
  045                          Run       ***
  046                          Run       ***
  047                          Run       ***
  048                          Run       ***
  049                          Run       ***
  050                          Run       ***
  051                          Run       ***
  052                          Item      ***
  053                          Run       ***
  054                          Run       ***
  055                          Run       ***
  056                          Run       ***
  057                          Cube      ***
 057.1                         Cube      ***
  058                          Cube      ***
 058.1                         Cube      ***
  059                          Cube      ***
  060                          Sup.      ***
 060.1                         Sup.      ***
 060.2                         Run       ***
 060.3                         Run       ***
  061                          Run       ***
  062                          Sup.      ***
  063             ***           kg       ***
  064             ***           kg       ***
  065             ***           kg       ***
  066             ***           kg       ***
 066.1                          No.      ***
 066.2                         Cube      ***
 066.3                         Sup.      ***
 066.4                         Run       ***
 066.5            ***           kg       ***
 066.6            ***           kg       ***
 066.7            ***           kg       ***
 066.8            ***           kg       ***
  067                          Cube      ***
 067.1                         Cube      ***
  068                          Run       ***
  069                          Run       ***
  070                          Run       ***
  071                          Run       ***
  072             ***           kg       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5B/32

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5B
                                                                       CONCRETOR

                Quantity       Unit      Rate      Total

 073              ***           kg       ***
073.1             ***           kg       ***
 074              ***           kg       ***
 075              ***           kg       ***
 076                           Run       ***
 077                           Run       ***
 078                           Run       ***
 079                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5B/33

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5C
                                                                      BRICKLAYER

                Quantity       Unit      Rate      Total

001                            Sup.      ***
002                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5C/34

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5E
                                                            CARPENTER AND JOINER

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                            No.      ***
 003                            No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                           Run       ***
 008                           Run       ***
 009                           Run       ***
 010                           Run       ***
 011                           Run       ***
 012                           Sup.      ***
 013                           Run       ***
 014                           Run       ***
 017                           Run       ***
 018                           Run       ***
018.1                          Run       ***
018.2                          Run       ***
 019                            No.      ***
 020                            No.      ***
 021                            No.      ***
 022                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5E/35**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5F
                                                                      IRONMONGER

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                            No.      ***
 003                            No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
 010                            No.      ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
017.1                           No.      ***
 018                            No.      ***
 019                           Item      ***
019.1                          Item      ***
 020                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5F/36**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5G
                                                           STEEL AND METALWORKER

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                           Run       ***
 003                            No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            Run      ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
 010                           Run       ***
 011                           Run       ***
 012                           Run       ***
 013               ***          No.      ***
 014               ***          No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
019.1                           No.      ***
019.2                           No.      ***
019.3                           No.      ***
 020                           Run       ***
 021                            No.      ***
 022                            No.      ***
 023                            No.      ***
 024                            No.      ***
 025                            No.      ***
 026                            No.      ***
 027                            No.      ***
 028                            No.      ***
 029                            No.      ***
 030                            No.      ***
030.1                           No.      ***
030.2                           No.      ***
 031                            No.      ***
031.1                           No.      ***
 032                            No.      ***
032.1                           No.      ***
032.2                           No.      ***
032.3                           No.      ***
 033                           Run       ***
 034                           Run       ***
 035                           Run       ***
 036                            No.      ***
 037                            No.      ***
 038                            No.      ***
 039                            No.      ***
039.1                           No.      ***
 040                            No.      ***
 041                            No.      ***
 042                            No.      ***
 043                            No.      ***
 044                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5G/37**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5G
                                                           STEEL AND METALWORKER

                Quantity       Unit      Rate      Total

 045                            No.      ***
 046                            No.      ***
 047                            No.      ***
047.1                           No.      ***
047.2                          Run.      ***
 048                           Run.      ***
 049                           Run.      ***
049.1                          Run.      ***
 050                            No.      ***
 051                            No.      ***
 052                            No.      ***
 053                            No.      ***
053.1                           No.      ***
053.2                           No.      ***
053.3                           No.      ***
053.4                           No.      ***
053.5                           No.      ***
053.6                           No.      ***
 054                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5G/38**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5H
                                                                       PLASTERER

                Quantity       Unit      Rate      Total

 001                           Sup.      ***
 002                           Run       ***
002.1                          Sup.      ***
002.2                          Run       ***
 003                           Sup.      ***
 004                           Sup.      ***
 005                           Sup.      ***
 006                           Sup.      ***
 007                           Sup.      ***
 008                           Sup.      ***
 009                           Run       ***
 010                           Run       ***
 011                           Run       ***
 012                           Sup.      ***
 013                            No.      ***
 014                           Sup.      ***
 015                           Run       ***
 016                           Run       ***
 017                           Run       ***
017.1                          Run       ***
 018                           Sup.      ***
 019                           Sup.      ***
019.1                          Sup.      ***
 020                           Sup.      ***
020.1                          Sup.      ***
 021                           Run       ***
 022                           Sup.      ***
022.1                          Sup.      ***
 023                           Sup.      ***
023.1                          Sup.      ***
 024                           Sup.      ***
 025                           Run       ***
 026                           Run       ***
 027                           Sup.      ***
 028                           Sup.      ***
 029                           Sup       ***
 030              ***          Sup.      ***
 031              ***          Sup.      ***
031.1             ***          Sup.      ***
031.2             ***          Sup.      ***
031.3             ***          Sup.      ***
031.4             ***          Sup.      ***
031.5             ***          Sup.      ***
031.6             ***          Sup.      ***
 032                            No.      ***
032.1                          Sup.      ***
 033                           Run       ***
 034                           Sup.      ***
034.1                          Sup.      ***
034.2                          Run       ***
034.3                          Run       ***
034.4                          Sup.      ***
 035                           Sup.      ***
 036                           Run       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5H/39**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5H
                                                                       PLASTERER

                Quantity       Unit      Rate      Total

 037                           Run       ***
 038                           Sup.      ***
 039                           Sup.      ***
 040                           Run       ***
040.1                          Run       ***
 041                           Run       ***
 042                           Run       ***
042.1                          Run       ***
042.2                          Run       ***
 043                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5H/40**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5J
                                                                         PAINTER

                Quantity       Unit      Rate      Total

 001                           Sup.      ***
 002                           Run       ***
 003                           Run       ***
 004                           Sup.      ***
 005                           Run       ***
 006                           Run       ***
 007                           Sup.      ***
 008                           Sup.      ***
008.1                          Run       ***
 009                           Sup.      ***
 010                           Sup.      ***
010.1                          Sup.      ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
 020                            No.      ***
020.1                           No.      ***
020.2                           No.      ***
020.3                           No.      ***
020.4                           No.      ***
 021                           Sup.      ***
 022                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5J/41**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5K
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

                Quantity       Unit      Rate      Total

 001                           Item      ***
001.1             ***          Cube      ***
 002              ***           No.      ***
 003              ***           No.      ***
003.1             ***           No.      ***
 004              ***           No.      ***
004.1             ***           No.      ***
 005              ***           No.      ***
 006              ***           No.      ***
006.1                          Cube      ***
 007                            kg       ***
 008                            kg       ***
 009                            No.      ***
 010                           Sup.      ***
010.1                           kg       ***
010.2                          Sup.      ***
010.3             ***          Sup.      ***
010.4             ***          Sup.      ***
010.5                          Sup.      ***
 011                           Cube      ***
 012                           Cube      ***
 015              ***          Run       ***
 016              ***           kg       ***
 017              ***           kg       ***
 018              ***           kg       ***
 019              ***           kg       ***
019.1                          Sup.      ***
 020                           Sup.      ***
 021                           Sup.      ***
 022                           Sup.      ***
022.1                           No.      ***
 023              ***          Run       ***
 024              ***          Run       ***
024.1             ***          Run       ***
 025              ***          Run       ***
 026              ***          Run       ***
026.1             ***          Run       ***
 027              ***          Run       ***
 028              ***          Run       ***
 029              ***          Cube      ***
 030              ***          Cube      ***
 031              ***          Cube      ***
 032              ***          Sup.      ***
 033              ***           kg       ***
 034              ***           kg       ***
 035              ***           kg       ***
 036              ***           kg       ***
 037              ***          Sup.      ***
 038              ***          Run       ***
038.1             ***          Cube      ***
038.2             ***          Cube      ***
038.3             ***          Cube      ***
038.4             ***          Sup.      ***
038.5             ***           kg       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5K/42

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5K
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

                Quantity       Unit      Rate      Total

 038.6            ***           kg       ***
 038.7            ***           kg       ***
 038.8            ***           kg       ***
 038.9            ***          Sup.      ***
038.10            ***          Run       ***
  039                           No.      ***
 039.1                          No.      ***
  040                           No.      ***
  041                           No.      ***
  042                           No.      ***
  043                          Run       ***
  044             ***           No.      ***
 044.1            ***           No.      ***
 044.2            ***           No.      ***
  045             ***          Run       ***
  046             ***          Run       ***
  047                          Run       ***
  048                          Run       ***
 048.1                         Run       ***
 048.2                         Run       ***
 048.3                         Run       ***
 048.4                         Run       ***
  049                          Run       ***
 049.1                         Run       ***
 049.2                         Run       ***
  050                          Run       ***
 050.1                         Run       ***
 050.2                         Run       ***
 050.3                         Run       ***
 050.4                         Run       ***
 050.5                         Run       ***
 050.6                         Run       ***
  051                          Run       ***
  052                          Run       ***
  053                          Run       ***
  054                           No.      ***
  055                           No.      ***
  056                           No.      ***
  057                           No.      ***
  058                           No.      ***
  059                           No.      ***
  060                           No.      ***
  062                           No.      ***
 062.1                          No.      ***
  063                          Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5K/43

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5L
                                                               MVAC INSTALLATION

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                            No.      ***
 003                            No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
013.1                           No.      ***
013.2                          Item      ***
 014                           Sup.      ***
 015                           Sup.      ***
 016                           Sup.      ***
 017                           Sup.      ***
 018                           Sup.      ***
 019                           Sup.      ***
 020                           Sup.      ***
020.1                          Item      ***
 021                            No.      ***
 022                            No.      ***
 023                            No.      ***
 024                            No.      ***
 025                            No.      ***
 026                            No.      ***
 027                            No.      ***
 028                            No.      ***
 029                            No.      ***
 030                            No.      ***
 031                            No.      ***
 032                            No.      ***
 033                            No.      ***
 034                            No.      ***
 035                            No.      ***
 036                            No.      ***
 037                            No.      ***
 038                            No.      ***
 039                            No.      ***
 040                            No.      ***
 041                            No.      ***
 042                            No.      ***
 043                            No.      ***
 044                            No.      ***
 045                            No.      ***
 046                            No.      ***
 047                            No.      ***
 048                            No.      ***
 049                            No.      ***
 050                            No.      ***
 051                            No.      ***
 052                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5L/44**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5L
                                                               MVAC INSTALLATION

                Quantity       Unit      Rate      Total

 053                            No.      ***
 054                            No.      ***
 055                            No.      ***
 056                            No.      ***
056.1                           No.      ***
056.2                           No.      ***
056.3                          Item      ***
056.4                          Item      ***
 057                            No.      ***
 058                            No.      ***
 059                            No.      ***
 060                            No.      ***
 061                            No.      ***
 062                            No.      ***
 063                            No.      ***
 064                            No.      ***
064.1                           No.      ***
064.2                           No.      ***
 065                            No.      ***
 066                            No.      ***
 067                            No.      ***
 068                            No.      ***
 069                            No.      ***
 070                            No.      ***
 071                            No.      ***
 072                            No.      ***
 073                            No.      ***
 074                            No.      ***
 075                            No.      ***
 076                            No.      ***
076.1                           No.      ***
 077                            No.      ***
 078                            No.      ***
 079                            No.      ***
 080                            No.      ***
080.1                           No.      ***
 081                            No.      ***
 082                            No.      ***
 083                            No.      ***
 084                            No.      ***
 085                            No.      ***
085.1                           No.      ***
 086                            No.      ***
 087                            No.      ***
 088                            No.      ***
 089                            No.      ***
 090                            No.      ***
 091                            No.      ***
 092                           Item      ***
 093                           Item      ***
 094                           Item      ***
 095                           Item      ***
 096                           Item      ***
 097                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5L/45**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5L
                                                               MVAC INSTALLATION

                Quantity       Unit      Rate      Total

098                            Item      ***
099                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5L/46

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5M
                                              PLUMBING AND DRAINAGE INSTALLATION

                Quantity       Unit      Rate      Total

 001                           Run       ***
 002                           Run       ***
 003                           Run       ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
 010                            No.      ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
 020                            No.      ***
 021                            No.      ***
 022                            No.      ***
 023                            No.      ***
023.1                          Item      ***
 024                           Run       ***
 025                           Run       ***
 026                           Run       ***
 027                           Run       ***
 028                            No.      ***
 029                            No.      ***
 030                            No.      ***
030.1                           No.      ***
030.2                           No.      ***
 031                           Item      ***
 032                           Item      ***
 033                           Item      ***
 034                           Item      ***
 035                           Item      ***
 036                           Item      ***
 037                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5M/47**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5N
                                                         ELECTRICAL INSTALLATION

                Quantity       Unit      Rate      Total

 001                           Item      ***
 002                           Item      ***
002.1                           No.      ***
 003                            No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                            No.      ***
 008                           Item      ***
 009                           Item      ***
 010                           Item      ***
 011                           Item      ***
 012                            No.      ***
 013                           Run       ***
 014                           Run       ***
 015                           Run       ***
 016                           Run       ***
 017                           Run       ***
 018                           Run       ***
 019                           Run       ***
 020                           Run       ***
 021                           Run       ***
 022                           Run       ***
 023                           Run       ***
 024                           Run       ***
 025                           Run       ***
 026                           Run       ***
 027                           Run       ***
 028                           Run       ***
 029                           Run       ***
 030                            No.      ***
 031                            No.      ***
 032                            No.      ***
 033                            No.      ***
 034                            No.      ***
 035                            No.      ***
 036                            No.      ***
 037                            No.      ***
 038                            No.      ***
 039                            No.      ***
 040                            No.      ***
 041                            No.      ***
 042                            No.      ***
 043                            No.      ***
 044                            No.      ***
 045                            No.      ***
 046                           Item      ***
 047                            No.      ***
047.1                           No.      ***
 048                            No.      ***
 049                            No.      ***
 050                            No.      ***
050.1                           No.      ***
 051                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5N/48**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5N
                                                         ELECTRICAL INSTALLATION

                Quantity       Unit      Rate      Total

 052                            No.      ***
 053                            No.      ***
 054                            No.      ***
 055                            No.      ***
 056                            No.      ***
 057                            No.      ***
 058                            No.      ***
 059                            No.      ***
059.1                           No.      ***
 060                            No.      ***
 061                            No.      ***
 062                            No.      ***
 063                            No.      ***
 064                            No.      ***
 065                            No.      ***
 066                            No.      ***
 067                            No.      ***
 068                            No.      ***
 069                            No.      ***
 070                            No.      ***
 071                            No.      ***
 072                            No.      ***
 073                            No.      ***
 074                            No.      ***
074.1                           No.      ***
074.2                           No.      ***
 075                            No.      ***
 076                            No.      ***
 077                            No.      ***
 078                            No.      ***
 079                            No.      ***
 080                            No.      ***
 081                            No.      ***
 082                            No.      ***
082.1                           No.      ***
 083                            No.      ***
 084                            No.      ***
 085                            No.      ***
 086                            No.      ***
 087                            No.      ***
087.1                           No.      ***
087.2                           No.      ***
087.3                           No.      ***
087.4                           No.      ***
 088                            No.      ***
 089                            No.      ***
 090                            No.      ***
 091                            No.      ***
 092                            No.      ***
 093                            No.      ***
 094                            No.      ***
 095                            No.      ***
 096                            No.      ***
 097                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5N/49**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5N
                                                         ELECTRICAL INSTALLATION

                Quantity       Unit      Rate      Total

 098                            No.      ***
 099                            No.      ***
 100                            No.      ***
100.1                           No.      ***
100.2                           No.      ***
 101                            No.      ***
 102                            No.      ***
 103                            No.      ***
 104                            No.      ***
 105                            No.      ***
 106                            No.      ***
 107                            No.      ***
 108                            No.      ***
 109                            No.      ***
 110                            No.      ***
 111                            No.      ***
 112                            No.      ***
 113                            No.      ***
113.1                           No.      ***
113.2                           No.      ***
113.3                           No.      ***
 114                           Run       ***
 115                           Run       ***
 116                           Run       ***
 117                           Run       ***
 118                           Run       ***
 119                           Run       ***
 120                           Run       ***
 121                            No.      ***
 122                            No.      ***
 123                            No.      ***
 124                            No.      ***
 125                            No.      ***
 126                            No.      ***
 127                            No.      ***
 128                            No.      ***
 129                            No.      ***
 130                            No.      ***
 131                            No.      ***
 132                            No.      ***
 133                            No.      ***
 134                            No.      ***
 135                           Run       ***
 136                           Run       ***
 137                            No.      ***
 138                            No.      ***
 139                            No.      ***
 140                            No.      ***
 141                           Run       ***
 142                            No.      ***
 143                           Run       ***
 144                           Run       ***
 145                            No.      ***
 146                           Run       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5N/50**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5N
                                                         ELECTRICAL INSTALLATION

                Quantity       Unit      Rate      Total

147                             No.      ***
148                             No.      ***
149                            Item      ***
150                            Item      ***
151                            Item      ***
152                            Item      ***
153                            Item      ***
154                            Item      ***
155                            Item      ***
156                            Item      ***
157                            Item      ***
158                            Item      ***
159                            Item      ***
160                            Item      ***
161                            Item      ***
162                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5N/51**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5O
                                                      FIRE SERVICES INSTALLATION

                Quantity       Unit      Rate      Total

 001                           Run       ***
 002                            No.      ***
 003                           Run       ***
 004                           Run       ***
 005                           Run       ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
 011                            No.      ***
 012                            No.      ***
012.1                          Run       ***
012.2                           No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
 020                            No.      ***
 021                            No.      ***
 022                            No.      ***
 023                            No.      ***
 024                            No.      ***
 025                            No.      ***
 026                            No.      ***
026.1                           No.      ***
 027                           Run       ***
 028                           Run       ***
 029                           Run       ***
 030                           Run       ***
 031                           Run       ***
 032                           Run       ***
 033                           Run       ***
 034                            No.      ***
 035                            No.      ***
 036                            No.      ***
 037                            No.      ***
 038                            No.      ***
 039                            No.      ***
 040                            No.      ***
 041                            No.      ***
 042                            No.      ***
 043                           Run       ***
 044                            No.      ***
 045                            No.      ***
 046                            No.      ***
 047                            No.      ***
 048                            No.      ***
 049                            No.      ***
 050                            No.      ***
 051                            No.      ***
051.1                          Item      ***
 052                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5O/52**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5O
                                                      FIRE SERVICES INSTALLATION

                Quantity       Unit      Rate      Total

 053                            No.      ***
 054                            No.      ***
 055                            No.      ***
 056                            No.      ***
 057                            No.      ***
 058                            No.      ***
 059                            No.      ***
 060                            No.      ***
 061                            No.      ***
 062                            No.      ***
 063                            No.      ***
 064                            No.      ***
 065                            No.      ***
 066                            No.      ***
 067                            No.      ***
 068                            No.      ***
 069                            No.      ***
 070                            No.      ***
 071                            No.      ***
 072                            No.      ***
072.1                           No.      ***
 073                            No.      ***
 074                            No.      ***
 075                            No.      ***
 076                            No.      ***
 077                            No.      ***
 078                            No.      ***
 079                            No.      ***
079.1                          Item      ***
 080                            No.      ***
 081                            No.      ***
 082                            No.      ***
 083                            No.      ***
 084                            No.      ***
 085                            No.      ***
 086                           Run       ***
 087                           Run       ***
 088                           Run       ***
 089                           Run       ***
 090                            No.      ***
 091                            No.      ***
 092                            No.      ***
 093                            No.      ***
 094                            No.      ***
 095                            No.      ***
095.1                          Item      ***
 096                            No.      ***
 097                            No.      ***
 098                            No.      ***
 099                            No.      ***
 100                            No.      ***
 101                            No.      ***
 102                            No.      ***
 103                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               50/53**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5O
                                                      FIRE SERVICES INSTALLATION

                Quantity       Unit      Rate      Total

 104                            No.      ***
 105                            No.      ***
 106                            No.      ***
 107                            No.      ***
 108                            No.      ***
 109                            No.      ***
 110                            No.      ***
 111                            No.      ***
 112                            No.      ***
 113                            No.      ***
 114                            No.      ***
 115                            No.      ***
 116                            No.      ***
 117                           Run       ***
 118                           Run       ***
 119                           Run       ***
 120                            No.      ***
 121                            No.      ***
 122                            No.      ***
 123                            No.      ***
 124                            No.      ***
 125                            No.      ***
 126                           Run       ***
 127                           Run       ***
 128                           Run       ***
 129                           Run       ***
 130                            No.      ***
 131                            No.      ***
 132                            No.      ***
 133                            No.      ***
 134                            No.      ***
 135                            No.      ***
 136                            No.      ***
 137                            No.      ***
 138                            No.      ***
 139                            No.      ***
 140                            No.      ***
 141                            No.      ***
 142                            No.      ***
 143                            No.      ***
143.1                          Item      ***
 144                            No.      ***
 145                            No.      ***
 146                            No.      ***
 147                            No.      ***
 148                            No.      ***
 149                            No.      ***
 150                            No.      ***
 151                            No.      ***
 152                            No.      ***
 153                            No.      ***
 154                            No.      ***
 155                            No.      ***
 156                            No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               50/54**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5O
                                                      FIRE SERVICES INSTALLATION

                Quantity       Unit      Rate      Total

 157                            No.      ***
 158                            No.      ***
 159                            No.      ***
 160                            No.      ***
 161                            No.      ***
 162                            No.      ***
 163                            No.      ***
 164                            No.      ***
 165                            No.      ***
 166                            No.      ***
 167                            No.      ***
 168                            No.      ***
 169                            No.      ***
 170                            No.      ***
 171                            No.      ***
 172                            No.      ***
 173                            No.      ***
 174                            No.      ***
174.1                           No.      ***
 175                            No.      ***
 176                            No.      ***
 177                            No.      ***
 178                            No.      ***
 179                            No.      ***
 180                            No.      ***
 181                            No.      ***
 182                            No.      ***
 183                            No.      ***
 184                            No.      ***
 185                            No.      ***
185.1                           No.      ***
 186                            No.      ***
 187                            No.      ***
 188                            No.      ***
 189                           Item      ***
189.1                           No.      ***
189.2                           No.      ***
189.3                           No.      ***
189.4                          Item      ***
 190                            No.      ***
 191                            No.      ***
 192                            No.      ***
 193                            No.      ***
 194                            No.      ***
 195                            No.      ***
 196                            No.      ***
196.1                           No.      ***
 197                            No.      ***
 198                            No.      ***
 199                            No.      ***
 200                            No.      ***
200.1                           No.      ***
200.2                           No.      ***
200.3                           No.      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               50/55**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                 SCHEDULE NO. 5O
                                                      FIRE SERVICES INSTALLATION

                Quantity       Unit      Rate      Total

200.4                          Item      ***
 201                            No.      ***
 202                            No.      ***
 203                            No.      ***
 204                           Item      ***
 205                           Item      ***
 206                           Item      ***
 207                           Item      ***
 208                           Item      ***
 209                           Item      ***
 210                           Item      ***
 211                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               50/56**

                                                                  SCHEDULE NO. 5
                                               PUBLIC TRANSPORT INTERCHANGE AREA
                                                                         SUMMARY

                                 SCHEDULE NO. 5

                        PUBLIC TRANSPORT INTERCHANGE AREA

                                     SUMMARY

                                             TOTAL - SCHEDULE NO. 5
                                             Carried to Summary of Tender $  ***

                                                           Page
                                                           ----

SCHEDULE NO. 5A - EXCAVATOR

SCHEDULE NO. 5B - CONCRETOR

SCHEDULE NO. 5C - BRICKLAYER

SCHEDULE NO. 5D - NOT USED

SCHEDULE NO. 5E - CARPENTER AND JOINER

SCHEDULE NO. 5F - IRONMONGER

SCHEDULE NO. 5G - STEEL AND METALWORKER

SCHEDULE NO. 5H - PLASTERER

SCHEDULE NO. 5I - NOT USED

SCHEDULE NO. 5J - PAINTER

SCHEDULE NO. 5K - BUILDER'S WORKS IN CONNECTION WITH
                  SERVICES

SCHEDULE NO. 5L - MVAC INSTALLATION

SCHEDULE NO. 5M - PLUMBING AND DRAINAGE INSTALLATION

SCHEDULE NO. 5N - ELECTRICAL INSTALLATION

SCHEDULE NO. 5O - FIRE SERVICES INSTALLATION

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               5S/57

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6A
                                                                       CONCRETOR

                Quantity       Unit      Rate      Total

000.1                          Cube      ***
 001                           Cube      ***
 002                           Sup.      ***
 004                           Run       ***
 007              ***           kg       ***
 008              ***           kg       ***
 010              ***           kg       ***
010.1             ***           kg       ***
 011                           Run       ***
 012                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6A/58**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6B
                                                            CARPENTER AND JOINER

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                            No.      ***
 003                            No.      ***
003.1                           No.      ***
003.2                           No.      ***
 004                           Run       ***
 007                           Run       ***
 008                           Run       ***
 009                           Run       ***
 010                           Run       ***
010.1                          Run       ***
010.2                          Run       ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                           Sup.      ***
016.1                           No.      ***
 017                           Set       ***
 018                           Set       ***
 019                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6B/59

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6C
                                                                      IRONMONGER

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                            No.      ***
 003                            No.      ***
003.1                           No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
006.1                           No.      ***
006.2                           No.      ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
009.1                           No.      ***
 010                            No.      ***
 011                            No.      ***
011.1                           No.      ***
011.2                          Item      ***
 012                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6C/60**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6D
                                                           STEEL AND METALWORKER

                Quantity       Unit      Rate      Total

000.1                           No.      ***
 001                            No.      ***
 002                            No.      ***
002.1                           No.      ***
002.2                           No.      ***
002.3                           No.      ***
 003                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6D/61

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6E
                                                                       PLASTERER

                Quantity       Unit      Rate      Total

 001                           Sup.      ***
 002                           Sup.      ***
 003                           Run       ***
 004                           Sup.      ***
 005                           Sup.      ***
 006                           Run       ***
 007                           Run       ***
007.1                          Run       ***
 008                           Sup.      ***
 009                           Sup.      ***
 010                           Sup.      ***
010.1                          Sup.      ***
 011                           Sup.      ***
011.1             ***          Sup.      ***
011.2             ***          Sup.      ***
011.3             ***          Sup.      ***
 012                           Sup.      ***
012.1                          Sup.      ***
012.2                          Run       ***
012.3                          Run       ***
 013                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6E/62

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6F
                                                                         GLAZIER

                Quantity       Unit      Rate      Total

000.1                          Sup.      ***
000.2                          Sup.      ***
 001                            No.      ***
 002                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6F/63

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6G
                                                                         PAINTER

                Quantity       Unit      Rate      Total

001                            Run       ***
002                            Run       ***
003                            Sup.      ***
004                            Run       ***
005                            Sup.      ***
006                            Sup.      ***
007                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6G/64**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6H
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

                Quantity       Unit      Rate      Total

001                            Item      ***
002               ***           No.      ***
003               ***           No.      ***
004                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6H/65**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 61
                                                               MVAC INSTALLATION

                Quantity       Unit      Rate      Total

 001                            No.      ***
 002                            No.      ***
 003                            No.      ***
 005                            No.      ***
005.1                           No.      ***
 006                           Sup.      ***
 007                           Sup.      ***
 008                           Sup.      ***
 009                            No.      ***
 010                            No.      ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
 020                            No.      ***
 021                            No.      ***
 024                            No.      ***
 025                            No.      ***
025.1                           No.      ***
 026                            No.      ***
 027                           Item      ***
 028                           Item      ***
 029                           Item      ***
 030                           Item      ***
 031                           Item      ***
 032                           Item      ***
 033                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6I/66**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6J
                                              PLUMBING AND DRAINAGE INSTALLATION

                Quantity       Unit      Rate      Total

 001                           Run       ***
 002                           Run       ***
 003                           Run       ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                            No.      ***
 008                            No.      ***
008.1                          Item      ***
 009                           Run       ***
 010                           Run       ***
 011                           Run       ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
 020                            No.      ***
 021                            No.      ***
 022                            No.      ***
 023                            No.      ***
 024                            No.      ***
 025                            No.      ***
 026                            No.      ***
 027                            No.      ***
 028                            No.      ***
 029                            No.      ***
 030                            No.      ***
 031                            No.      ***
 032                            No.      ***
 033                            No.      ***
 034                            No.      ***
 035                            No.      ***
 036                            No.      ***
 037                            No.      ***
 038                            No.      ***
 039                           Run       ***
 040                            No.      ***
 041                            No.      ***
 042                            No.      ***
 043                            No.      ***
 044                            No.      ***
 045                            No.      ***
 046                            No.      ***
 047                            No.      ***
 048                            No.      ***
 049                            No.      ***
 050                            No.      ***
 051                           Set       ***
 052                           Set       ***
 053                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6J/67**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6J
                                              PLUMBING AND DRAINAGE INSTALLATION

                Quantity       Unit      Rate      Total

054                            Item      ***
055                            Item      ***
056                            Item      ***
057                            Item      ***
058                            Item      ***
059                            Item      ***
060                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6J/68**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6K
                                                         ELECTRICAL INSTALLATION

                Quantity       Unit      Rate      Total

 001                           Run       ***
 002                            No.      ***
 003                            No.      ***
 004                            No.      ***
 005                            No.      ***
 006                            No.      ***
 007                            No.      ***
 008                            No.      ***
 009                            No.      ***
 010                            No.      ***
 011                            No.      ***
 012                            No.      ***
 013                            No.      ***
 014                            No.      ***
 015                            No.      ***
 016                            No.      ***
 017                            No.      ***
 018                            No.      ***
 019                            No.      ***
019.1                           No.      ***
 020                            No.      ***
 021                            No.      ***
 022                            No.      ***
 023                            No.      ***
 024                            No.      ***
 025                            No.      ***
 026                           Item      ***
 027                           Item      ***
 028                           Item      ***
 029                           Item      ***
 030                           Item      ***
 032                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6K/69**

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                 SCHEDULE NO. 6L
                                                      FIRE SERVICES INSTALLATION

                Quantity       Unit      Rate      Total

001                             Run      ***
002                             Run      ***
003                             Run      ***
004                             Run      ***
005                             No.      ***
006                             No.      ***
007                             Run      ***
008                             No.      ***
009                             No.      ***
010                             No.      ***
011                             No.      ***
012                             No.      ***
013                             No.      ***
014                             No.      ***
015                             No.      ***
016                             No.      ***
017                             No.      ***
018                             No.      ***
019                             No.      ***
020                            Item      ***
021                            Item      ***
022                            Item      ***
023                            Item      ***
024                            Item      ***
025                            Item      ***
026                            Item      ***
027                            Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6L/70

                                                                  SCHEDULE NO. 6
                                       BUS OPERATOR'S ANCILLARY FACILITIES - KMB
                                                                         SUMMARY

                                 SCHEDULE NO. 6

                    BUS OPERATOR'S ANCILLARY FACILITIES - KMB

                                     SUMMARY

                                             TOTAL - SCHEDULE NO. 6
                                             Carried to Summary of Tender $  ***

                                                               Page
                                                               ----

SCHEDULE NO. 6A - CONCRETOR

SCHEDULE NO. 6B - CARPENTER AND JOINER

SCHEDULE NO. 6C - IRONMONGER

SCHEDULE NO. 6D - STEEL AND METALWORKER

SCHEDULE NO. 6E - PLASTERER

SCHEDULE NO. 6F - GLAZIER

SCHEDULE NO. 6G - PAINTER

SCHEDULE NO. 6H - BUILDER'S WORK IN CONNECTION WITH
                  SERVICES

SCHEDULE NO. 6I - MVAC INSTALLATION

SCHEDULE NO. 6J - PLUMBING AND DRAINAGE INSTALLATION

SCHEDULE NO. 6K - ELECTRICAL INSTALLATION

SCHEDULE NO. 6L - FIRE SERVICES INSTALLATION

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               6S/71

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7A
                                                                       EXCAVATOR

                Quantity       Unit      Rate      Total

 001                           Item      ***
 002                           Cube      ***
 003                           Cube      ***
 004                           Item      ***
 005                           Sup.      ***
 006                           Cube      ***
 007                           Sup.      ***
 008                           Sup.      ***
 009                           Sup.      ***
 010                           Sup.      ***
 011                           Sup.      ***
 012                           Sup.      ***
 013                           Sup.      ***
 014                           Sup.      ***
 015                           Sup.      ***
015.1                          Sup.      ***
015.2                          Sup.      ***
015.3                          Cube      ***
015.4                          Sup.      ***
015.5                          Sup.      ***
015.6                          Item      ***
 016                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               7A/72**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7B
                                                                       CONCRETOR

                Quantity       Unit      Rate      Total

 001                           Run       ***
 002                           Run       ***
 003                           Run       ***
 004                           Run       ***
 006                           Run       ***
 007                           Run       ***
 008                           Run       ***
 009                           Run       ***
 010                           Run       ***
 011                           Run       ***
 012                           Run       ***
 013                           Run       ***
 014                           Item      ***
 015                           Sup.      ***
015.1                          Run       ***
015.2                          Run       ***
 016                           Item      ***
 017                           Item      ***
 018                           Item      ***
 019                           Item      ***
 020                           Item      ***
 021                           Item      ***
 022                           Item      ***
 023                           Item      ***
 024                           Item      ***
 025              ***          Sup.      ***
 026              ***          Item      ***
 027              ***          Run       ***
 028              ***           kg       ***
 029              ***          Run       ***
 030              ***           No.      ***
 031                           Item      ***
 032                           Item      ***
 033              ***          Sup.      ***
 034              ***          Sup.      ***
 035              ***          Sup.      ***
 036              ***          Sup.      ***
 037              ***           No.      ***
 038              ***           No.      ***
 039              ***          Run       ***
 040              ***           No.      ***
 041              ***          Sup.      ***
 042              ***          Sup.      ***
 043              ***          Sup.      ***
 044              ***           No.      ***
 045              ***           No.      ***
 046              ***           No.      ***
 047              ***           No.      ***
 048              ***           No.      ***
 049              ***           No.      ***
 050              ***           No.      ***
 051                           Item      ***
 052                           Item      ***
 053                           Item      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                               7B/73**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7B
                                                                       CONCRETOR

            Quantity    Unit    Rate   Total

053.1                   Item    ***
053.2                   Item    ***
053.3          ***      Sup.    ***
053.4          ***      Sup.    ***
053.5                   Item    ***
053.6                   Item    ***
053.7                   Run     ***
053.8                   Run     ***
 054                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7B/74**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7C
                                                                      DRAINLAYER

            Quantity    Unit    Rate   Total

001                     Item    ***
002                     Item    ***
003                     Item    ***
004                     Item    ***
005                      No.    ***
006                      No.    ***
007                      No.    ***
008                      No.    ***
009                     Run     ***
010                      No.    ***
011                     Run     ***
012                     Run     ***
013                     Run     ***
014                     Run     ***
015                     Run     ***
016                     Run     ***
017                     Run     ***
018                     Run     ***
019                     Run     ***
020                     Run     ***
021                     Run     ***
022                     Run     ***
023                     Run     ***
024                     Run     ***
025                     Run     ***
026                     Run     ***
027                     Run     ***
028                     Run     ***
029                     Run     ***
030                     Run     ***
031                     Run     ***
032                     Run     ***
033                     Run     ***
034                     Run     ***
035                     Run     ***
036                     Run     ***
037                     Run     ***
038                     Run     ***
039                     Run     ***
040                      No.    ***
041                     Cube    ***
042                      No.    ***
043                      No.    ***
044                      No.    ***
045                      No.    ***
046                      No.    ***
047                      No.    ***
048                      No.    ***
049                      No.    ***
050                      No.    ***
051                      No.    ***
052                      No.    ***
053            ***       No.    ***
054                      No.    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7C/75

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7C
                                                                      DRAINLAYER

            Quantity    Unit    Rate   Total

055                      No.    ***
056                      No.    ***
057                      No.    ***
058                      Run    ***
059            ***       Run    ***
060                      Run    ***
061                      Run    ***
062                      Run    ***
063                      Run    ***
064                      Run    ***
065                      Run    ***
066                      Run    ***
067                      Run    ***
068                      Run    ***
069                      Run    ***
071                      No.    ***
072                      No.    ***
073                      No.    ***
074                      No.    ***
075                     Item    ***
076                     Item    ***
077                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7C/76**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7D
                                                           STEEL AND METALWORKER

            Quantity    Unit    Rate   Total

 001                     Run    ***
 002                     No.    ***
 003                     No.    ***
 004                     No.    ***
004.1                    No.    ***
 005                     No.    ***
005.1                    No.    ***
 006                     No.    ***
 007                     No.    ***
 008                     No.    ***
 009                     No.    ***
 010                     No.    ***
 011                     No.    ***
 012                     No.    ***
 013                     No.    ***
 014                     No.    ***
 015                     Run    ***
 016                     No.    ***
 017                     No.    ***
 018                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7D/77**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7E
                                                                       PLASTERER

            Quantity    Unit    Rate   Total

 001                    Sup.    ***
001.1                   Sup.    ***
001.2                   Run     ***
 002                    Run     ***
 003                    Run     ***
 004                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7E/78**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7F
                                                                         PAINTER

            Quantity    Unit    Rate   Total

001                      No.    ***
002                      No.    ***
003                      No.    ***
004                      Run    ***
005                      No.    ***
006                      No.    ***
007                      No.    ***
008                      No.    ***
009                      No.    ***
010                      No.    ***
011                      No.    ***
012                      No.    ***
013                      No.    ***
014                      No.    ***
015                      No.    ***
016                      No.    ***
017                      No.    ***
018                      No.    ***
019                      No.    ***
020                      No.    ***
021                      No.    ***
022                      No.    ***
023                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7F/79

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7G
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

            Quantity    Unit    Rate   Total

 001                    Item    ***
 002                     Run    ***
 003                     Run    ***
 004                     Run    ***
 005                     Run    ***
 006                     No.    ***
 007                     No.    ***
007.1          ***       Run    ***
007.2                    No.    ***
 008                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7G/80**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                 SCHEDULE NO. 7H
                                                         ELECTRICAL INSTALLATION

            Quantity    Unit    Rate   Total

 001                     No.    ***
 002                     No.    ***
002.1          ***       No.    ***
 003                     No.    ***
003.1          ***       No.    ***
 004                     No.    ***
 006                     Run    ***
 007                     Run    ***
007.1                    No.    ***
007.2                    No.    ***
007.3                    No.    ***
007.4                    No.    ***
007.5                    No.    ***
007.6          ***       Run    ***
007.7          ***       Run    ***
 008                    Item    ***
 009                    Item    ***
 010                    Item    ***
 011                    Item    ***
 012                    Item    ***
 014                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7H/81**

                                                                  SCHEDULE NO. 7
                                                            GREEN FORMATION AREA
                                                                         SUMMARY

                                 SCHEDULE NO. 7

                              GREEN FORMATION AREA

                                    SUMMARY

                                          TOTAL - SCHEDULE NO. 7
                                          Carried to Summary of Tender $     ***

                                                                         Page
                                                                         ----

        SCHEDULE NO. 7A - EXCAVATOR

        SCHEDULE NO. 7B - CONCRETOR

        SCHEDULE NO. 7C - DRAINLAYER

        SCHEDULE NO. 7D - STEEL AND METALWORKER

        SCHEDULE NO. 7E - PLASTERER

        SCHEDULE NO. 7F - PAINTER

        SCHEDULE NO. 7G - BUILDER'S WORKS IN CONNECTION

        SCHEDULE NO. 7H - ELECTRICAL INSTALLATION

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                7S/82

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8A
                                                                       EXCAVATOR

            Quantity    Unit    Rate   Total

001                     Cube    ***
002                     Cube    ***
003                     Item    ***
004                     Sup.    ***
005                     Cube    ***
006                     Sup.    ***
007                     Sup.    ***
008                     Sup.    ***
009                     Sup.    ***
010                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8A/83

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8B
                                                                       CONCRETOR

            Quantity    Unit    Rate   Total

001                     Cube    ***
002                     Cube    ***
003                     Cube    ***
004                      No.    ***
005                      Run    ***
006                      Run    ***
007                      Run    ***
008                      Run    ***
009                      Run    ***
010            ***       Run    ***
011            ***       Run    ***
012            ***       Run    ***
013            ***       Run    ***
014            ***       Run    ***
015                     Item    ***
016                     Cube    ***
017                     Cube    ***
018                     Sup.    ***
019                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8B/84**

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8C
                                                                      DRAINLAYER

            Quantity    Unit    Rate   Total

001                      Run    ***
002                      No.    ***
003                      Run    ***
004                      Run    ***
005                      Run    ***
006                      Run    ***
007                      Run    ***
008                      Run    ***
009                      Run    ***
010                      Run    ***
011                      Run    ***
012                      Run    ***
013                      Run    ***
014                      Run    ***
015                      Run    ***
016                      No.    ***
017                      No.    ***
019                     Item    ***
020                     Item    ***
021                      Run    ***
022                      Run    ***
023                      Run    ***
024                      Run    ***
025                      Run    ***
026                      Run    ***
027                      Run    ***
028                      Run    ***
029                      Run    ***
030                      Run    ***
031                      Run    ***
032                      Run    ***
033                      Run    ***
034                      Run    ***
035                      No.    ***
036                     Cube    ***
037                      No.    ***
038                      No.    ***
039                      No.    ***
040                      No.    ***
041                      No.    ***
042                     Item    ***
046                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8C/85**

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8D
                                                                       PLASTERER

            Quantity    Unit    Rate   Total

001                     Sup.    ***
002                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8D/86

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8E
                                                   ROAD MARKING AND TRAFFIC SIGN

            Quantity    Unit    Rate   Total

 001                     No.    ***
 002                     No.    ***
 003                     No.    ***
 004                     No.    ***
 005                     No.    ***
005.1          ***       No.    ***
005.2          ***       No.    ***
 006                     No.    ***
 007                     No.    ***
 008                     No.    ***
 009                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8E/87

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8F
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

            Quantity    Unit    Rate   Total

001                     Item    ***
002                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8F/88

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                 SCHEDULE NO. 8G
                                                         ELECTRICAL INSTALLATION

            Quantity    Unit    Rate   Total

001                      No.    ***
002                      No.    ***
003                      No.    ***
004                     Item    ***
005                     Item    ***
006                     Item    ***
007                     Item    ***
008                     Item    ***
009                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                8G/89

                                                                  SCHEDULE NO. 8
                                        STATION EMERGENCY VEHICULAR ACCESS (EVA)
                                                                         SUMMARY

                                 SCHEDULE NO. 8

                    STATION EMERGENCY VEHICULAR ACCESS (EVA)

                                     SUMMARY

                                          TOTAL - SCHEDULE NO. 8
                                          Carried to Summary of Tender $     ***

                                                         Page
                                                         ----

        SCHEDULE NO. 8A - EXCAVATOR

        SCHEDULE NO. 8B - CONCRETOR

        SCHEDULE NO. 8C - DRAINLAYER

        SCHEDULE NO. 8D - PLASTERER

        SCHEDULE NO. 8E - ROAD MARKING AND TRAFFIC SIGN

        SCHEDULE NO. 8F - BUILDER'S WORKS IN CONNECTION
                          WITH SERVICES

        SCHEDULE NO. 8G - ELECTRICAL INSTALLATION

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                [ILLEGIBLE]

                                                                  SCHEDULE NO. 9
                                                 COVERED WALKWAY LINKING PTI AND
                                                      SUBWAY UNDER TRUNK ROAD T7
                                                                 SCHEDULE NO. 9A
                                                                       CONCRETOR

            Quantity    Unit    Rate   Total

001                     Cube    ***
002                     Cube    ***
003                     Cube    ***
004                     Sup.    ***
005                     Sup.    ***
006                     Sup.    ***
007                      kg     ***
008                      kg     ***
009                      kg     ***
010                      kg     ***
011                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                9A/91**

                                                                  SCHEDULE NO. 9
                                                 COVERED WALKWAY LINKING PTI AND
                                                      SUBWAY UNDER TRUNK ROAD T7
                                                                 SCHEDULE NO. 9B
                                                           STEEL AND METALWORKER

            Quantity    Unit    Rate   Total

001                      Run    ***
002                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                9B/92

                                                                  SCHEDULE NO. 9
                                                 COVERED WALKWAY LINKING PTI AND
                                                      SUBWAY UNDER TRUNK ROAD T7
                                                                 SCHEDULE NO. 9C
                                                                       PLASTERER

            Quantity    Unit    Rate   Total

001                     Sup.    ***
002                     Sup.    ***
003                     Sup.    ***
004                     Sup.    ***
005                     Run     ***
006                     Sup.    ***
007                     Sup.    ***
008                     Sup.    ***
009                     Sup.    ***
010                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                9C/93

                                                                  SCHEDULE NO. 9
                                                 COVERED WALKWAY LINKING PTI AND
                                                      SUBWAY UNDER TRUNK ROAD T7
                                                                 SCHEDULE NO. 9D
                                                         ELECTRICAL INSTALLATION

            Quantity    Unit    Rate   Total

001                      No.    ***
002                      No.    ***
003                     Item    ***
004                     Item    ***
005                     Item    ***
006                     Item    ***
007                     Item    ***
009                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                9D/94**

                                                                  SCHEDULE NO. 9
                                                 COVERED WALKWAY LINKING PTI AND
                                                      SUBWAY UNDER TRUNK ROAD T7
                                                                 SCHEDULE NO. 9F
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

            Quantity    Unit    Rate   Total

001                     Item    ***
002                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                9F/95

                                                                  SCHEDULE NO. 9
                                                 COVERED WALKWAY LINKING PTI AND
                                                      SUBWAY UNDER TRUNK ROAD T7
                                                                         SUMMARY

                                 SCHEDULE NO. 9

            COVERED WALKWAY LINKING PTI AND SUBWAY UNDER TRUNK ROAD

                                     SUMMARY

                                          TOTAL - SCHEDULE NO. 9
                                          Carried to Summary of Tender $     ***

                                                                         Page
                                                                         ----

        SCHEDULE NO. 9A - CONCRETOR

        SCHEDULE NO. 9B - STEEL AND METALWORKER

        SCHEDULE NO. 9C - PLASTERER

        SCHEDULE NO. 9D - ELECTRICAL INSTALLATION

        SCHEDULE NO. 9E - NOT USED

        SCHEDULE NO. 9F - BUILDER'S WORK IN CONNECTION WITH
                          SERVICES

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                9S/96**

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                SCHEDULE NO. 10A
                                                                       EXCAVATOR

            Quantity    Unit    Rate   Total

001                     Cube    ***
002                     Cube    ***
003                     Cube    ***
004                     Item    ***
005                     Item    ***
006                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10A/97

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                SCHEDULE NO. 10B
                                                                       CONCRETOR

            Quantity    Unit    Rate   Total

 001                    Cube    ***
 002                    Cube    ***
 003                    Cube    ***
 004                    Cube    ***
 005                    Sup.    ***
 006                    Sup.    ***
 007                    Sup.    ***
 008                    Sup.    ***
008.1                   Sup.    ***
 009           ***       kg     ***
 010           ***       kg     ***
 011           ***       kg     ***
 012           ***       kg     ***
 013                    Cube    ***
 014                    Cube    ***
 015                    Cube    ***
 016                    Cube    ***
 017                    Sup.    ***
 018                    Sup.    ***
 019                    Sup.    ***
 020                    Sup.    ***
 021                    Run     ***
 022                    Run     ***
 023                    Run     ***
 024                     kg     ***
 025                     kg     ***
 026                     kg     ***
 027                     kg     ***
 028                    Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10B/98**

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                SCHEDULE NO. 10C
                                                           STEEL AND METALWORKER

            Quantity    Unit    Rate   Total

001                      Run    ***
002                      No.    ***
003                      Run    ***
004                      Run    ***
005                      No.    ***
006                      No.    ***
007                      Run    ***
008                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10C/99**

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                SCHEDULE NO. 10D
                                                                       PLASTERER

            Quantity    Unit    Rate   Total

001                     Sup.    ***
002                     Sup.    ***
003                     Sup.    ***
004                     Sup.    ***
005                     Sup.    ***
006                     Sup.    ***
007                     Sup.    ***
008                     Sup.    ***
009                     Sup.    ***
010                     Sup.    ***
011                     Run     ***
012                     Run     ***
013                     Sup.    ***
014                     Sup.    ***
015                     Sup.    ***
016                     Sup.    ***
017                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10D/100**

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                SCHEDULE NO. 10E
                                     BUILDER'S WORKS IN CONNECTION WITH SERVICES

            Quantity    Unit    Rate   Total

001                     Item    ***
002                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10E/101

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                SCHEDULE NO. 10F
                                                         ELECTRICAL INSTALLATION

            Quantity    Unit    Rate   Total

001                      No.    ***
002                      No.    ***
003                      No.    ***
004                      No.    ***
005                      No.    ***
006                      No.    ***
007                      No.    ***
008                      No.    ***
009                     Item    ***
010                     Item    ***
011                     Item    ***
012                     Item    ***
013                     Item    ***
014                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10F/102

                                                                 SCHEDULE NO. 10
                                                  EXTERNAL WORKS AND LANDSCAPING
                                                                         SUMMARY

                                SCHEDULE NO. 10

                         EXTERNAL WORKS AND LANDSCAPING

                                    SUMMARY

                                          TOTAL - SCHEDULE NO. 10
                                          Carried to Summary of Tender $     ***

                                                                         Page
                                                                         ----

        SCHEDULE NO. 10A- EXCAVATOR

        SCHEDULE NO. 10B - CONCRETOR

        SCHEDULE NO. 10C - STEEL AND METALWORKER

        SCHEDULE NO. 10D - PLASTERER

        SCHEDULE NO. 10E - BUILDER'S WORKS ON CONNECTION
                           WITH SERVICES

        SCHEDULE NO. 10F - ELECTRICAL INSTALLATION

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                10S/103**

                                                                 SCHEDULE NO. 11
                                                     PROVISIONAL SUMS & DAYWORKS
                                                                SCHEDULE NO. 11A
                                                                PROVISIONAL SUMS

            Quantity    Unit    Rate   Total

 001                    Item            ***
 002                    Item            ***
002.1                   Item            ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                11A/104**

                                                                 SCHEDULE NO. 11
                                                     PROVISIONAL SUMS & DAYWORKS
                                                                SCHEDULE NO. 11B
                                                                DAYWORK SCHEDULE

            Quantity    Unit    Rate   Total

001                     Hour    ***
002                     Hour    ***
003                     Hour    ***
004                     Hour    ***
005                     Hour    ***
006                     Hour    ***
007                     Hour    ***
008                     Hour    ***
009                     Hour    ***
010                     Hour    ***
011                     Hour    ***
012                     Hour    ***
013                     Hour    ***
014                     Hour    ***
015                     Hour    ***
016                     Hour    ***
017                     Hour    ***
018                     Hour    ***
019                     Hour    ***
020                     Hour    ***
021                     Hour    ***
022                     Hour    ***
023                     Hour    ***
024                     Hour    ***
025                     Hour    ***
026                     Hour    ***
027                     Hour    ***
028                     Hour    ***
029                     Hour    ***
030                     Hour    ***
031                     Hour    ***
032                     Hour    ***
033                     Hour    ***
034                     Hour    ***
035                     Hour    ***
036                     Hour    ***
037                     Hour    ***
038                     Hour    ***
039                     Hour    ***
040                     Hour    ***
041                     Hour    ***
042                     Hour    ***
043                     Hour    ***
044                     Hour    ***
045                     Hour    ***
046                     Hour    ***
047                     Hour    ***
048                     Hour    ***
049                     Hour    ***
050                     Hour    ***
051                     Hour    ***
052                     Hour    ***
053                     Hour    ***
054                     Hour    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                11B/105

                                                                 SCHEDULE NO. 11
                                                     PROVISIONAL SUMS & DAYWORKS
                                                                SCHEDULE NO. 11B
                                                                DAYWORK SCHEDULE

            Quantity    Unit    Rate   Total

055                     Hour    ***
056                     Hour    ***
057                     Hour    ***
058                     Hour    ***
059                     Hour    ***
060                     Hour    ***
061                     Hour    ***
062                     Hour    ***
063                     Hour    ***
064                     Hour    ***
065                     Hour    ***
066                     Hour    ***
067                     Hour    ***
068                     Hour    ***
069                     Hour    ***
070                     Hour    ***
071                     Hour    ***
072                     Hour    ***
073                     Hour    ***
074                     Hour    ***
075                     Hour    ***
076                     Hour    ***
077                     Hour    ***
078                     Hour    ***
079                     Hour    ***
080                     Hour    ***
081                     Hour    ***
082                     Hour    ***
083                     Hour    ***
084                     Item    ***    ***
085                     Item    ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                11B/106

                                                                 SCHEDULE NO. 11
                                                     PROVISIONAL SUMS & DAYWORKS
                                                                         SUMMARY

                                 SCHEDULE NO. 11

                          PROVISIONAL SUMS & DAYWORKS

                                     SUMMARY

                                          TOTAL - SCHEDULE NO. 11
                                          Carried to Summary of Tender $     ***

                                                         Page
                                                         ----

        SCHEDULE NO. 11A - PROVISIONAL SUMS

        SCHEDULE NO. 11B - DAYWORK SCHEDULE

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                11S/107

                                                               SUMMARY OF TENDER

                                SUMMARY OF TENDER

                            TOTAL - CARRIED TO FORM OF TENDER   $ 238,900,000.00

                                                           Page
                                                           ----

        SCHEDULE NO. 1  -  SPECIFICATION                    1/1    33,491,095.00

        SCHEDULE NO. 2  -  SITE FORMATION                   2S/1   10,114,282.00

        SCHEDULE NO. 3  -  FOUNDATIONS                      3S/1   30,616,619.00

        SCHEDULE NO. 4  -  FUTURE PROPERTY DEVELOPMENT
                           AREA                             4S/1   53,793,646.00

        SCHEDULE NO. 5  -  PUBLIC TRANSPORT INTERCHANGE
                           AREA                             5S/1   68,782,498.00

        SCHEDULE NO. 6  -  BUS OPERATOR'S ANCILLARY
                           FACILITIES - KMB                 6S/1    1,301,497.00

        SCHEDULE NO. 7  -  GREEN FORMATION AREA             7S/1   13,006,323.00

        SCHEDULE NO. 8  -  STATION EMERGENCY VEHICULAR
                           ACCESS (EVA)                     8S/1    4,664,413.00

        SCHEDULE NO. 9  -  COVERED WALKWAY LINKING PTI AND
                           SUBWAY UNDER TRUNK ROAD T7       9S/1      329,488.00

        SCHEDULE NO. 10 -  EXTERNAL WORKS AND LANDSCAPING   10S/1   3,283,567.00

        SCHEDULE NO. 11 -  PROVISIONAL SUMS & DAYWORKS      11S/1  19,516,500.00

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                ST/108

                                                                 SCHEDULE NO. 12
                                         OPTIONAL OF THE SLOPE LANDSCAPING WORKS

            Quantity    Unit    Rate   Total

001                     Item    ***

002                     Item    ***

003                     Item    ***

004                     Item    ***

005                     Item    ***

006                     Cube    ***

007                     Cube    ***

008                     Cube    ***

009                     Cube    ***
010                     Cube    ***
011                     Sup.    ***

012                     Sup.    ***

013                     Cube    ***
014                     Cube    ***

015                     Sup.    ***
016                     Sup.    ***
017                     Sup.    ***

018                     Sup.    ***
019                     Sup.    ***
020                     Item    ***     ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTRACT NO. PCC-WKS
WU KAI SHA STATION
PTI&PDEW CONSTRUCTION CONTRACT
5167.2                                12/109

                                  Attachment 2
                                       to
                            Letter of Clarification
                                      for
                    Contract No. PCC-WKS, Wu Kai Sha Station

               (to Chun Wo Construction & Engineering Co., Ltd.)

SPECIAL CONDITIONS OF CONTRACT

        12.4    (a)     Replace the whole of Clause 11(4)(c)(iii) of the
                        General Conditions with the following :-

                        "(iii) Where materials are specially provided for work valued under sub-clause (4)(c) of this Condition such materials shall be valued at cost plus the cost of packing, carriage and delivery, and the Main Contractor explicitly agreed to waive his right to overheads and profit."

                (b) Add the following as sub-clause 4(c)(iv) to Clause 11 of the General Conditions :-

                        "(iv) Where no such rates have inserted and where any item of constructional plant is specially provided for work valued under sub-clause 11(4)(c) of the General Conditions such constructional plant shall be valued at the cost of hiring plus the cost of transportation, and the Main Contractor explicitly agreed to waive the right to consumables, overheads, and profit."

        12.5 The following shall be inserted before the word "provided" in the first line of the last paragraph of sub-clause (4)(c) to Clause 11 of the General Conditions:-

                "Provided that the Main Contractor shall give at least three days notice in writing to the Architect of any intention to carry out works which he proposes should be valued using daywork rates and"

        12.6 Add the following at the end of sub-clause 11(6) of the General Conditions.

                "The written application by the Main Contractor shall include a fully detailed and substantiated claim showing the build-up of such loss and/or expense claimed by the Main Contractor and shall be made within 28 days of the commencement of the event giving rise to such loss and/or expense. Any lapse of time longer than 28 days shall be deemed to be an unreasonably distant time for the above stated purpose and the Main Contractor shall be deemed to have waived his rights to such claim. The Main Contractor shall thereafter submit further applications at intervals of no less than 30 days should the duration of the event make such necessary. The provision of the fully detailed and substantiated build-up at the time the written application is submitted is a prerequisite for any claim under this heading being accepted for consideration. Notification only of a future intention to submit a claim under this heading will not be accepted as complying with the requirements of this Clause.

                Provided always that the Main Contractor shall have taken all practical measures to have anticipated, prevented or mitigated the effects of the event that gave rise to the direct loss and/or expense."

        12.7 Delete the words "the Contract Drawings and described by or referred to in the Specification" in lines 2 to 3 of sub-clause 11(2) of General Conditions and replace with" and described by or referred to in the Contract Documents".

        12.8 Add the words "or Schedule of Rates" after the words "the Specification" in the following sub-clauses of the General Conditions:-

                (i)     line 2 of sub-clause 11(3);
                (ii)    lines 3 and 8 of sub-clause 11(4);
                (iii)   line 4 of sub-clause 11(5); and
                (iv)    line 3 of sub-clause 11(6).

Date: 26 September 2002          SCC/10 of 41*              Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC37 Employer's Insurance

        (1) Without limiting the Main Contractor's obligations, the Employer shall take out and maintain insurance for the benefit of and in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier in respect of:

                (a) the Works including, without limitation, all unfixed goods, materials and other constituent parts forming or intended to form part thereof and consumables delivered to the Site;

                (b) liability for the death of or injury to any person (other than in the employment of the Main Contractor or any of his sub-contractors) or loss of or damage to property (other than the Works and/or consumables) arising out of the execution of the Works; and

                (c) liability in respect of "self-employed persons" or "sole proprietors" involved in the execution of the Works,

                in the terms contained in the policies contained in Annex B, subject to any amendment required by the insurers other than as a result of default of the Employer.

        (2) The Main Contractor shall comply with the terms of the policies referred to in sub-clause (1) of this Clause and shall:

                (a) notify insurers and the Employer forthwith if an event giving rise to an insurance claim under such policy occurs;

                (b) prepare and submit to insurers particulars of all claims and do all things necessary to obtain proper settlement of all insurance claims under such policy (including, without limitation, those of its sub-contractors of any tier) provided that if in the opinion of the Employer the Main Contractor fails to pursue a claim with due diligence, the Employer shall have the right, exercisable on 14 (fourteen) day's notice, to assume control over the preparation, submission and settlement of any claim, subject always to having due regard to the interests of the Main Contractor; and

                (c) comply with any procedures issued by the Employer to the Main Contractor in respect of the preparation and/or submission of any insurance claim in respect of such policies.

        (3) All moneys payable under Section 1 of the policies referred to in sub-clause (1) of this Clause (Contractor's All Risks Insurance) exceeding HK$20,000,000 (Hong Kong Dollars twenty million) shall be, and the Main Contractor shall procure that they shall be, paid to the Employer who shall release any part thereof relating to claims of the Main Contractor to the Main Contractor within a reasonable time having regard to the progress of rectification of the loss or damage to which the claim relates.

Date: 26 September 2002           SCC/35 of 41 *            Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        (4) If and to the extent that the Employer receives money from the insurers in respect of any claim made by or on behalf of the Main Contractor or its sub-contractors of any tier, the Employer shall make payment to the Main Contractor or the relevant sub-contractor, without unreasonable delay, of such moneys or the appropriate proportion thereof having regard to the extent to which the relevant loss or damage to which such insurance moneys relate has been rectified in accordance with Clause SC35(2) or SC35(6) of these Special Conditions.

        (5) Any amounts not insured or not recovered under the policies referred to in sub-clauses (1)(a) and (1)(b) of this Clause including, without limitation, the amount of any deductibles (except for deductibles under the policy referred to in sub-clause (1)(c) of this Clause which shall be borne by the Main Contractor), shall be borne by the Main Contractor or the Employer in accordance with their respective responsibilities in accordance with Clause SC35 of these Special Conditions.

SC38 Contractor's Insurance

        (1) Without limiting his other obligations or the obligations of the Employer, the Main Contractor shall:

                (a) in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier, insure and keep insured the Permanent Works, Temporary Works and Contractor's Equipment manufactured for use in the execution of the Works for their full replacement value during manufacture against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Main Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

                (b) in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier, within 30 days from the Date for Possession, which obligation shall not be subcontracted by the Main Contractor pursuant to Clause 17 of the General Conditions, insure and keep insured, the Permanent Works, the Temporary Works and Contractor's Equipment during transit by land, sea or air from commencement of loading at the place of manufacture in the country of origin to the delivery to and unloading at the Site or any off-Site place of storage, fabrication or assembly within the Hong Kong Special Administrative Region and including whilst at any intermediate place of storage, fabrication or assembly outside the Hong Kong Special Administrative Region during the period of such transit, from a sum not less than their full replacement value plus 10 (ten) per cent of such value and the costs of transit against all perils which are usually and reasonably insurable, provided that the Employer may accept such a policy of insurance placed by the Main Contractor (but not by any sub-contractor) notwithstanding that the Employer is not named as a joint assured, if the Employer's interest is notified to and accepted in writing by the Main Contractor's insurer;

Date: 26 September 2002         SCC/36 of 41 **             Contract No. PCC-WKS

                                  Attachment 3
                                       to
                            Letter of Clarification
                                      for
                    Contract No. PCC-WKS, Wu Kai Sha Station

               (to Chun Wo Construction & Engineering Co., Ltd.)

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX B

                                INSURANCE POLICY

                                    PREAMBLE

1. In accordance with Clause SC37(1) of the Special Conditions, the Employer shall take out and maintain insurance policies for Contractor's All Risks and Third Party Liability and for liability in respect of "self-employed persons" or "sole proprietors" in the terms of the Policy Document provided herewith and with deductibles as stated therein.

2. In addition, the Employer shall take out and maintain an Excess Third Party Liability Insurance to increase the overall coverage limit to a maximum of HK$1,000,000,000 (Hong Kong Dollars One Thousand Million) for any one occurrence/unlimited in the aggregate, during the period of the Project, following the same coverage otherwise as the Primary Third Party Liability, Section 2, of the policy provided herewith.

Date: 26 September 2002              B/1**                  Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                       Kowloon-Canton Railway Corporation

                                Property Division
                   Public Transport Interchange Projects along
                            the East Rail Extensions

                                     [LOGO]
                                       KCR
                              [CHINESE CHARACTERS]

                                Owner Controlled
                            Construction All Risks &
                        Third Party Liability Insurance
                        (Synopsis of OCIP Master Policy)

                                   Prepared by

                                  [LOGO OF AON]

                       Aon Risk Services Hong Kong Limited
                         21st Floor, Aon China Building
                            29 Queen's Road Central
                                   Hong Kong
                            Telephone: (852) 2861 6666
                            Facsimile:(852) 2862 4113

Date: 10 September 2002              B/2***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                 CONSTRUCTION ALL RISKS & THIRD PARTY LIABILITY
                                    INSURANCE

                                  THE SCHEDULE

POLICY NUMBER:   To Be Advised

THE INSURED:     Kowloon-Canton Railway Corporation as Owners and/or all
                 Contractors and/or all Sub-Contractors of every tier and/or
                 Consultants of every tier employed by the aforesaid Owners and Contractors all for their respective rights and interests

INSURED          Construction of the Kowloon-Canton Railway Corporation's East
PROJECTS:        Rail Extensions and such additional advance or related works as may be included within its scope including the Public Transport
                 Interchanges along the East Rail Extensions.

INSURED          Each individual contract let separately within an Insured
CONTRACTS:       Project and including any supply and/or works orders issued in conjunction therewith and including such additional works as may be incorporated and all enabling works for future property developments.

TERRITORIAL      Anywhere within the Hong Kong Special Administrative Region
LIMITS:          that may be used in connection with the East Rail Extensions
                 Programme.

PERIOD OF        1. Construction Period of Insurance
INSURANCE:

                    From 1 August 2000 until 31 December 2004 and/or the commencement of commercial operation of each of the Insured Projects of the East Rail Extensions Programme whichever is the later and,

                 2. Defects Liability Period of Insurance

                    12 months Defects Liability Period or landscape establishment period or to the extent and terms defined in each applicable contract separately.

                 N.B. Any extension in the Construction Period of Insurance required by the Insured shall be automatically allowed by the Insurer provided that such extension shall not exceed 2 years. In the event that the construction period for the main works exceeds 4 years and 5 months an additional premium shall be mutually agreed but not exceeding pro-rata of the originally agreed premium rate.

INTEREST         Section One - Contract Works (Insured Property)
INSURED:

                 All Works, temporary works, components, equipment, materials and goods for incorporation therein, rolling stock and works trains, spares, temporary buildings, office equipment and all other property or equipment of whatsoever nature or description (but excluding Contractors' plant and equipment and spare parts therefore) all being the property of the Insured or for which they

Date: 10 September 2002              B/3***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                 may be responsible or hold themselves responsible at the site of the Insured Sect or works or elsewhere within the Territorial Limits including whilst in Transit in connection with the Insured Projects.

                 Section Two - Third Party Liability

                 Indemnification of liabilities incurred by the Insured in the course of undertaking the Insured Projects as defined herein.

SUM INSURED:     Section One - Contract Works

                 The Estimated Contract Sum

                 Section Two - Third Party Liability

                 HK$100,000,000 any one occurrence/unlimited in the aggregate during the Period of Insurance.

DEDUCTIBLES:     Section One - Contract Works

                 (a) HK$200,000 each and every loss arising out of storm,
                     tempest, typhoon, floodwater damage, subsidence, landslide, collapse, earthquake or tsunami.

                 (b) HK$1,250,000 each and every loss arising out of design, workmanship or materials.

                 (c) HK$75,000 each and every other loss in respect of contracts with values at inception exceeding HKS400,000,000.

                 (d) HK$45,000 each and every other loss in respect of contracts with values at inception between HK$400,000,000 and HK$100,000,000.

                 (e) HK$20,000 each and every other loss in respect of contracts with values at inception below HK$100,000,000,

                 Section Two - Third Party Liability

                 (a) HK$100,000 any one occurrence in respect of loss of or damage to third party property arising out of subsidence, collapse, vibration or removal of support or other ground movement

                 (b) HK$100,000 or 50% of loss whichever is the greater of the amount of loss or damage to any underground utility services any one occurrence involving loss of or damage to oil filled and/or fibre optic cables.

                 (c) HK$30,000 or 25% of loss any one occurrence in respect of loss of or damage to other underground services

                 (d) HK$20,000 any one occurrence in respect of any other loss of or damage to third party property

Date: 10 September 2002              B/4***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

EXCEPTIONS to Section 1 - Contractor's All Risks

1. Loss or destruction of or damage to cash, banknotes, treasury notes, cheques, stamps, deeds, bonds, bills of exchange, promissory notes or securities.

2. Loss or damage solely due to total or partial cessation of work against which the Insured shall have failed to take reasonable precautions to protect the Insured Property and to avoid or diminish the amount of such loss or damage.

3. Consequential loss or penalties of any kind whatsoever including delay in completing negotiating or loss of contracts.

4.      The cost of normal upkeep or normal making good.

5. Loss of any property by disappearance or by shortage where such loss is revealed only by the making of an inventory or periodic stocktaking. This exclusion shall apply to losses for which no explanation can be given and which show up only at the time of making an inventory or stocktaking. If a loss is discovered only at the time of making an inventory or stocktaking and it can be shown that such loss is due to a risk covered by the Policy, then the Insured shall be in no way prejudiced by this exclusion.

6. Loss of or damage to any aircraft or hovercraft or any waterborne vessel or craft and plant permanently mounted thereon other than safety boats, other non-power driven craft not exceeding 12 metres in length and floating works and temporary works.

7. Loss of or damage to contractors' equipment and mechanically propelled passenger or goods carrying vehicles used on the site including licenced road vehicles whether covered by any motor policy or not.

8. Damage to or loss, deterioration or death of trees or other natural vegetation pre-existing on any site at the commencement of a contract or consequent upon transplanting but this exclusion shall not apply to physical loss or damage resulting from an accidental occurrence arising out of the undertaking of the works.

9. The silting up of dredged areas nor for loss of or damage to underwater excavations, bedding material or other underwater fill, rock or protection caused by normal tide and current. In the context of the foregoing disturbance and consequent loss or damage caused by earthquake, tidal wave or tropical cyclone (defined as the hoisting of tropical cyclone signal No. 8 or higher by the Hong Kong Observatory) shall be accepted as abnormal and not excluded by the foregoing.

10.     Subsidence of reclaimed areas unless accidental.

11. Any repairs or replacements necessitated solely by wasting wearing away or wearing out caused by or naturally resulting from ordinary use of working, rusting, corrosion or gradual deterioration of any part of an item of Insured Property, but this exclusion shall not apply to damage resulting from such causes to other Insured Property by this policy.

Date: 10 September 2002              B/5***                 Contract No. PCC-WKS

SPECIAL CONDITIONS TO CONTRACT

12. Any sea or air transit. However, this exclusion shall not apply to any such transits commencing and finishing within the Territorial Limits of the Hong Kong Special Administrative Region.

13 The cost of pile casings or similar temporary works or temporary materials which may be abandoned or incapable of salvage after they have performed their original function.

14 Any item of risk for which a Contractor is required to effect insurance as stated in his contract with the Kowloon-Canton Railway Corporation.

15. Any increased costs of construction arising out of faulty setting out or similar difficulties of construction which increase the cost of completing the Insured Project. Provided that this exclusion shall not apply to actual damage to the Insured Property, howsoever caused.

16.     The amount(s) stated in the Deductibles Clause.

EXCEPTIONS to Section 2 - Third Party Liability

1 Liability in respect of death of or bodily injury (including illness) to any person under a contract of employment or apprenticeship with an Insured Party and arising out of and in the course of such person's employment or service with such Insured party.

2. Liability in respect of injury, illness, loss or damage or in connection with or arising from:

        a) the use of mechanically propelled passenger or goods carrying vehicles used on the public highway not being constructional plant primarily intended for use in the Insured's construction activities on site or otherwise used as a tool of trade;

        b) occurrences in respect of which liability is compulsorily insurable under any Road Traffic Act or similar legislation governing the use of motor vehicles.

3. Liability for loss of or damage to the permanent or temporary works and or materials forming part of the Insured Projects executed or in the course of execution by the contractors in performance of the Contract during the period of contractors' work (other than any period of maintenance or defects liability period) and the plant equipment or any other property of the contractor and or any sub-contractor brought onto the site of the Contract for the purpose of such direct performance or use in the connection with the Contract.

4. Liability resulting from, attributable to or caused by the ownership or possession of or use by the Insured of any aircraft or the navigation of any waterborne vessel or craft but this exclusion shall not apply to rowing boats, dinghies, workboats, safety boats, personnel boats (powered or unpowered), working rafts or other powered craft in any case not exceeding 12 meters in length and unless otherwise insured and whilst within Hong Kong territorial waters.

        Furthermore this exclusion shall not apply to the Works or temporary works whilst afloat except when they are attached to or under the control of and/or accidentally become detached from any tug, towing vessel or other marine craft.

Date: 10 September 2002               B/6*                  Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

5.      Liability in respect of loss or damage to:

        a) property belonging to or in the care, custody or control of the Insured (provided that in respect of any property being repaired, altered or maintained, this exclusion shall be limited to that part of the property being worked upon);

        b) property in respect of which the Insured is indemnified under any other Policy;

        but these exclusions shall not apply to any such property after being taken into use by the owner.

6. Liability assumed by the Insured under the terms of any contract or agreement which imposes upon the Insured liability which the Insured would not otherwise have incurred. (This exclusion shall not however apply to any contract described in the Schedule nor any contract or agreement for site access or the hire of plant or supply of materials or any agreement necessarily entered into in connection with the performance of the contract described in the Schedule with any public authority, local or central or government body or similar authority, nor any other contracts advised to and agreed by the Insurers).

7.      Liability arising out of:

        a) bodily injury or loss of or damage to or loss of use of property directly or indirectly caused by seepage pollution or contamination provided always that this paragraph (a) shall not apply to liability for bodily injury or loss of or physical damage to or destruction of tangible property or loss of use of such property damaged or destroyed where such seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

        b) the cost of removing nullifying or cleaning-up seeping polluting or contaminating substances unless the seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

8. Liability in respect of penalty sums fines or liquidated damages payable by the Insured in respect of delay or non-completion which attaches solely because of liability in the Insured's contract or agreement.

9. Liability arising out of negligence neglect error or omissions on the part of the Insured in the conduct and execution of their professional activities and duties except where such negligence neglect error or omission results in third party death, bodily injury and/or damage to property.

10.     The amount(s) stated in the Deductibles Clause.

Date: 10 September 2002               B/7*                  Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

GENERAL EXCEPTIONS to All Sections

The Indemnity provided by this Policy shall not apply to nor include: -

1.      Radioactive Contamination Exclusion Clause

        Indemnity for:

        a) any loss destruction or damage to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss;

        b)      any legal liability of whatsoever nature;

        directly or indirectly caused by or contributed to by or arising from:

        i) ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel.

        ii)     nuclear weapon materials.

        For the purpose of this exclusion only combustion shall include any self-sustaining process of nuclear fission.

2.      War etc Risks Exclusion Clause

        Loss, damage or liability directly or indirectly occasioned by happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, commandeering, requisition or destruction or damage by order of any Government de jure or de facto or by any public authority.

        Notwithstanding this war exclusion clause, the Insurance shall cover loss or damage:

        a) caused by missiles and/or mines and/or bombs and/or other explosives not discovered at the moment of commencement of the work on any part of the Insured Projects hereunder, so long as no state of war exists in which the country where the subject matter insured will be erected is involved;

        b) caused by strikes, locked-out workmen or persons taking part in labour disturbances, riots or civil commotions or persons acting maliciously;

        c) caused by shells and/or other missiles fired from military training grounds and/or dropped from military planes (in peacetime).

Date: 10 September 2002               B/8*                  Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                       Kowloon-Canton Railway Corporation

                                Property Division
                      Public Transport Interchange Projects

                                     [LOGO]
                                       KCR
                              [CHINESE CHARACTERS]

                        Construction Liability Insurance
                              (Synopsis of Policy)

                                   Prepared by
                                  [LOGO OF AON]

                       Aon Risk Services Hong Kong Limited
                         21st Floor, Aon China Building
                             29 Queen's Road Central
                                    Hong Kong
                           Telephone: (852) 2861 6666
                           Facsimile: (852) 2862 4113

Date: 26 September 2002                B/9

SPECIAL CONDITIONS OF CONTRACT

                        CONSTRUCTION LIABILITY INSURANCE

                                  THE SCHEDULE

POLICY NUMBER:  To Be Advised

THE INSURED:    (a)     Kowloon-Canton Railway Corporation and/or West Rail
                        Property Development Limited and/or associated and/or affiliated and/or subsidiary companies as the Principal.

                (b) All contractors and/or sub-contractors of any tier and/or Consultants for their site activities only and/or persons providing goods and services and/or other parties involved in connection with the undertaking of the contracts and/or their joint venture partners for their respective rights and interests.

INSURED         The development and construction of Public Transport Interchange
PROJECTS:       along the West Rail and East Rail Extension of Kowloon-Canton
                Railway Corporation.

INSURED         All contracts of enabling works, foundation, construction,
CONTRACTS:      development, decoration, maintenance, improvement and/or
                renovation, building services, mechanical and electrical works and all ancillary contracts relating to the Insured Projects awarded by the Principal.

TERRITORIAL     On or about the site of the Insured Projects including any work
LIMITS:         or areas used by the Insured in performance of the works,
                including site offices, worksites, fabrication and casting yards anywhere within the Territory of the Hong Kong Special
                Administrative including whilst in transit or temporarily stored away from the sites in connection with the Insured Contracts.

PERIOD OF       (a)     Construction Period
INSURANCE:
                        The duration of each contract period (subject to maximum
                        X months) estimated from June 2002 to June 2007

                (b)     Defects Liability Period

                        12 months Defects Liability Period or to the extent and terms as stated in each applicable contract separately in respect of Insured Contracts as defined which commence during the Inception Period of this policy.

INTEREST        Legal Liability of the Insured to third parties in respect of
INSURED:        accidental personal injury and/or property damage arising out of the Insured Projects, including liability to "Self-employed
                Persons" or "Sole Proprietors" involving in the performance of the Insured Contracts.

LIMIT OF        HK$100,000,000 any one accident but in aggregate for the period
INDEMNITY:      of insurance for Vibration, Removal or Weakening of Support and
                Principal's Existing Property

Dated: 26 September 2002              B/10

SPECIAL CONDITIONS OF CONTRACT

JURISDICTION:   Hong Kong Special Administrative Region

SPECIAL         1.      Safety Precautions
CONDITIONS:     2.      Asbestos Exclusion
                3.      90 Days Cancellation Condition
                4.      Final Declaration Clause
                5.      This policy will act as a "Difference-in-Conditions" and
                        "Difference-in-Limits" policy on top of the Construction
                        All Risks and Third Party Liability (OCIP) policy effected by KCRC

DEDUCTIBLES:    (a)     50% of adjusted loss amount, minimum HK$500,000 anyone
                        accident for damage to oil filled and/or fiber optic cables

                (b) 25% of adjusted loss amount, minimum HK$250,000 anyone accident for water damage to third party property, Vibration, Removal or Weakening of Support, Principal's Property and/or any underground utility services other than item (a) as described above

                (c) 5% of adjusted loss amount, minimum HK$100,000 for all other kind of losses (including third party property damage and/or third party bodily injury)

Dated: 26 September 2002              B/11

                                  Attachment 4
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)

SPECIFICATION - PRELIMINARIES

1.01    Definitions

        "TCC300 Contractor" means the contractor employed under a separate contract (ie. KCRC East Rail Extensions Contract TCC300 - Shek Mun to Lee On) by the Employer for the carrying out of the majority of the site formation work of the Public Transport Interchange and Property Development Enabling Works and execution of the work in Wu Kai Sha Station of Ma On Shan Rail adjacent to the Site of the Works. The Contract for the above work shall hereinafter be referred to as TCC300 Contract.

        "Time for Completion of the Works" means the number of days stipulated in the Appendix to the Conditions of Contract for the Completion of the Works.

        "Traffic Engineer" means MVA Hong Kong Ltd.

        "Trunk Road T7 Contractor" means a contractor employed by Government for the carrying out of the Trunk Road T7.

2.0     SITE, ACCESS AND WORKS

2.01    Site of the Works

        The Site of the Works is part of the future Wu Kai Sha Station Property Development site. It is bounded by the future Wu Kai Sha Station to the north, Sha On Street to the west, future Trunk Road T7 to the east and Monte Vista development to the south as shown on the Contract Drawing No. A/P/GP001.

2.02    Possession of Site and Completion

2.02.1  Possession of Site

        Possession of Site shall be given to the Main Contractor on the relevant Date for Possession as follows:- (The demarcation of the areas of the Site is shown on the Contract Drawing No. A/P/GP001)

        1.    Site Area A       : All areas except Areas B, C and D (i.e.
                                  including area for the construction of the Public Transport Interchange and Property Development Enabling Works, Station Emergency Vehicular Access, and works at the Green Formation Area (excluding those portions in Area C)).

        2.    Site Area B       : Area for the construction of the independent
                                  footbridge support by the TCC300 Contractor.
                                  This area will be possessed by the TCC300
                                  Contractor prior to the anticipated Date of Possession for Site Area B.

        3.    Site Area C       : Area C as shown on Contract Drawing No.
                                  A/P/GP001.

        4.    Site Area D       : Area D as shown on Contract Drawing No.
                                  A/P/GP001.

SPECIFICATION - PRELIMINARIES

2.02    Possession of Site and Completion (Cont'd)

2.02.1  Possession of Site (Cont'd)

        (iii)   Area C (Cont'd)

                The Main Contractor shall be responsible for the maintenance and use of the Site Area C throughout the Contract period. The Main Contractor shall make good any damage caused by himself or by others to the Works carried out within Site Area C. The Main Contractor shall directly claim from the respective contractor the cost of making good of the works for damage caused by the respective contractor and no claim under the Contract for time extension and/or loss and expense whatsoever will be entertained. The Main Contractor shall also be responsible for any loss, damages or delay incurred by these separate contractors which are caused by the Main Contractor.

        (iv)    Area D

                The Main Contractor shall note that Site Area D is currently part of the Site of Trunk Road T7 Contract for the construction of Trunk Road T7. The Main Contractor will therefore not be allowed the site possession of the Site Area D at the commencement of the Contract. The anticipated Date of Possession of Site Area D is not later than 30 June 2004.

                Before the actual possession of Site Area D, the Main Contractor however will be granted by the Trunk Road T7 the right of access to the Site Area D for the carrying out of his Works. The detail arrangement, timing, duration, manner and conditions, etc. of such granted access to the Site Area D shall be subject to the coordination and agreement between the Main Contractor and Trunk Road T7 Contractor and such granted access is at the Main Contractor's own risk.

                The Main Contractor shall properly protect the Works being carried out or completed within Site Area D throughout the Contract period, no matter before or after the actual possession of Site Area D. The Main Contractor shall directly claim from the respective contractors the cost of making good of the Works for damage caused by the respective contractor and no claim under the Contract for time extension and/or loss and expense whatsoever will be entertained. The Main Contractor shall also be responsible for any loss, damages or delay incurred by the Trunk Road T7 Contractor which are caused by the Main Contractor.

SPECIFICATION - PRELIMINARIES

2.02    Possession of Site and Completion (Cont'd)

2.02.2  Completion of the Works

        The Main Contractor shall complete the whole of the Works on or before the Date for Completion as stipulated in the Appendix to the Conditions of Contract.

        The Main Contractor's attention is drawn to his contractual obligation that the Works are required to be handed over to the Government for operation to match with the operation of the new Ma On Shan Rail, before Practical Completion of the Works will be certified.

        It shall be the Main Contractor's responsibility to design and submit to the Architect for approval, consent, permit, etc. of the site safety supervision plan, Temporary Works (save and except those submitted by the Structural Engineer), hoarding, the Temporary Traffic Management Scheme (as stated in Clause PSB39.00 of Particular Specification), etc. that will be required for the execution of the Contract. Time for Completion of the Works shall include the time required for obtaining such approval and issuance of consent from the Authorities for carrying out these works.

        All testing and commissioning as required by the Architect and the Authorities shall form part of the Works and is to be completed prior to the Date of Completion. The Main Contractor shall ensure that adequate notice is given for Works completed and ready for testing to ensure that no delay will arise in this connection.

        For the avoidance of doubt, it is expressly agreed that Time for Completion of the Works shall include, but not be limited to:-

        (i) the time required for the preparation and submission of record plans, carrying out of satisfactory tests and the submission of test reports;

SPECIFICATION - PRELIMINARIES

2.06    Access to Site

2.06.1  Generally

        The Main Contractor shall provide and maintain full vehicular and pedestrian access at all time to all the site areas including all safety measures to the satisfaction of the Architect and the relevant Authorities during the course of this Contract for the use of the Public, Specialist Contractors and the Public Utilities Companies, including submission to the relevant Authorities for approval and consents where necessary.

        In view of the foregoing, the Main Contractor shall be deemed to have made himself fully conversant with the situation in regard to access. No claims for additional expenses or extension of time whatsoever shall be entertained in connection of these respects.

2.06.2  Access to the Site Areas A, B, and D

        Site Areas A, B and D of the Site can be tentatively accessed via Sha On Street as indicated on Contract Drawing No. A/P/GP001.

2.06.3  Access to Site Area C

        The access to Site Area C shall be made via Sha On Street at locations to be proposed by the Main Contractor in accordance with the phasing and sequence of road works and the Temporary Traffic Management Scheme as proposed by the Main Contractor and accepted by the Government in accordance with Clause 2.04.5 of the Specification - Preliminaries.

2.06.4 5.50m Wide access provided for the TCC300 Contractor and any other contractors authorized by the Architect

        A 5.50 m (minimum) wide construction access through the Site from Sha On Street to the Wu Kai Sha Station site shall be provided and maintained for the TCC300 Contractor and any other contractors authorized by the Architect throughout the Contract period to the satisfaction of the Architect (also refer the requirements as stated in Clause 9.03(ii) of the Specification Preliminaries).

        The Main Contractor shall programme his work so that this 5.50m wide access provided for the TCC300 Contractor and any other contractors authorized by the Architect does not delay his completion of the Works. The Main Contractor is deemed to have allowed all cost and time implications generated by the execution of this Contract with this provision of access to the TCC300 Contractor and any other contractors authorized by the Architect.

SPECIFICATION - PRELIMINARIES

9.03    Wu Kai Sha Station (Cont'd)

        (v)     (Cont'd)

                The Main Contractor shall coordinate and agree with the TCC300 Contractor the detailed arrangement, manner and programme of site access, phasing of works, interfacing of works area, programme of the work of TCC300 Contract in relation to the Main Contractor's works programme, location of storage etc. to facilitate the timely completion of the Works. The Main Contractor shall be responsible for all cost and time implications to TCC300 Contract and this Contract arising from any failure on his part to comply with these requirements.

        (vi)    Interfacing requirements

                Without prejudice to the Main Contractor's obligation in the interfacing works with others in other clauses or subclauses as stated in this Specification Preliminaries, the Main Contractor's attention is drawn to those requirements as per Clause PSB40.00 of the Particular Specification to ensure that all concerned interfacing requirements with the TCC300 Contractor are properly resolved.

9.04    Sai Sha Road/Sha On Street Road Widening

        (i) Sai Sha Road Widening Works at Sha On Street at adjacent area of the Site will be in progress throughout the Contract period.
        (ii) The Main Contractor shall liaise with Sai Sha Road Widening Works Contractor in accordance with the requirements as stated in Clause 2.04.5 of the Specification Preliminaries.

9.05    Trunk Road T7

        The construction of Trunk Road T7 to the east of the Site will be in progress throughout the Contract period. A set of construction details and programme for the Trunk Road T7 is available for inspection in accordance with the requirements as stated in Annex C - List of Information Available for Inspection of Section One of the Instructions to the Tenderers. The Main Contractor shall be responsible for coordination with the Trunk Road T7 Contractor on all interfacing issues including without limitation to the detailed levels, site accesses, works areas and phasing of works. The Main Contractor shall coordinate with the Trunk Road T7 Contractor on the access to the Site Area D for the carrying out of his Works in accordance with the requirements as stated in 2.02.1 of the Specification Preliminaries

                                  Attachment 5
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)

                                 [LOCATION PLAN]

                             [SITE POSSESSION PLAN]

                                  Attachment 6
                                       to
                             Letter of Clarification
                                       for
                    Contract No. PCC-WKS, Wu Kai Sha Station

                (to Chun Wo Construction & Engineering Co., Ltd.)

                       Kowloon-Canton Railway Corporation
                                Property Division
                              Contract No. PCC-WKS
                       Wu Kai Sha Station, Ma On Shan Rail

                        Public Transport Interchange and
            Property Development Enabling Works Construction Contract

                              Tender Clarification
                              Summary of Revisions
                                 30 August 2002

                       From       To
Drawing No.          Revision  Revision
--------------       --------  --------

A/P/GP102                4         6
SK-1                    N/A        -
8269-EL-301              1         2
8269-PD-102              1         A
8269-PD-401              -         A
SF/02                    B         C
SF/03                    B         C
SF/04                    B         C
SF/05                    A         B
SF/07                    0         A
23275/C/DR/03            0         1
23275/C/RW/11            0         1
R/101                   N/A        1
R/102                   N/A        1
R/103                   N/A        1
R/201                   N/A        1
R/202                   N/A        1
R/203                   N/A        1
R/204                   N/A        1
R/205                   N/A        1
R/206                   N/A        1
R/207                   N/A        1
R/208                   N/A        1
R/209                   N/A        1
R/210                   N/A        1
R/221                   N/A        1
R/222                   N/A        1
R/223                   N/A        1
R/224                   N/A        1
R/225                   N/A        1
R/226                   N/A        1
R/227                   N/A        1
R/228                   N/A        1

                       Kowloon-Canton Railway Corporation
                                Property Division
                              Contract No. PCC-WKS
                       Wu Kai Sha Station, Ma On Shan Rail

                        Public Transport Interchange and
            Property Development Enabling Works Construction Contract

                              Tender Clarification
                              Summary of Revisions
                                 30 August 2002

                       From       To
Drawing No.          Revision  Revision
--------------       --------  --------

R/241                   N/A        1
R/242                   N/A        1
R/243                   N/A        1
R/244                   N/A        1
R/245                   N/A        1
R/246                   N/A        1
R/247                   N/A        1
R/248                   N/A        1
R/249                   N/A        1
R/250                   N/A        1
R/251                   N/A        1
R/252                   N/A        1
R/253                   N/A        1
R/254                   N/A        1
R/255                   N/A        1
R/256                   N/A        1
R/257                   N/A        1
R/258                   N/A        1
R/259                   N/A        1
R/260                   N/A        1
R/261                   N/A        1
R/262                   N/A        1
R/263                   N/A        1
R/264                   N/A        1
R/265                   N/A        1
R/266                   N/A        1
R/267                   N/A        1
R/268                   N/A        1

                       Kowloon-Canton Railway Corporation
                                Property Division
                              Contract No. PCC-WKS
                       Wu Kai Sha Station, Ma On Shan Rail

                        Public Transport Interchange and
            Property Development Enabling Works Construction Contract

                              Tender Clarification
                              Summary of Revisions
                                 30 August 2002

                       From       To
Drawing No.          Revision  Revision
--------------       --------  --------

R/301                   N/A        1
R/302                   N/A        1
R/303                   N/A        1
R/304                   N/A        1
R/305                   N/A        1
R/321                   N/A        1
R/322                   N/A        1
R/323                   N/A        1
R/324                   N/A        1
R/325                   N/A        1
R/341                   N/A        1
R/342                   N/A        1
R/343                   N/A        1
R/344                   N/A        1
R/345                   N/A        1
R/346                   N/A        1
R/347                   N/A        1
R/348                   N/A        1
R/349                   N/A        1
R/350                   N/A        1
R/351                   N/A        1
R/352                   N/A        1
R/361                   N/A        1
R/401                   N/A        1
R/402                   N/A        1
R/501                   N/A        1
TFN/TD01                N/A        1
TFN/TD02                N/A        1

                                    CONTRACT
                                   CONDITIONS

                                     [LOGO]
                                       KCR
                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                                PROPERTY DIVISION

                              CONTRACT NO. PCC-WKS
                       WU KAI SHA STATION, MA ON SHAN RAIL

                        PUBLIC TRANSPORT INTERCHANGE AND
                       PROPERTY DEVELOPMENT ENABLING WORKS
                              CONSTRUCTION CONTRACT

                             CONDITIONS OF CONTRACT

GENERAL CONDITIONS OF CONTRACT

                         GENERAL CONDITIONS OF CONTRACT

                 The General Conditions of Contract shall be the
            Agreement and Schedule of Conditions of Building Contract
             for use in the Hong Kong Special Administrative Region,
                       Standard Form of Building Contract
                      Private Edition - Without Quantities
                     First RICS (HK Branch) Edition (1986),
                   First amendments published September 1997,
                      Second amendments published July 1999
                          issued under the sanction of
                     the Hong Kong Institute of Architects,
       the Royal Institution of Chartered Surveyors (Hong Kong Branch) and
                       the Society of Builders, Hong Kong

Rev. [-]: [-]                                               Contract No. PCC-WKS
Addendum No. [-]

                      Agreement & Schedule of Conditions of
                                BUILDING CONTRACT
                            for use in the Hong Kong
                          Special Administrative Region

                       Standard Form of Building Contract
                      Private Edition -- Without Quantities

PRIVATE EDITION (WITHOUT QUANTITIES)

ARTICLES OF AGREEMENT

made the____________________________day of_____________________20______ between
Kowloon-Canton Railway Corporation of (or whose registered office is situate at) KCRC House, No. 9. Lok King Street, Fo Tan, Sha Tin, N.T., Hong Kong (hereinafter called "the Employer") of the one part and Chun Wo Construction & Engineering Co., LTd. of (or whose registered office is situate at) C2, 5/F., Hong Kong Spinners Industrial Building, 601-603, Tai Nam West Street, Cheung Sha Wan, Kowloon, Hong Kong (hereinafter called 'the Main Contractor') of the other part. Whereas the Employer is desirous of* construction of the Public Transport Interchange and Property Development Enabling Works (hereinafter called 'the Works') at Wu Kai Sha Station, Ma On Shan Rail, Contract No. PCC-WKS and has caused Drawings and a Specification marked "A"** showing and describing the work to be done to be prepared by or under the direction of Ronald Lu & Partners (HK) Ltd. of 22nd Floor, Wu Chung House, 213 Queen's Road East, Wanchai, Hong Kong his Architect_________________________.

[STAMP]

----------
 * State nature of intended Works.
** It is important that the document to be used as Specification should be marked "A".

And Whereas the said Drawings as enumerated within the Specification (hereinafter referred to as 'the Contract Drawings') and the Specification (hereinafter referred to as 'the Specification') have been signed by or on behalf of the parties hereto And Whereas the Main Contractor has made an estimate of the sum which he will require for carrying out the said work;

Now it is hereby agreed as follows :

1       For the consideration hereinafter mentioned the Main Contractor will upon and subject to the Conditions annexed hereto carry out and complete the Works shown upon the Contract Drawings and described by or referred to in the Specification and in the said Conditions.

2       The Employer will pay to the Main Contractor the sum of Hong Kong
Dollars Two Hundred and Thirty Eight Million Nine Hundred Thousand (HK$ 238,900,000.00) (hereinafter referred to as 'the Contract Sum') or such other sum as shall become payable hereunder at the times and in the manner specified in the said Conditions.

3       The term 'the Architect' in the said Conditions shall mean the said
Ronald Lu & Partners (HK) Ltd. of 22nd Floor, Wu Chung House, 213 Queen's Road East, Wanchai, Hong Kong or, in the event of his death or ceasing to be the Architect for the purpose of this Contract, such other person as the Employer shall nominate for that purpose, not being a person to whom the Main Contractor shall object for reasons considered to be sufficient by an arbitrator appointed in accordance with clause 35 of the said Conditions. Provided always that no person subsequently appointed to be the Architect under this Contract shall be entitled to disregard or overrule any certificate or opinion or decision or approval or instruction given or expressed by the Architect for the time being.

4[A]    The term 'the Quantity Surveyor' in the said Conditions shall mean
Levett & Bailey Chartered Quantity Surveyors Limited of 20th Floor, Eastern Central Plaza, 3 Yiu Hing Road, Shaukeiwan, Hong Kong or, in the event of his death or ceasing to be the Quantity Surveyor for the purpose of this Contract, such other person as the Employer shall nominate for that purpose, not being a person to whom the Main Contractor shall object for reasons considered to be sufficient by an arbitrator appointed in accordance with clause 35 of the said Conditions.

*4[B] The functions ascribed by the said Conditions to the 'Quantity Surveyor' shall be exercised by___________________________________________________________
of______________________________________________________________________________
or, in the event of his death or ceasing to exercise the function of the Quantity Surveyor for the purpose of this Contract, by such other person as the Employer shall nominate for that purpose, not being a person to whom the Main Contractor shall object for reasons considered to be sufficient by an arbitrator appointed in accordance with clause 35 of the said Conditions.

[STAMP]

----------
* Article 4 [A] is to apply where a Quantity Surveyor is appointed, and
  Article 4 [B] is to apply where no Quantity Surveyor is appointed. Therefore complete whichever is appropriate and delete the alternative.

IN WITNESS whereof this Articles of Agreement has been executed as a deed the day and year first above written.

THE SEAL of THE KOWLOON-CANTON                     )
RAILWAY CORPORATION is hereunto affixed            )
by authority of the Managing Board; and signed by  )


---------------------------------        ---------------------------------
Authorised Signature                     Authorised Signature


In the presence of:-

---------------------------------        ---------------------------------
Witness                                  Witness

THE COMMON SEAL of                      )
CHUN WO CONSTRUCTION &                  )
ENGINEERING CO. LTD.                    )
was affixed hereto                      )
in the presence of:                     )


---------------------------------
Authorised Signature

                                       3*

                INDEX

Clause No.                                                                  Page

           1    Main Contractor's Obligations.............................     5
           2    Architect's Instructions..................................     5
           3    Contract Documents........................................     6
           4    Statutory Obligations, Notices, Fees and Charges..........     6
           5    Levels and Setting out of the Works.......................     7
           6    Materials, Goods and Workmanship to Conform to
                Description, Testing and Inspection.......................     7
           7    Royalties and Patent Rights...............................     8
           8    Foreman-in-Charge.........................................     8
           9    Access for Architect to the Works.........................     8
          10    Clerk of Works............................................     8
          11    Variations, Provisional and Prime Cost Sums...............     8
          12    Quality and Quantity of the Work..........................    10
          13    Contract Sum..............................................    10
          14    Materials and Goods, Unfixed or Off-site..................    11
          15    Practical Completion and Defects Liability................    11
          16    Sectional Completion......................................    11
          17    Assignment or Sub-letting.................................    13
          18    Injury to Persons and Property and Employer's Indemnity...    13
          19    Insurance against Injury to Persons and Property..........    13
          20    Insurance of the Works against Fire, etc..................    15
          21    Possession, Completion and Postponement...................    16
          22    Damages for Non-completion................................    17
          23    Extension of Time.........................................    17
          24    Loss and Expense Caused by Disturbance of Regular
                 Progress of the Works....................................    18
          25    Determination by Employer.................................    19
          26    Determination by Main Contractor..........................    20
          27    Nominated Sub-Contractors.................................    22
          28    Nominated Suppliers.......................................    26
          29    Artists and Tradesmen.....................................    27
          30    Certificates and Payments.................................    29
          31    Surety Bond...............................................    30
          32    Outbreaks of Hostilities..................................    31
          33    War Damage................................................    31
          34    Antiquities...............................................    32
          35    Arbitration...............................................    33
          36    Fluctuation in Wage Rates.................................    34
                Appendix..................................................    36

        THE CONDITIONS HEREINBEFORE REFERRED TO:

1       Main Contractor's Obligations

        (1) The Main Contractor shall upon and subject to these Conditions carry out, take full responsibility for the care of, and complete the Works shown upon the Contract Drawings and described by or referred to in the Specification and in these Conditions in every respect to the reasonable satisfaction of the Architect.

        (2) If the Main Contractor shall find any discrepancy in or divergence between the Contract Drawings and/or the Specification he shall immediately give to the Architect a written notice specifying the discrepancy or divergence, and the Architect shall issue instructions in regard thereto.

                                        Main Contractor's Obligations

                                        [STAMP]

2       Architect's Instructions

        (1) The Main Contractor shall (subject to sub-clauses (2) and (3) of this Condition) forthwith comply with all instructions issued to him by the Architect in regard to any matter in respect of which the Architect is expressly empowered by these Conditions to issue instructions. If within seven days after receipt of a written notice from the Architect requiring compliance with an instruction the Main Contractor does not comply therewith, then the Employer may employ and pay other persons to execute any work whatsoever which may be necessary to give effect to such instruction and all costs incurred in connection with such employment shall be recoverable from the Main Contractor by the Employer as a debt or may be deducted by him from any monies due or to become due to the Main Contractor under this Contract.

                                        Architect's Instructions

                                        [STAMP]

        (2) Upon receipt of what purports to be an instruction issued to him by the Architect the Main Contractor may request the Architect to specify in writing the provision of these Conditions which empowers the issue of the said instruction. The Architect shall forthwith comply with any such request, and if the Main Contractor shall thereafter comply with the said instruction (neither party before such compliance having given to the other a written request to concur in the appointment of an arbitrator under clause 35 of these Conditions in order that it may be decided whether the provision specified by the Architect empowers the issue of the said instruction), then the issue of the same shall be deemed for all the purposes of this Contract to have been empowered by the provision of these Conditions specified by the Architect in answer to the Main Contractor's request.

        (3) All instructions issued by the Architect shall be issued in writing. Any instruction issued orally shall be of no immediate effect, but shall be confirmed in writing by the Main Contractor to the Architect within seven days, and if not dissented from in writing by the Architect to the Main Contractor within seven days from receipt of the Main Contractor's confirmation shall take effect as from the expiration of the latter said seven days.

        Provided always:

                (a) That if the Architect within seven days of giving such an oral instruction shall himself confirm the same in writing, then the Main Contractor shall not be obliged to confirm as aforesaid, and the said instruction shall take effect as from the date of the Architect's confirmation, and

                (b) That if neither the Main Contractor nor the Architect shall confirm such an oral instruction in the manner and at the time aforesaid but the Main Contractor shall nevertheless comply with the same, then the Architect may confirm the same in writing at any time prior to the issue of the Final Certificate, and the said instruction shall thereupon be deemed to have taken effect on the date on which it was issued.

3       Contract Documents

        (1) The Contract Drawings, the Specification and the Schedule of Rates hereinafter referred to shall remain in the custody of the Architect or of the Quantity Surveyor so as to be available at all reasonable times for the inspection of the Employer or of the Main Contractor.

Contract Documents

[STAMP]

        (2)     (a)     Immediately after the execution of this Contract the
                        Architect without charge to the Main Contractor shall furnish him (unless he shall have been previously furnished) with-

                        (i) one copy certified on behalf of the Employer of the Articles of Agreement and of these Conditions,

                        (ii)    two copies of the Contract Drawings, and

                        (iii)   two copies of the Specification.

                (b) Immediately after the execution of this Contract the Main Contractor without charge to the Employer shall furnish the Architect (unless he shall have been previously furnished) with a schedule of the rates upon which the Main Contractor's estimate was based. Such schedule is hereinafter referred to as 'the Schedule of Rates'.

        (3) As and when from time to time as may be necessary the Architect without charge to the Main Contractor shall furnish him with two copies of such drawings or details as are reasonably necessary either to explain and amplify the Contract Drawings or to enable the Main Contractor to carry out and complete the Works in accordance with these Conditions.

        (4) The Main Contractor shall keep one copy of the Contract Drawings, one copy of the Specification, and one copy of the drawings and details referred to in sub-clause (3) of this Condition upon the Works so as to be available to the Architect or his representative at all reasonable times.

        (5) Upon final payment under clause 30 (6) of these Conditions the Main Contractor shall, if so requested by the Architect, forthwith return to the Architect all drawings, details, specifications, descriptive schedules and other documents of a like nature which bear his name.

        (6) None of the documents hereinbefore mentioned (except the Schedule of Rates) and no bill of quantities or other statement as to quantities of work at any time supplied to or by the Main Contractor shall be used by him for any purpose other than this Contract and neither the Employer, the Architect nor the Quantity Surveyor shall divulge or use except for the purposes of this Contract any of the rates in the Schedule of Rates.

        (7) Any certificate to be issued by the Architect under these Conditions shall be issued to the Main Contractor.

4       Statutory Obligations, Notices, Fees and Charges

        (1) The Main Contractor shall comply with and give all notices required by any Act or Ordinance of Government, any instrument, rule or order made under any Act or Ordinance of Government, or any regulation or byelaw of any local authority or of any statutory undertaker which has any jurisdiction with regard to the Works or with whose systems the same are or will be connected. The Main Contractor before making any variation from the Contract Drawings or the Specification necessitated by such

Statutory Obligations, Notices, Fees
and Charges

[STAMP]

4       Statutory Obligations, Notices, Fees and Charges (Cont'd)

        compliance shall give to the Architect a written notice specifying and giving the reason for such variation and the Architect may issue instructions in regard thereto. If within seven days of having given the said written notice the Main Contractor does not receive any instructions in regard to the matters therein specified, he shall proceed with the work conforming to the Act or Ordinance of Government, instrument, rule, order, regulation or byelaw in question and any variation thereby necessitated shall be deemed to be a variation required by the Architect.

        (2) The Main Contractor shall pay and indemnify the Employer against liability in respect of any fees or charges (including any rate or taxes) legally demandable under any Act or Ordinance of Government, any instrument, rule or order made under any Act or Ordinance of Government, or any regulation or byelaw of any local authority or of any statutory undertaker in respect of the Works. Provided that the amount of any such fees or charges (including any rates or taxes) shall be added to the Contract Sum unless they

                (a) arise in respect of work executed or materials or goods supplied by a local authority or statutory undertaker for which a prime cost sum is included in the Specification or Summary of Tender or for which a prime cost sum has arisen as a result of Architect's instructions given under clause 11 (3) of these Conditions, or

                (b) are provided for in the Specification or Summary of Tender.

5       Levels and Setting Out of the Works

                                        Levels and Setting out of the Works

                                        [STAMP]

        The Architect shall determine any levels which may be required for the execution of the Works, and shall furnish to the Main Contractor by way of accurately dimensioned drawings such information as shall enable the Main Contractor to set out the Works at ground level. Unless the Architect shall otherwise instruct, in which case the Contract Sum shall be adjusted accordingly, the Main Contractor shall be responsible for and shall entirely at his own cost amend any errors arising from his own inaccurate setting out.

6 Materials, Goods and Workmanship to Conform to Description, Testing and Inspection

                                        Materials, Goods and Workmanship to
                                        Conform to Description, Testing and
                                        Inspection

                                        [STAMP]

        (1) All materials, goods and workmanship shall so far as procurable be of the respective kinds and standards described in the Specification.

        (2) The Main Contractor shall upon the request of the Architect furnish him with vouchers to prove that the materials and goods comply with sub-clause (1) of this Condition.

        (3) The Architect may issue instructions requiring the Main Contractor to open up for inspection any work covered up or to arrange for or carry out any test of any materials or goods (whether or not already incorporated in the Works) or of any executed work, and the cost of such opening up or testing (together with the cost of making good in consequence thereof) shall be added to the Contract Sum unless provided for in the Specification or unless the inspection or test shows that the work, materials or goods are not in accordance with this Contract.

        (4) The Architect may issue instructions in regard to the removal from the site of any work, materials or goods which are not in accordance with this Contract.

        (5) The Architect may (but not unreasonably or vexatiously) issue instructions requiring the dismissal from the Works of any person employed thereon.

7       Royalties and Patent Rights

        All royalties or other sums payable in respect of the supply and use in carrying out the Works as described by or referred to in the Specification of any patented articles, processes or inventions shall be deemed to have been included in the Contract Sum, and the Main Contractor shall indemnify the Employer from and against all claims, proceedings, damages, costs and expenses which may be brought or made against the Employer or to which he may be put by reason of the Main Contractor infringing or being held to have infringed any patent rights in relation to any such articles, processes and inventions. Provided that where in compliance with Architect's instructions the Main Contractor shall supply and use in carrying out the Works any patented articles, processes or inventions, the Main Contractor shall not be liable in respect of any infringement or alleged infringement of any patent rights in relation to any such articles, processes and inventions and all royalties damages or other monies which the Main Contractor may be liable to pay to the persons entitled to such patent rights shall be added to the Contract Sum.

Royalties and Patent Rights

[STAMP]

8       Foreman-in-Charge

        The Main Contractor shall constantly keep upon the Works a competent foreman-in-charge and any instructions given to him by the Architect shall be deemed to have been issued to the Main Contractor. Provided that if the Architect so requires, the foreman-in-charge shall be English-speaking or, an interpreter through whom the Architect may give instructions shall be employed constantly on the site of the Works.

Foreman-in-Charge

[STAMP]

9       Access for Architect to the Works

        The Architect and his representatives shall at all reasonable times have access to the Works and to the workshops or other places of the Main Contractor where work is being prepared for the Contract, and when work is to be so prepared in workshops or other places of a sub-contractor (whether or not a Nominated Sub-Contractor as defined in clause 27 of these Conditions) the Main Contractor shall by a term in the sub-contract so far as possible secure a similar right of access to those workshops or places for the Architect and his representatives and shall do all things reasonably necessary to make such right effective.

Access for Architect to the Works

10      Clerk of Works

        The Employer shall be entitled to appoint a Clerk of Works or the Architect a representative whose duty shall be to act solely as inspector on behalf of the Employer under the directions of the Architect, and the Main Contractor shall afford every reasonable facility for the performance of that duty. If any directions are given to the Main Contractor or to his foreman upon the Works by the Clerk of Works or the Architect's representative the same shall be of no effect unless given in regard to a matter in respect of which the Architect is expressly empowered by these Conditions to issue instructions and unless confirmed in writing by the Architect within two working days of their being given. If any such directions are so given and confirmed then as from the date of confirmation they shall be deemed to be Architect's instructions.

Clerk of Works

[STAMP]

11      Variations, Provisional and Prime Cost Sums

        (1) The Architect may issue instructions requiring a variation and he may sanction in writing any variation made by the Main Contractor otherwise than pursuant to an instruction of the Architect. No variation required by the Architect or subsequently sanctioned by him shall vitiate this Contract.

Variations, Provisional and Prime
Cost Sums

[STAMP]

11      Variations, Provisional and Prime Cost Sums (Cont'd)

        (2) The term 'variation' as used in these Conditions means the alteration or modification of the design, quality or quantity of the Works as shown upon the Contract Drawings and described by or referred to in the Specification and includes the addition, omission or substitution of any work, the alteration of the kind or standard of any of the materials or goods to be used in the Works, and the removal from the site of any work, materials or goods executed or brought thereon by the Main Contractor for the purposes of the Works other than work, materials or goods which are not in accordance with this Contract.

        (3) The Architect shall issue instructions in regard to the expenditure of prime cost* and provisional sums included in the Specification or Summary of Tender and of prime cost sums which arise as a result of instructions issued in regard to the expenditure of provisional sums.

        (4) All variations required by the Architect or subsequently sanctioned by him in writing and all work executed by the Main Contractor for which provisional sums are included in the Specification or Summary of Tender (other than work for which a tender made under clause 27 (g) of these Conditions has been accepted) shall be measured and valued by the Quantity Surveyor who shall give to the Main Contractor an opportunity of being present at the time of such measurement and of taking such notes and measurements as the Main Contractor may require. The valuation of variations and of work executed by the Main Contractor for which a provisional sum is included in the Specification or Summary of Tender (other than work for which a tender has been accepted as aforesaid) unless otherwise agreed shall be made in accordance with the following rules:-

                (a) The prices in the Schedule of Rates shall determine the valuation of work of similar character executed under similar conditions as work priced therein;

                (b) The said prices, where work is not of a similar character or executed under similar conditions as aforesaid, shall be the basis of prices for the same so far as may be reasonable, failing which a fair valuation thereof shall be made;

                (c) Where work cannot properly be measured and valued the Main Contractor shall be allowed daywork rates :

                        (i) at the rates inserted by the Main Contractor in the Schedule of Rates or in the Form of Tender; or

                        (ii) where no such rates have been inserted, the Quantity Surveyor shall determine rates that are reasonable;

                        (iii) where materials are specifically provided for work valued under sub-clause (4) (c) of this Condition such materials shall be valued at cost plus the cost of packing, carriage and delivery with an addition of fifteen per cent (15%) for overheads and profit.

                        Provided that in any case vouchers, specifying the time daily spent upon the work (and if required by the Architect the workmen's names) and the materials employed, shall be delivered for verification to the Architect or his authorised representative not later than the end of the week following that in which the work has been executed;

                (d) The rates contained in the Schedule of Rates shall determine the valuation of items omitted; provided that if omissions substantially vary the conditions

----------
* The term 'prime cost' may be indicated by the abbreviation 'P.C.' in any document relating to this Contract (including the Specification), and wherever the abbreviation is used it shall be deemed to mean 'prime cost'.

11      Variations, Provisional and Prime Cost Sums (Cont'd)

                        under which any remaining items of work are carried out the prices for such remaining items shall be valued under rule (b) of this sub-clause.

                (e) If required by the Architect the Main Contractor shall within fourteen days of the Architect's written request submit a detailed estimate of the value of any variation.

        (5) Effect shall be given to the measurement and valuation of variations under sub-clause (4) of this Condition in Interim Certificates and by adjustment of the Contract Sum; and effect shall be given to the measurement and valuation of work for which a provisional sum is included in the Specification or Summary of Tender under the said sub-clause in Interim Certificates and by adjustment of the Contract Sum in accordance with clause 30 (5) (c) of these Conditions.

        (6) If upon written application being made to him by the Main Contractor, the Architect is of the opinion that a variation or the execution by the Main Contractor of work for which a provisional sum is included in the Specification or Summary of Tender (other than work for which a tender made under clause 27 (g) of these Conditions has been accepted] has involved the Main Contractor in direct loss and/or expense for which he would not be reimbursed by payment in respect of a valuation made in accordance with the rules contained in sub-clause (4) of this Condition and if the said application is made within a reasonable time of the loss or expense having been incurred, then the Architect shall either himself ascertain or shall instruct the Quantity Surveyor to ascertain the amount of such loss or expense. Any amount from time to time so ascertained shall be added to the Contract Sum, and if an Interim Certificate is issued after the date of ascertainment any such amount shall be added to the amount which would otherwise be stated as due in such Certificate.

12      Quality and Quantity of the Work

        (1) The quality and quantity of the work included in the Contract Sum shall be deemed to be that which is shown upon the Contract Drawings or described in the Specification, but save as aforesaid nothing contained in the Contract Drawings or the Specification shall override, modify, or affect in any way whatsoever the application or interpretation of that which is contained in these Conditions.

Quality and Quantity of the Work

[STAMP]

        (2) If any discrepancy in or divergence between the Contract Drawings and the Specification should arise, the Specification shall take precedence over the Contract Drawings unless otherwise stated in the Specification.

        (3) Any error in desciption or in quantity in or omission of items from the Contract Drawings and/or the Specification shall not vitiate this Contract but shall be corrected and deemed to be a variation required by the Architect.

        (4) Any bills of quantities or other statements as to quantities of work which may at any time be supplied to or by the Main Contractor shall not form part of this Contract, and the rates contained in the Schedule of Rates shall apply notwithstanding any discrepancy between such rates and anything contained in any such bill or other statement.

13      Contract Sum

        The Contract Sum shall not be adjusted or altered in any way whatsoever otherwise than in accordance with the express provisions of these Conditions, and subject to clause 12 (3) of these Conditions any error whether of arithmetic or not in the computation of the Contract Sum shall be deemed to have been accepted by the parties hereto.

Contract Sum

[STAMP]

14      Materials and Goods, Unfixed or Off-site

        Unfixed materials and goods, delivered to, placed on or adjacent to the Works and intended therefor and any materials or goods the value of which has in accordance with clause 30 (2) (A) of these Conditions been included in any Interim Certificate under which the Main Contractor has received payment shall not be removed except for use upon the Works unless the Architect has consented in writing to such removal which consent shall not be unreasonably withheld. Where the value of any such materials or goods has in accordance with these Conditions been included in any Interim Certificate under which the Main Contractor has received payment, such materials and goods shall become the property of the Employer, but subject to clause 20 [B] of these Conditions (if applicable), the Main Contractor shall remain responsible for loss or damage to the same.

                                        Materials and Goods. Unfixed or Off-site

                                        [STAMP]

15      Practical Completion and Defects Liability

        (1) When in the opinion of the Architect the Works are practically completed, he shall forthwith issue a certificate to that effect and Practical Completion of the Works shall be deemed for all the purposes of this Contract to have taken place on the day named in such certificate.

                                        Practical Completion and Defects
                                        Liability

                                        [STAMP]

        (2) Any defects, shrinkages or other faults which shall appear within the Defects Liability Period stated in the appendix to these Conditions and which are due to materials or workmanship not in accordance with this Contract or to typhoon(s) occurring before Practical Completion of the Works, shall be specified by the Architect in a Schedule of Defects which he shall deliver to the Main Contractor not later than fourteen days after the expiration of the said Defects Liability Period, and within a reasonable time after receipt of such Schedule the defects, shrinkages and other faults therein specified shall be made good by the Main Contractor and (unless the Architect shall otherwise instruct, in which case the Contract Sum shall be adjusted accordingly) entirely at his own cost.

        (3) Notwithstanding sub-clause (2) of this Condition the Architect may whenever he considers it necessary so to do, issue instructions requiring any defect, shrinkage or other fault which shall appear within the Defects Liability Period named in the appendix to these Conditions and which is due to materials or workmanship not in accordance with this Contract or to typhoon(s) occurring before Practical Completion of the Works to be made good, and the Main Contractor shall within a reasonable time after receipt of such instructions comply with the same and (unless the Architect shall otherwise instruct, in which case the Contract Sum shall be adjusted accordingly) entirely at his own cost. Provided that no such instructions shall be issued after delivery of a Schedule of Defects or after fourteen days from the expiration of the said Defects Liability Period.

        (4) When in the opinion of the Architect any defect, shrinkages or other faults which he may have required to be made good under sub-clauses (2) and (3) of this Condition shall have been made good he shall issue a certificate to that effect, and completion of making good defects shall be deemed for all the purposes of this Contract to have taken place on the day named in such certificate.

        (5) In no case shall the Main Contractor be required to make good at his own cost any damage by typhoon(s) which may appear after Practical Completion of the Works, unless the Architect shall certify that such damage is due to injury which took place before Practical Completion of the Works.

*16     Sectional Completion

        If at any time or times before Practical Completion of the Works the Employer with the consent of the Main Contractor shall take possession of any part or parts of the same

                                        Sectional Completion

                                        [STAMP]
----------
* This clause shall be deemed to be part of the Contract only if specifically so stated in the Specification.

        (any such part being hereinafter in this clause referred to as 'the relevant part'), then notwithstanding anything expressed or implied elsewhere in this Contract:-

                (a) Within seven days from the date on which the Employer shall have taken possession of the relevant part the Architect shall issue a certificate stating his estimate of the approximate total value of the said part, and for all the purposes of this Condition (but for no other) the value so stated shall be deemed to be the total value of the said part.

                (b) For the purposes of sub-paragraph (ii) of paragraph (f) of this Condition and of sub-clauses (2), (3) and (5) of clause 15 of these Conditions, Practical Completion of the relevant part shall be deemed to have occurred and the Defects Liability Period in respect of the relevant part shall be deemed to have commenced on the date on which the Employer shall have taken possession thereof.

                (c) When in the opinion of the Architect any defects, shrinkages or other faults in the relevant part which he may have required to be made good under sub-clause (2) or sub-clause (3) of clause 15 of these Conditions shall have been made good he shall issue a certificate to that effect.

                (d) The Main Contractor shall reduce the value insured under clause 20 [A] of these Conditions (if applicable) by the full value of the relevant part, and the said relevant part shall as from the date on which the Employer shall have taken possession thereof be at the sole risk of the Employer as regards any of the contingencies referred to in the said clause.

                (e) In lieu of any sum to be paid or allowed by the Main Contractor under clause 22 of these Conditions in respect of any period during which the Works may remain incomplete occurring after the date on which the Employer shall have taken possession of the relevant part there shall be paid or allowed such sum as bears the same ratio to the sum which would be paid or allowed apart from the provisions of this Condition as does the Contract Sum less the total value of the said relevant part to the Contract Sum.

                (f)     (i)     Within fourteen days of the date on which the
                                Employer shall have taken possession of the relevant part there shall be paid to the Main
                                Contractor from the sums then retained under clause 30 (3) of these Conditions (if any) one moiety of such amount as bears the same ratio to the unreduced amount named in the appendix to these Conditions as Limit of Retention Fund as does the total value of the said relevant part to the Contract Sum, and the amount named in the appendix to these Conditions as Limit of Retention Fund shall be reduced by the amount of such moiety.

                        (ii) On the expiration of the Defects Liability Period named in the appendix to these Conditions in respect of the relevant part or on the issue of the Certificate of Completion of Making Good Defects in respect of the relevant part, whichever is the later, there shall be paid to the Main Contractor from the sums then retained under clause 30 (3) of these Conditions (if any) the other moiety of the amount referred to in the immediately preceding sub-paragraph, and the amount named in the appendix to these Conditions as Limit of Retention Fund shall be reduced by the amount of such moiety.

17      Assignment or Sub-letting

        (1)     (a)     The Employer shall not without the written consent of
                        the Main Contractor assign this Contract.

                                        Assignment or Sub-letting

                                        [STAMP]

                (b) The Main Contractor shall not without the written consent of the Employer assign this Contract.

        (2)     (a)     The Main Contractor shall be permitted unless expressly
                        prohibited by the Architect to sub-let the whole or any portion of the Works either on the basis of the provision by the sub-contractor of labour and materials or by the provision of labour only on a piece-work basis
                        Notwithstanding that where the Architect has not prohibited sub-letting the Architect shall be entitled to prohibit any sub-contractor and shall have full powers to remove any sub-contractor from the Works.

                (b) The sub-letting of the whole or any portion of the Works shall not relieve the Main Contractor from any liability or obligation under the Contract, and he shall be responsible for the acts, defaults and neglects of any sub-contractor, his servants or agents, as fully as if they were the acts, defaults or neglects of the Main Contractor, his servants or agents.

                (c) It shall be the duty of the Main Contractor, if so required by the Architect, to furnish to the Architect all particulars required as to any sub-contractor employed or to be employed on the Works.

        Provided that it shall be a condition in any sub-letting which may occur that the employment of the sub-contractor under the sub-contract shall determine immediately upon the determination (for any reason) of the Main Contractor's employment under this Contract.

18      Injury to Persons and Property and Employer's Indemnity

        (1) The Main Contractor shall be liable for, and shall indemnify the Employer against, any expense, liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect of personal injury to or the death of any person whomsoever arising out of or in the course of or caused by the carrying out of the Works, unless due to any act or neglect of the Employer or of any person for whom the Employer is responsible.

                                        Injury to Persons and Property and
                                        Employer's Indemnity

                                        [STAMP]

        (2) Except for such loss or damage as is at the risk of the Employer under clause 20 [B] of these Conditions (if applicable) the Main Contractor shall be liable for, and shall indemnify the Employer against, any expense, liability, loss, claim or proceedings in respect of any injury or damage whatsoever to any property real or personal in so far as such injury or damage arises out of or in the course of or by reason of the carrying out of the Works, and provided always that the same is due to any negligence, omission or default of the Main Contractor, his servants or agents or of any sub-contractor, his servants or agents.

19      Insurance Against Injury to Persons and Property

        (1)     (a)     Without prejudice to his liability to indemnify the
                        Employer under clause 18 of these Conditions, the Main
                        Contractor shall maintain and shall cause any sub-contractor to maintain:

                                        Insurance against Injury to Persons
                                        and Property

                                        [STAMP]

                        (i) Such insurances as are necessary to cover the liability of the Main

19      Insurance Against Injury to Persons and Property (Cont'd)

                                Contractor or, as the case may be, of such sub-contractor, in respect of personal injuries or deaths arising out of or in the course of or caused by the carrying out of the Works; and

                        (ii) Such insurances as may be specifically required by the Specification or Summary of Tender in respect of injury or damage to property real or personal arising out of or in the course of or by reason of the carrying out of the Works and caused by any negligence, omission or default of the Main Contractor, his servants or agents or, as the case may be, of such sub-contractor, his servants or agents.

                (b) As and when he is reasonably required so to do by the Architect the Main Contractor shall produce and shall cause any sub-contractor to produce for inspection by the Employer documentary evidence that the insurances required by this sub-clause are properly maintained, but on any occasion the Employer may (but not unreasonably or vexatiously) require to have produced for his inspection the policy or policies and receipts in question.

                (c) Should the Main Contractor or any sub-contractor make default in insuring or in continuing or in causing to insure as provided in this sub-clause the Employer may himself insure against any risk with respect to which the default shall have occurred and may deduct a sum or sums equivalent to the amount paid or payable in respect of premiums from any monies due or to become due to the Main Contractor.

        (2)     (a)     The Main Contractor shall maintain in the joint names of
                        the Employer and the Main Contractor insurances for such amounts of indemnity as may be specified by way of provisional sum items in the Specification or Summary of Tender in respect of any expense, liability, loss, claim or proceedings which the Employer may incur or sustain by reason of damage to any property other than the Works caused by collapse, subsidence, vibration, weakening or removal of support or lowering of ground water arising out of or in the course of or by reason of the carrying out of the Works excepting damage:

                        (i) caused by the negligence, omission or default of the Main Contractor, his servants or agents or of any sub-contractor, his servants or agents;

                        (ii) attributable to errors or omissions in the designing of the Works;

                        (iii) which can reasonably be foreseen to be inevitable having regard to the nature of the work to be executed or the manner of its execution;

                        (iv) which is at the risk of the Employer under clause 20 [B] of these Conditions (if applicable);

                        (v)     arising from a nuclear risk or war risk;

                (b) Any such insurance as is referred to in the immediately preceding paragraph shall be placed with insurers to be approved by the Architect, and the Main Contractor shall deposit with him the policy or policies and the receipts in respect of premiums paid.

                (c) Should the Main Contractor make default in insuring or in continuing to insure as provided in this sub-clause the Employer may himself insure against any risk with respect to which the default shall have occurred and the amounts paid or payable by the Employer in respect of premiums shall not be set against the relevant provisional sum in the settlement of accounts under clause 30 (5) (c) of these Conditions.

20      Insurance of the Works Against Fire, Etc.

        *[A] (1) Without prejudice to his obligations under clause 1 of these Conditions, the Main Contractor shall in the joint names of the Employer and the Main Contractor insure against loss or damage by fire, lightning, explosion, storm, typhoon, flood, bursting or overflowing of water tanks, apparatus or pipes, earthquake, aircraft and other aerial devices or articles dropped therefrom, riot and civil commotion for the full value thereof, plus four percent to cover professional fees, all work executed and all unfixed materials and goods delivered to, placed on or adjacent to the Works and intended therefor (including the value of any materials or goods which has in accordance with clause 30 (2) (A) of these Conditions been included in any Interim Certificate under which the Main Contractor has received payment) but excluding temporary buildings, plant, tools and equipment owned or hired by the Main Contractor or any sub-contractor, and shall keep such work, materials and goods so insured until two weeks after Practical Completion of the Works. Such insurance shall be with insurers approved by the Architect and the Main Contractor shall deposit with him the policy or policies and the receipts in respect of premiums paid; and should the Main Contractor make default in insuring or continuing to insure as aforesaid the Employer may himself insure against any risk with respect of which the default shall have occurred and deduct a sum equivalent to the amount paid by him in respect of premiums from any monies due or to become due to the Main Contractor. Provided always that if the Main Contractor shall independently of his obligations under this Contract maintain a policy of insurance which covers (inter alia) the said work, materials and goods against the aforesaid contingencies to the full value thereof plus the aforesaid percentage, then the maintenance by the Main Contractor of such policy shall, if the Employer's interest is endorsed thereon, be a discharge of the Main Contractor's obligation to insure in the joint names of the Employer and Main Contractor; if and so long as the Main Contractor is able to produce for inspection as and when he is reasonably required so to do by the Architect documentary evidence that the said policy is properly endorsed and maintained then the Main Contractor shall be discharged from his obligation to deposit a policy or policies and receipts with the Architect but on any occasion the Employer may (but not unreasonably or vexatiously) require to have produced for his inspection the policy and receipts in question.

                                        Insurance of the Works against
                                        Fire, etc.

                                        [STAMP]

        (2) Upon acceptance of any claim under the insurances aforesaid the Main Contractor with due diligence shall restore work damaged replace or repair any unfixed materials or goods which have been destroyed or injured remove and dispose of any debris and proceed with the carrying out and completion of the Works. All monies received from such insurances (less only the aforesaid percentage) shall be paid to the Main Contractor by instalments under certificates of the Architect issued at the Period of Interim Certificates named in the appendix to these Conditions. The Main Contractor shall not be entitled to any payment in respect of the restoration of work damaged, the replacement and repair of any unfixed materials or goods, and the removal and disposal of debris other than the monies received under the said insurances.

        *[B] The existing structures together with all the contents thereof owned by him or for which he is responsible and the Works and all unfixed materials and goods delivered to, placed on or adjacent to the Works and intended therefor (except temporary buildings, plant, tools and equipment owned or hired by the Main Contractor or any sub-contractor) shall be at the sole risk of the Employer as regards loss or damage by fire, lightning, explosion, storm, typhoon, flood, bursting or overflowing of water tanks, apparatus or pipes, earthquake, aircraft and other aerial devices or articles dropped therefrom, riot and civil commotion, and the Employer shall maintain adequate insurance against those risks** If the Employer shall at any time fail upon request to produce any receipt

----------
* Clause 20 [A] is applicable to the erection of a new building if the Main Contractor is required to insure against loss or damage by fire, etc.; clause 20 [B] Is applicable to alterations of or extensions to an existing building; therefore strike out clause [A] or [B] as the case may require.
** In some cases it may not be possible for the Employer to take out insurance against certain of the risks mentioned in this clause. This matter should be arranged between the parties at the lender stage and the clause amended accordingly.

20      Insurance of the Works Against Fire, Etc. (Cont'd)

        showing such a policy as aforesaid to be effective then the Main Contractor may in the name and on behalf of the Employer insure the existing structures together with the aforesaid contents, the Works and all unfixed materials and goods as aforesaid against loss or damage occasioned by the said contingencies, and for that purpose shall have such right of entry and inspection as may be required to make a survey and inventory of the existing structures and the aforesaid contents and shall upon production of the receipt for any premium paid by him be entitled to have its amount added to the Contract Sum. If any loss or damage affecting the Works or any part thereof or any such unfixed materials or goods is occasioned by any one or more of the said contingencies, then

                (a) The occurrence of such loss or damage shall be disregarded in computing any amounts payable to the Main Contractor under or by virtue of this Contract.

                (b)     (i)     If it is just and equitable to do so the
                                employment of the Main Contractor under this Contract may within twenty-eight days of the occurrence of such loss or damage be determined at the option of either party by notice by registered post, or recorded delivery from either party to the other. Within seven days of receiving such a notice (but not thereafter) either party may give to the other a written request to concur in the appointment of an arbitrator under clause 35 of these Conditions in order that it may be determined whether such determination will be just and equitable.

                        (ii) Upon the giving or receiving by the Employer of such a notice of determination or, where a reference to arbitration is made as aforesaid, upon the arbitrator upholding the notice of determination, the provisions of sub-clause (2) (except sub-paragraph (vi) of paragraph (b)) of clause 26 of these Conditions shall apply.

                (c) If no notice of determination is served as aforesaid, or, where a reference to arbitration is made as aforesaid, if the arbitrator decides against the notice of determination, then

                        (i) the Main Contractor with due diligence shall reinstate or make good such loss or damage, and proceed with the carrying out and completion of the Works;

                        (ii) the Architect may issue instructions requiring the Main Contractor to remove and dispose of any debris; and

                        (iii) the reinstatement and making good of such loss or damage and (when required) the removal and disposal of debris shall be deemed to be a variation required by the Architect.

21      Possession, Completion and Postponement

        (1) On the Date for Possession stated in the appendix to these Conditions possession of the site shall be given to the Main Contractor who shall thereupon begin the Works and regularly and diligently proceed with the same, and who shall complete the same on or before the Date for Completion stated in the said appendix subject nevertheless to the provisions for extension of time contained in clauses 23 and 33 (1) (c) of these Conditions.

Possession, Completion and
Postponement

[STAMP]

        (2) The Architect may issue instructions in regard to the postponement of any work to be executed under the provisions of this Contract.

22      Damages for Non-completion

        If the Main Contractor fails to complete the Works by the Date for Completion stated in the appendix to these Conditions or within any extended time fixed under clause 23 or clause 33 (1) (c) of these Conditions and the Architect certifies in writing that in his opinion the same ought reasonably so to have been completed, then the Main Contractor shall pay or allow to the Employer a sum calculated at the rate stated in the said appendix as Liquidated and Ascertained Damages for the period during which the Works shall so remain or have remained incomplete, and the Employer may deduct such sum from any monies due or to become due to the Main Contractor under this Contract.

                                        Damages for Non-completion

                                        [STAMP]

23      Extension of Time

        Upon it becoming reasonably apparent that the progress of the Works is delayed, the Main Contractor shall forthwith give written notice of the cause of the delay to the Architect, and if in the opinion of the Architect the completion of the Works is likely to be or has been delayed beyond the Date for Completion stated in the appendix to these Conditions or beyond any extended time previously fixed under either this clause or clause 33 (1) (c) of these Conditions,

                                        Extension of Time

                                        [STAMP]

                (a)     by force majeure, or

                (b) by reason of inclement weather or the subsequent effects of such inclement weather; for the purpose of this sub-clause 'inclement weather' is defined as rainfall in excess of twenty millimetres in a twenty-four hour period (midnight to midnight) as recorded at the Hong Kong Observatory or the hoisting of Typhoon Signal No.8 or higher, or

                (c) by reason of loss or damage occasioned by any one or more of the contingencies referred to in clause 20 [A] or [B] of these Conditions, or

                (d) by reason of civil commotion, local combination of workmen, strike or lockout affecting any of the trades employed upon the Works or any of the trades engaged in the preparation, manufacture or transportation of any of the goods or materials required for the Works, or

                (e) by reason of Architect's instructions issued under clauses 1 (2), 11 (1) or 21 (2) of these Conditions, or

                (f) by reason of the Main Contractor not having received in due time necessary instructions, drawings, details or levels from the Architect for which he specifically applied in writing on a date which having regard to the Date for Completion stated in the appendix to these Conditions or to any extension of time then fixed under this clause or clause 33 (1) (c) of these Conditions was neither unreasonably distant from nor unreasonably close to the date on which it was necessary for him to receive the same, or

                (g) by delay on the part of Nominated Sub-Contractors or Nominated Suppliers which the Main Contractor has taken all practicable steps to avoid or reduce, or

                (h) by delay on the part of artists, tradesmen or others engaged by the Employer in executing work not forming part of this Contract, or

                (i) by reason of the opening up for inspection of any work covered up or of the testing of any of the work, materials or goods in accordance with clause 6 (3) of these Conditions (including making good in consequence of such opening up or testing), unless the inspection or test showed that the work, materials or goods were not in accordance with this Contract, or

                (j)     *(i)    by the Main Contractor's inability for reasons
                                beyond his control and which he could not reasonably have foreseen at the date of this Contract to secure such labour as is essential to the proper carrying out of the Works, or

                        *(ii) by the Main Contractor's inability for reasons beyond his control and which he could not reasonably have foreseen at the date of this Contract to secure such goods and/or materials as are essential to the proper carrying out of the Works, or

                (k) by reason of compliance with the provisions of clause 34 of these Conditions or with Architect's instructions issued thereunder,

        then the Architect shall so soon as he is able to estimate the length of the delay beyond the date or time aforesaid make in writing a fair and reasonable extension of time for completion of the Works. Provided always that the Main Contractor shall use constantly his best endeavours to prevent delay and shall do all that may reasonably be required to the satisfaction of the Architect to proceed with the Works.

24      Loss and Expense Caused by Disturbance of Regular Progress of the Works

        (1) If upon written application being made to him by the Main Contractor the Architect is of the opinion that the Main Contractor has been involved in direct loss and/or expense for which he would not be reimbursed by a payment made under any other provision in this Contract by reason of the regular progress of the Works or of any part thereof having been materially affected by:

Loss and Expense Caused by
Disturbance of Regular Progress
of the Works

[STAMP]

                (a) The Main Contractor not having received in due time necessary instructions, drawings, details or levels from the Architect for which he specifically applied in writing on a date which having regard to the Date for Completion stated in the appendix to these Conditions or to any extension of time then fixed under clause 23 or clause 33 (1) (c) of these Conditions was neither unreasonably distant from nor unreasonably close to the date on which it was necessary for him to receive the same; or

                (b) The opening up for inspection of any work covered up or the testing of any of the work, materials or goods in accordance with clause 6 (3) of these Conditions (including making good in consequence of such opening up or testing), unless the inspection or test showed that the work, materials or goods were not in accordance with this Contract; or

                (c) Any discrepancy in or divergence between the Contract Drawings and/or the Specification; or

                (d) Delay on the part of artists, tradesmen or others engaged by the Employer in executing work not forming part of this Contract; or

                (e) Architect's instructions issued in regard to the postponement of any work to be executed under the provisions of this Contract;

        and if the written application is made within a reasonable time of it becoming apparent that the progress of the Works or of any part thereof has been affected as aforesaid, then

----------
* This sub-clause shall be deemed to be part of the Contract only if specifically so stated in the Specification.

24 Loss and Expense Caused by Disturbance of Regular Progress of the Works (Cont'd)

        the Architect shall either himself ascertain or shall instruct the Quantity Surveyor to ascertain the amount of such loss and/or expense. Any amount from time to time so ascertained shall be added to the Contract Sum, and if an Interim Certificate is issued after the date of ascertainment any such amount shall be added to the amount which would otherwise be stated as due in such Certificate.

        (2) The provisions of this Condition are without prejudice to any other rights and remedies which the Main Contractor may possess.

25      Determination by Employer

                                        Determination by Employer

        (1) If the Main Contractor shall make default in any one or more of the following respects, that is to say:-

                (a) If he without reasonable cause wholly suspends the carrying out of the Works before completion thereof, or

                (b) If he fails to proceed regularly and diligently with the Works, or

                (c) If he refuses or persistently neglects to comply with a written notice from the Architect requiring him to remove defective work or improper materials or goods and by such refusal or neglect the Works are materially affected, or

                (d) If he fails to comply with the provisions of clause 17 of these Conditions,

        then the Architect may give to him a notice by registered post or recorded delivery specifying the default, and if the Main Contractor either shall continue such default for fourteen days after receipt of such notice or shall at any time thereafter repeat such default (whether previously repeated or not), then the Employer without prejudice to any other rights or remedies, may within ten days after such continuance or repetition by notice by registered post or recorded delivery forthwith determine the employment of the Main Contractor under this Contract, provided that such notice shall not be given unreasonably or vexatiously.

        (2) In the event of the Main Contractor becoming bankrupt or making a composition or arrangement with his creditors or having a winding up order made or (except for purposes of reconstruction) a resolution for voluntary winding up passed or a receiver or manager of his business or undertaking duly appointed, or possession taken, by or on behalf of the holders of any debentures secured by a floating charge, of any property comprised in or subject to the floating charge, the employment of the Main Contractor under this Contract shall be forthwith automatically determined but the said employment may be reinstated and continued if the Employer and the Main Contractor his trustee in bankruptcy liquidator receiver or manager as the case may be shall so agree.

        (3) In the event of the employment of the Main Contractor being determined as aforesaid and so long as it has not been reinstated and continued, the following shall be the respective rights and duties of the Employer and Main Contractor:-

                (a) The Employer may employ and pay other persons to carry out and complete the Works and he or they may enter upon the Works and use all temporary buildings, plant, tools, equipment, materials and goods intended for, delivered to and placed on or adjacent to the Works, and may purchase all materials and goods necessary for the carrying out and completion of the Works.

                (b) The Main Contractor shall [except where the determination occurs by reason of the bankruptcy of the Main Contractor or of him having a winding up order made or (except for the purposes of reconstruction) a resolution for voluntary winding up passed] if so required by the Employer or Architect within fourteen days of the date of determination, assign to the Employer without payment the benefit of any agreement for the supply of materials or goods and/or for the execution of any work for the purposes of this Contract but on the terms that a supplier or sub-contractor shall be entitled to make any reasonable objection to any further assignment thereof by the Employer. In any case the Employer may pay any supplier or sub-contractor for any materials or goods delivered or works executed for the purposes of this Contract (whether before or after the date of determination) in so far as the price thereof has not already been paid by the Main Contractor. The Employer's rights under this paragraph are in addition to his rights to pay Nominated Sub-Contractors as provided in clause 27 (c) of these Conditions and payments made under this paragraph may be deducted from any sum due or to become due to the Main Contractor.

                (c) The Main Contractor shall as and when required in writing by the Architect so to do (but not before) remove from the Works any temporary buildings, plant, tools, equipment, materials and goods belonging to or hired by him. If within a reasonable time after any such requirement has been made the Main Contractor has not complied therewith, then the Employer may (but without being responsible for any loss or damage) remove and sell any such property of the Main Contractor, holding the proceeds less all costs incurred to the credit of the Main Contractor.

                (d) The Main Contractor shall allow or pay to the Employer in the manner hereinafter appearing the amount of any direct loss and/or damage caused to the Employer by the determination. Until after completion of the Works under paragraph (a) of this sub-clause the Employer shall not be bound by any provision of this Contract to make any further payment to the Main Contractor, but upon such completion and the verification within a reasonable time of the accounts therefor the Architect shall certify the amount of expenses properly incurred by the Employer and the amount of any direct loss and/or damage caused to the Employer by the determination and, if such amounts when added to the monies paid to the Main Contractor before the date of determination exceed the total amount which would have been payable on due completion in accordance with this Contract, the difference shall be a debt payable to the Employer by the Main Contractor; and if the said amounts when added to the said monies be less than the said total amount, the difference shall be a debt payable by the Employer to the Main Contractor.

26      Determination by Main Contractor

        (1) Without prejudice to any other rights and remedies which the Main Contractor may possess, if

Determination by Main Contractor

[STAMP]

                (a) The Employer does not pay to the Main Contractor the amount due on any certificate within the Period for Honouring Certificates named in the appendix to these Conditions and continues such default for seven days after receipt by registered post or recorded delivery of a notice from the Main Contractor stating that notice of determination under this Condition will be served if payment is not made within seven days from receipt thereof; or

                (b) The Employer interfers with or obstructs the issue of any certificate due under this Contract; or

                (c) The carrying out of the whole or substantially the whole of the uncompleted Works (other than the execution of work required under clause 15 of these Conditions) is suspended for a continuous period of the length named in the appendix to these Conditions by reason of:

                        (i)     force majeure, or

                        (ii) loss or damage occasioned by any one or more of the contingencies referred to in clause 20 [A] of these Conditions (if applicable), or

                        (iii)   civil commotion, or

                        (iv)    Architect's instructions issued under clause 1
                                (2), 11 (1) or 21 (2) of these Conditions, or

                        (v) the Main Contractor not having received in due time necessary instructions, drawings, details or levels from the Architect for which he specifically applied in writing on a date which having regard to the Date for Completion stated in the appendix to these Conditions or to any extension of time then fixed under clause 23 or clause 33 (1) (c) of these Conditions was neither unreasonably distant from nor unreasonably close to the date on which it was necessary for him to receive the same, or

                        (vi) delay on the part of artists, tradesmen or others engaged by the Employer in executing work not forming part of this Contract, or

                        (vii) the opening up for inspection of any work covered up or of the testing of any of the work, materials or goods in accordance with clause 6
                                (3) of these Conditions (including making good in consequence of such opening up or testing), unless the inspection or test showed that the work, materials or goods were not in accordance with this Contract,

                (d) The Employer becomes bankrupt or makes a composition or arrangement with his creditors or has a winding up order made or (except for the purposes of reconstruction) a resolution for voluntary winding up passed or a receiver or manager of his business or undertaking is duly appointed, or possession is taken by or on behalf of the holders of any debentures secured by a floating charge of any property comprised in or subject to the floating charge, then the Main Contractor may thereupon by notice by registered post or recorded delivery to the Employer or Architect forthwith determine the employment of the Main Contractor under this Contract; provided that such notice shall not be given unreasonably or vexatiously.

        Provided that paragraph (c) of this sub-clause not be applicable if the suspension arises out of default made by the Main Contractor.

        (2) Upon such determination, then without prejudice to the accrued rights or remedies of either party or to any liability of the classes mentioned in clause 18 of these Conditions which may accrue either before the Main Contractor or any sub-contractors shall have removed his temporary buildings, plant, tools, equipment, materials or goods or by reason of his or their so removing the same, the respective rights and liabilities of the Main Contractor and the Employer shall be as follows, that is to say:-

                (a) The Main Contractor shall with all reasonable dispatch and in such manner and with such precautions as will prevent injury, death or damage of the classes in respect of which before the date of determination he was liable to indemnify the Employer under clause 18 of these Conditions remove from the site all his temporary buildings, plant, tools, equipment, materials and goods and shall give facilities for his sub-contractors to do the same, but subject always to the provisions of sub-paragraph (iv) of paragraph (b) of this sub-clause.

                (b) After taking into account amounts previously paid under this Contract the Main Contractor shall be paid by the Employer:-

                        (i) The total value of work completed at the date of determination.

                        (ii) The total value of work begun and executed but not completed at the date of determination, the value being ascertained in accordance with clause 11 (4) of these Conditions as if such work were a variation required by the Architect.

                        (iii) Any sum ascertained in respect of direct loss and/or expense under clauses 11 (6), 24 and 34
                                (3) of these Conditions (whether ascertained before or after the date of determination).

                        (iv) The cost of materials or goods properly ordered for the Works for which the Main Contractor shall have paid or for which the Main Contractor is legally bound to pay, and on such payment by the Employer any materials or goods so paid for shall become the property of the Employer.

                        (v)     The reasonable cost of removal under paragraph
                                (a) of this sub-clause

                        (vi) Any direct loss and/or damage caused to the Main Contractor by the determination.

        Provided that in addition to all other remedies the Main Contractor upon such determination may take possession of and shall have a lien upon all unfixed materials and goods, which may have become the property of the Employer under clause 14 of these Conditions until payment of all monies due to the Main Contractor from the Employer.

27      Nominated Sub-Contractors

        The following provisions of this Condition shall apply where prime cost sums are included in the Specification or Summary of Tender or arise as a result of Architect's instructions given in regard to the expenditure of provisional sums in respect of persons to be nominated by the Architect to supply and fix materials or goods or to execute work.

Nominated Sub-Contractors

                (a) Such sums shall be deemed to be nett (no discount allowed) and shall be expended in favour of such persons as the Architect shall instruct, and all specialists or others who are nominated by the Architect are hereby declared to be sub-contractors employed by the Main Contractor and are referred to in these Conditions as 'Nominated Sub-Contractors'. Provided that the Architect shall not nominate any person as a sub-contractor against whom the Main Contractor shall make reasonable objection, or (save where the Architect and Main Contractor shall otherwise agree) who will not enter into a sub-contract which provides (inter alia):-

                        (i) That the Nominated Sub-Contractor shall carry out and complete the Sub-Contract Works in every respect to the reasonable satisfaction of the Main Contractor and of the Architect, and in conformity with all the reasonable directions and requirements of the Main Contractor.

                        (ii) That the Nominated Sub-Contractor shall observe, perform and comply with all the provisions of this Contract on the part of the Main Contractor to be observed, performed and complied with (other than clause 20 [A] of these Conditions, if applicable) so far as they relate and apply to the Sub-Contract Works or to any portion of the same.

                        (iii) That the Nominated Sub-Contractor shall indemnify the Main Contractor against the same liabilities in respect of the Sub-Contract Works as those for which the Main Contractor is liable to indemnify the Employer under this Contract.

                        (iv) That the Nominated Sub-Contractor shall indemnify the Main Contractor against claims in respect of any negligence, omission or default of such sub-contractor, his servants or agents or any misuse by him or them of any scaffolding or other plant, and shall insure himself against any such claims and produce the policy or policies and receipts in respect of premiums paid as and when required by either the Architect or the Main Contractor.

                        (v) That the Sub-Contract Works shall be completed within the period or (where they are to be completed in sections) periods therein specified, that the Main Contractor shall not without the written consent of the Architect grant any extension of time for the completion of the Sub-Contract Works or any section thereof, and that the Main Contractor shall inform the Architect of any representation made by the Nominated Sub-Contractor as to the cause of any delay in the progress or completion of the Sub-Contract Works or of any section thereof.

                        (vi) That if the Nominated Sub-Contractor shall fail to complete the Sub-Contract Works or (where the Sub-Contract Works are to be completed in sections) any section thereof within the period therein specified or within any extended time granted by the Main Contractor with the written consent of the Architect, and the Architect certifies in writing to the Main Contractor that the same ought reasonably so to have been completed, the Nominated Sub-Contractor shall pay or allow to the Main Contractor either a sum calculated at the rate therein agreed as liquidated and ascertained damages for the period during which the said Works or any section thereof, as the case may be, shall so remain or have remained incomplete or (where no such rate is therein agreed) a sum equivalent to any loss or damage suffered or incurred by the Main Contractor and caused by the failure of the Nominated Sub-Contractor as aforesaid.

                        (vii) That payment in respect of any work, materials or goods comprised in the sub-contract shall be made within fourteen days after receipt by the Main Contractor of payment from the Employer against the Architect's certificate under clause 30 of these Conditions which states as due an amount calculated by including the estimated value of such work, materials or goods, and shall when due be subject to the retention by the Main Contractor of the sums mentioned in sub-paragraph (viii) of paragraph (a) of this Condition.

                        (viii) That the Main Contractor shall retain from the sum directed by the Architect as having been included in the calculation of the amount stated as due in any certificate issued under clause 30 of these Conditions in respect of the total value of work, materials or goods executed or supplied by the Nominated Sub-Contractor the percentage of such value named in the appendix to the Sub-Contract Conditions (or, if there be none, in the appendix to these Conditions) as Percentage of Certified Value Retained up to the total amount specified in the appendix to the Sub-Contract Conditions as Limit of Retention Fund (or, if there be none, up to a total amount not exceeding a sum which shall bear the same proportion to the Sub-Contract Sum as the Limit under the Main Contract bears to the Main Contract Sum excluding all amounts included therein in respect of Nominated Sub-Contract works); and that the Main Contractor's interest in any sums so retained (by whomsoever held) shall be fiduciary as trustee for the Nominated Sub-Contractor (but without obligation to invest); and that the Nominated Sub-Contractor's beneficial interest in such sums shall be subject only to the right of the Main Contractor to have recourse thereto from time to time for payment of any amount which he is entitled under the sub-contract to deduct from any sum due or to become due to the Nominated Sub-Contractor; and that if and when such sums or any part thereof are released to the Nominated Sub-Contractor they shall be paid in full.

                        (ix) That the Architect and his representatives shall have a right of access to the workshops and other places of the Nominated Sub-Contractor as mentioned in clause 9 of these Conditions.

                        (x)     That the employment of the Nominated
                                Sub-Contractor under the sub-contract shall determine immediately upon the determination (for any reason) of the Main Contractor's employment under this Contract.

                (b) The Architect shall direct the Main Contractor as to the estimated value of the work, materials or goods executed or supplied by a Nominated Sub-Contractor included in the calculation of the amount stated as due in any certificate issued under clause 30 of these Conditions and shall forthwith inform the Nominated Sub-Contractor in writing of the amount of the said estimated value. The sum representing such estimated value shall be paid by the Main Contractor to the Nominated Sub-Contractor within fourteen days of receiving payment from the Employer against the Architect's certificate less only
                        (i) any retention money which the Main Contractor may be entitled to deduct under the terms of the sub-contract, and (ii) any sum to which the Main Contractor may be entitled in respect of delay in completion of the Sub-Contract Works or any part thereof.

                (c) Before issuing any certificate under clause 30 of these Conditions the Architect may request the Main Contractor to furnish to him reasonable proof that all amounts (less due retentions) included in the calculation of the amount stated as due in previous certificates in respect of the total value of the work, materials or goods executed or supplied by any Nominated Sub-Contractor have been duly discharged, and if the Main Contractor fails to comply with any such request and unless he shall produce to the Architect in writing

                        (i) reasonable cause for witholding or refusing to discharge such amounts as are due, and

                        (ii) reasonable proof that he has so informed such Nominated Sub-Contractor, the Architect shall issue a certificate to that effect and thereupon the Employer may himself pay such amounts to any Nominated Sub-Contractor concerned and deduct the same from any sums due or to become due to the Main Contractor.

                (d)     (i)     The Main Contractor shall not grant to any
                                Nominated Sub-Contractor any extension of the period within which the Sub-Contract Works or (where the Sub-Contract Works are to be completed in sections) any section thereof is to be completed without the written consent of the Architect, provided always that the Main
                                Contractor shall inform the Architect of any representations made by the Nominated
                                Sub-Contractor as to the cause of any delay in the progress or completion of the Sub-Contract
                                Works or of any section thereof, and that the consent of the Architect shall not be unreasonably withheld.

                        (ii) If any Nominated Sub-Contractor fails to complete the Sub-Contract Works or (where the Sub-Contract Works are to be completed in sections) any section thereof within the period specified in the sub-contract or within any extended time granted by the Main Contractor with the written consent of the Architect, then if the same ought reasonably so to have been completed the Architect shall certify in writing accordingly; immediately upon issue the Architect shall send a duplicate of any such certificate, to the Nominated Sub-Contractor.

                (e) If the Architect desires to secure final payment to any Nominated Sub-Contractor before final payment is due to the Main Contractor, and if such Nominated Sub-Contractor has satisfactorily indemnified the Main Contractor against any latent defects, then the Architect may in an Interim Certificate include an amount to cover the said final payment, and thereupon the Main Contractor shall pay to such Nominated Sub-Contractor the amount so certified within fourteen days of receiving payment from the Employer against the Architect's certificate. Upon such final payment, the Limit of Retention Fund as defined in the appendix to these Conditions shall be reduced by the amount of the retention in respect of such sub-contract, and save for latent defects the Main Contractor shall be discharged from all liability for the work, materials or goods executed or supplied by such Nominated Sub-Contractor under the sub-contract to which the payment relates.

                (f) Neither the existence nor the exercise of the foregoing powers nor anything else contained in these Conditions shall render the Employer in any way liable to any Nominated Sub-Contractor.

                (g)     (i)     Where the Main Contractor in the ordinary course
                                of his business directly carries out works for which prime cost sums are included in the Specification or Summary of Tender and where items of such works are set out in the appendix to these Conditions and the Architect is prepared to receive tenders from the Main
                                Contractor for such items, then the Main
                                Contractor shall be permitted to tender for the same or any of them but without prejudice to the Employer's right to reject the lowest or any tender. If the Main Contractor's tender is accepted, he shall not sub-let the work without the consent of the Architect:

                                Provided that where a prime cost sum arises under Architect's instructions issued under clause 11 (3) of these Conditions it shall be deemed for the purposes of this paragraph to have been included in the Specification or Summary of Tender and the item of work to which it relates shall likewise be deemed to have been set out in the appendix to these Conditions.

                        (ii) It shall be a condition of any tender accepted under this paragraph that clause 11 of these Conditions shall apply in respect of the items of work included in the tender as if for the reference therein to the Contract Drawings, the Specification or Summary of Tender and the Schedule of Rates there were references to the equivalent documents included in or referred to in the tender.

28      Nominated Suppliers

        The following provisions of this Condition shall apply where prime cost sums are included in the Specification or Summary of Tender, or arise as a result of Architect's instructions given in regard to the expenditure of provisional sums, in respect of any materials or goods to be fixed by the Main Contractor.

Nominated Suppliers

[STAMP]

                (a) Such sums shall be deemed to be nett (no discount allowed) and the term prime cost when included or arising as aforesaid, shall be understood to mean the nett cost to be defrayed as a prime cost after deducting any trade or other discount, and shall include the cost of packing, carriage and delivery. Provided that, where in the opinion of the Architect the Main Contractor has incurred expense for special packing or special carriage, such special expense shall be allowed as part of the sums actually paid by the Main Contractor.

                (b) Such sums shall be expended in favour of such persons as the Architect shall instruct, and all specialists, merchants, tradesmen or others who are nominated by the Architect to supply materials or goods are hereby declared to be suppliers to the Main Contractor and are referred to in these Conditions as 'Nominated Suppliers'. Provided that the Architect shall not (save where the Architect and Main Contractor shall otherwise agree) nominate as a supplier a person who will not enter into a contract of sale which provides (inter alia):-

                        (i) That the materials or goods to be supplied shall be to the reasonable satisfaction of the Architect.

                        (ii) That the Nominated Supplier shall make good by replacement or otherwise any defects in the materials or goods supplied which appear within such period as is therein mentioned and shall bear any expenses reasonably incurred by the Main Contractor as a direct consequence of such defects, provided that:-

                                (1) where the materials or goods have been used or fixed such defects are not such that examination by the Main Contractor ought to have revealed them before using or fixing;

                                (2) such defects are due solely to defective workmanship or material in the goods supplied and shall not have been caused by improper storage by the Main Contractor or by misuse or by any act or neglect of either the Main Contractor, the Architect or the Employer or by any person or persons for whom they may be responsible.

                        (iii) That delivery of the materials or goods supplied shall be commenced and completed at such times as the Main Contractor may reasonably direct.

                        (iv) That the Nominated Supplier shall not be obliged to make any delivery of materials or goods (except any which may have been paid for in full or in the amount due provided by the contract of sale) after the determination (for any reason) of the Main Contractor's employment under this Contract.

                (c) Where the said contract of sale between the Main Contractor and the Nominated Supplier in any way restricts, limits or excludes the liability of the Nominated Supplier to the Main Contractor in respect of materials or goods supplied or to be supplied, and the Architect has specifically approved in writing the said restrictions, limitations or exclusions, the liability of the Main Contractor to the Employer in respect of the said materials or goods shall be restricted, limited or excluded to the same extent. The Main Contractor shall not be obliged to enter into a contract with, nor expend prime cost sums in favour of, the Nominated Supplier until the Architect has specifically approved in writing the said restrictions, limitations or exclusions.

                (d) All payments by the Main Contractor for materials and goods supplied by a Nominated Supplier shall be in full unless otherwise provided in the contract of sale and shall be paid within fourteen days of receiving payment from the Employer against the Architect's certificate under clause 30 of these Conditions which states as due an amount calculated by including the total value of such materials and goods or the amount due provided by the contract of sale.

                (e) Before issuing any certificate under clause 30 of these Conditions the Architect may request the Main Contractor to furnish to him reasonable proof that all amounts (less due retentions) included in the calculation of the amount stated as due in previous certificates in respect of the total value of the materials or goods supplied by any Nominated Supplier have been duly discharged, and if the Main Contractor fails to comply with any such request and unless he shall produce to the Architect in writing

                        (i) reasonable cause for withholding or refusing to discharge such amounts as are due, and

                        (ii) reasonable proof that he has so informed such Nominated Supplier,

                        the Architect shall issue a certificate to that effect and thereupon the Employer may himself pay such amounts to any Nominated Supplier concerned and deduct the same from any sums due or to become due to the Main Contractor.

                (f) Neither the existence nor the exercise of the foregoing powers nor anything else contained in these Conditions shall render the Employer in any way liable to any Nominated Supplier.

29      Artists and Tradesmen

        The Main Contractor shall permit the execution of work not forming part of this Contract by artists, tradesmen or others engaged by the Employer. Every such person shall for the purposes of clause 18 of these Conditions be deemed to be a person for whom the Employer is responsible and not to be a sub-contractor.

                                        Artists and Tradesmen

30      Certificates and Payments

        (1) At the Period of Interim Certificates named in the appendix to these Conditions the Architect shall issue a certificate stating the amount due to the Main Contractor from the Employer, and the Main Contractor shall, on presenting any such certificate to the Employer, be entitled to payment therefor within the Period for Honouring Certificates named in the appendix to these Conditions. Interim valuations shall be made whenever the Architect considers them to be necessary for the purpose of ascertaining the amount to be stated as due in an Interim Certificate.

Certificates and Payments

[STAMP]

        (2) The amount stated as due in an Interim Certificate shall, subject to any agreement between the parties as to stage payments, be the estimated value of the work properly executed and of the materials and goods delivered to or adjacent to the Works for use thereon up to and including a date not more than seven days before the date of the said certificate less any amount which may be retained by the Employer (as provided in sub-clause (3) of this Condition) and less any instalments previously paid under this Condition. Provided that such certificate shall only include the value of the said materials and goods as and from such time as they are reasonably, properly and not prematurely brought to or placed adjacent to the Works and then only if adequately protected against weather or other casualties.

        *(2)(A) The amount stated as due in an Interim Certificate may in the discretion of the Architect include the value of any materials or goods before delivery thereof to or adjacent to the Works provided that:-

                (a) Such materials or goods are intended for inclusion in the Works;

                (b) Such materials or goods are in accordance with this Contract;

                (c) The Main Contractor furnishes to the Architect reasonable proof that the premises where the materials or goods have been assembled or stored are owned or leased by the Main Contractor;

                (d) Such materials or goods have been and are set apart at the premises where they have been assembled or stored, and have been clearly and visibly marked, individually or in sets, so as to identify:

                        (i)     the person to whose order they are held, and

                        (ii)    their destination as being the Works;

                (e) The Main Contractor furnishes to the Architect evidence that such materials or goods are insured against the perils set out in clause 20 [A] or [B], as applicable, of these Conditions;

                (f) The Main Contractor furnishes to the Architect reasonable proof that the property in such materials or goods is in the Main Contractor and that the conditions set out in paragraphs (a) to (e) of this sub-clause have been complied with.

        (3) The Employer may retain the precentage of the total value of the work, materials and goods referred to in sub-clause (2) and (2)(A) of this Condition which is named in the appendix to these Conditions as Percentage of Certified Value Retained. Provided always that when the sum of the amounts so retained equals the amount named in the said appendix as Limit of Retention Fund or that amount as reduced in pursuance of clause 16 (f) and/or clause 27 (e) of these Conditions, as the case may be, no further amounts shall be retained by virtue of this sub-clause. The amount of retention under any sub-contract with a Nominated Sub-Contractor shall be determined by the Architect, but if no

----------
* This sub-clause shall be deemed to be part of the Contract only if specifically so stated in the Specification.

        Percentage or Limit of sub-contract retention has been determined the Percentage shall be the same as the Percentage in the main contract and the Limit shall bear the same proportion to the Sub-Contract Sum as the Limit under the main contract bears to the Main Contract Sum excluding all amounts included therein in respect of Nominated Sub-Contract works.

        (4) The amount retained by virtue of sub-clause (3) of this Condition shall be subject to the following rules:-

                (a) The Employer's interest in any amounts so retained shall be fiduciary as trustee for the Main Contractor (but without obligation to invest), and the Main Contractor's beneficial interest therein shall be subject only to the right of the Employer to have recourse thereto from time to time for payment of any amount which he is entitled under the provisions of this Contract to deduct from any sum due or to become due to the Main Contractor.

                (b) On the issue of the Certificate of Practical Completion the Architect shall issue a certificate for one moiety of the total amounts then so retained and the Main Contractor shall, on presenting any such certificate to the Employer, be entitled to payment of the said moiety within the Period for Honouring Certificates named in the appendix to these Conditions.

                (c) On the expiration of the Defects Liability Period named in the appendix to these Conditions, or on the issue of the Certificate of Completion of Making Good Defects, whichever is the later, the Architect shall issue a certificate for the residue of the amounts then so retained and the Main Contractor shall, on presenting any such certificate to the Employer, be entitled to payment of the said residue within the Period for Honouring Certificates named in the appendix to these Conditions.

        (5) (a) The measurement and valuation of the Works shall be completed within the Period of Final Measurement and Valuation stated in the appendix to these Conditions, and the Main Contractor shall be supplied with a copy of the priced Bills of Variation not later than the end of the said Period and before the issue of the Final Certificate under sub-clause (6) of this Condition.

        (b) Either before or within a reasonable time after Practical Completion of the Works the Main Contractor shall send to the Architect all documents necessary for the purposes of the computations required by these Conditions including all documents relating to the accounts of Nominated Sub-Contractors and Nominated Suppliers.

        (c) In the settlement of accounts the amounts paid or payable under the appropriate contracts by the Main Contractor to Nominated Sub-Contractors or Nominated Suppliers, the amount paid or payable by virtue of clause 4 (2) of these Conditions in respect of fees or charges for which a provisional sum is included in the Specification or Summary of Tender, the amounts paid or payable in respect of any insurances maintained in compliance with clause 19 (2) of these Conditions, the tender sum (or such other sum as is appropriate in accordance with the terms of the tender) for any work for which a tender made under clause 27 (g) of these Conditions is accepted and the value of any work executed by the Main Contractor for which a provisional sum is included in the Specification or Summary of Tender shall be set against the relevant prime cost or provisional sum mentioned in the Specification or Summary of Tender or arising under the Architect's instructions issued under clause 11 (3) of these Conditions as the case may be, and the balance, after allowing in all cases pro rata for the Main Contractor's profit at the rates shown in the Schedule of Rates, shall be added to or deducted from the

        Contract Sum. Provided that no deduction shall be made in respect of any damages paid or allowed to the Main Contractor by any Nominated Sub-Contractor or Nominated Supplier.

        (6) So soon as is practicable but before the expiration of three months from the end of the Defects Liability Period stated in the appendix to these Conditions or from completion of making good defects under clause 15 of these Conditions or from receipt by the Architect of the documents referred to in paragraph (b) of sub-clause (5) of this Condition, whichever is the latest, the Architect shall issue the Final Certificate. The Final Certificate shall state:-

                (a)     The sum of all amounts previously certified, and

                (b) The Contract Sum adjusted as necessary in accordance with the terms of these Conditions,

        and the difference (if any) between the two sums shall be expressed in the said certificate as a balance due to the Main Contractor from the Employer or to the Employer from the Main Contractor as the case may be. Subject to any deductions authorised by these Conditions, the said balance as from the fourteenth day after presentation of the Final Certificate by the Main Contractor to the Employer shall be a debt payable by the Employer to the Main Contractor or as the case may be as from the fourteenth day after issue of the Final Certificate shall be a debt payable by the Main Contractor to the Employer.

        (7) Unless a written request to concur in the appointment of an arbitrator shall have been given under clause 35 of these Conditions by either party before the Final Certificate has been issued or by the Main Contractor within fourteen days after such issue, the said certificate shall be conclusive evidence in any proceedings arising out of this Contract (whether by arbitration under clause 35 of these Conditions or otherwise) that the Works have been properly carried out and completed in accordance with the terms of this Contract and that any necessary effect has been given to all the terms of this Contract which require an adjustment to be made to the Contract Sum, except and insofar as any sum mentioned in the said certificate is erroneous by reason of:-

                (a) Fraud, dishonesty or fraudulent concealment relating to the Works, or any part thereof, or to any matter dealt with in the said certificate; or

                (b) Any defect (including any omission) in the Works, or any part thereof which reasonable inspection or examination at any reasonable time during the carrying out of the Works or before the issue of the said certificate would not have disclosed; or

                (c) Any accidental inclusion or exclusion of any work, materials, goods or figure in any computation or any arithmetical error in any computation.

        (8) Save as aforesaid no certificate of the Architect shall of itself be conclusive evidence that any works, materials or goods to which it relates are in accordance with this Contract.

31      Surety Bond

        The Main Contractor shall obtain the guarantee of an Insurance Company or Bank to be jointly and severally bound with the Main Contractor to the Employer in a sum as stated in the appendix to these Conditions for the due performance of this Contract under the

Surety Bond

[STAMP]
        terms of a Bond; the said Insurance Company or Bank and the terms of the said Bond shall be to the approval of the Employer and the cost of obtaining the Bond shall be borne by the Main Contractor.

        Provided always, that when the Certificate of Practical Completion, as clause 15 of these Conditions, shall have been issued, the said Insurance Company or Bank shall be released from the Bond.

        Provided further, that should Practical Completion of sections of the Works be deemed to have occurred in accordance with clause 16 (b) of these Conditions then at the Architect's discretion the amount of the Bond may be reduced by a sum to be determined by the Architect.

*32     OUTBREAKS OF HOSTILITIES

        (1) If during the currency of this Contract there shall be an outbreak of hostilities (whether war is declared or not) in which Hong Kong shall be involved on a scale involving the general mobilisation of the armed forces of the People's Republic of China in Hong Kong, then either the Employer or the Main Contractor may at any time by notice by registered post or recorded delivery to the other, forthwith determine the employment of the Main Contractor under this
        Contract:

                                        Outbreaks of Hostilities

        Provided that such a notice shall not be given

                (a) Before the expiration of twenty-eight days from the date on which the order is given for general mobilisation as aforesaid, or

                (b) After Practical Completion of the Works unless the Works or any part thereof shall have sustained war damage as defined in clause 33 (4) of these Conditions.

        (2) The Architect may within fourteen days after a notice under this Condition shall have been given or received by the Employer issue instructions to the Main Contractor requiring the execution of such protective work as shall be specified therein and/or the continuation of the Works up to points of stoppage to be specified therein, and the Main Contractor shall comply with such instructions as if the notice of determination had not been given.

        Provided that if the Main Contractor shall for reasons beyond his control be prevented from completing the work to which the said instructions relate within three months from the date on which the instructions were issued, he may abandon such work.

        (3) Upon the expiration of fourteen days from the date on which a notice of determination shall have been given or received by the Employer under this Condition or where works are required by the Architect under the preceding sub-clause upon completion or abandonment as the case may be of any such works, the provisions of sub-clause (2) (except sub-paragraph (vi) of paragraph (b)) of clause 26 of these Conditions shall apply, and the Main Contractor shall also be paid by the Employer the value of any work executed pursuant to instructions given under sub-clause (2) of this Condition, the value being ascertained in accordance with clause 11 (4) of these Conditions as if such work were a variation required by the Architect.

33      WAR DAMAGE

        (1) In the event of the Works or any part thereof or any unfixed materials or goods

                                        War Damage

----------

     * The parties hereto in the event of the outbreak of hostilities may at any time agreement between them make such further or other arrangements as they may think fit to meet the circumstances.

        intended for, delivered to and placed on or adjacent to the Works sustaining war damage then notwithstanding anything expressed or implied elsewhere in this Contract:

                (a) The occurrence of such war damage shall be disregarded in computing any amounts payable to the Main Contractor under or by virtue of this Contract.

                (b) The Architect may issue instructions requiring the Main Contractor to remove and/or dispose of any debris and/or damaged work and/or to execute such protective work as shall be specified.

                (c) The Main Contractor shall reinstate or make good such war damage and shall proceed with the carrying out and completion of the Works, and the Architect shall grant to the Main Contractor a fair and reasonable extension of time for completion of the Works.

                (d) The removal and disposal of debris or damaged work, the execution of protective works and the reinstatement and making good of such war damage shall be deemed to be a variation required by the Architect.

        (2) If at any time after the occurrence of war damage as aforesaid either party serves notice of determination under clause 32 of these Conditions, the expression 'protective work' as used in the said clause shall in such case be deemed to include any matters in respect of which the Architect can issue instructions under paragraph (b) of sub-clause
        (1) of this Condition and any instructions issued under the said paragraph prior to the date on which notice of determination is given or received by the Employer and which shall not then have been completely complied with shall be deemed to have been under clause 32 (2) of these Conditions.

        (3) The Employer shall be entitled to any compensation which may at any time become payable out of monies provided by Government in respect of war damage sustained by the Works or any part thereof or any unfixed materials or goods intended for the Works which shall at any time have become the property of the Employer.

        (4) The expression 'war damage' as used in this Condition means war damage as defined by section 2 of the War Damage Act, 1943, or any amendment thereof.

34      ANTIQUITIES

        (1) Subject to the regulations set out in the Antiquities Ordinance all fossils, antiquities and other objects of interest or value which may be found on the site or in excavating the same during the progress of the Works shall become the property of the Employer, and upon discovery of such an object the Main Contractor shall forthwith:

Antiquities

[STAMP]

                (a) Use his best endeavours not to disturb the object and shall cease work if and insofar as the continuance of work would endanger the object or prevent or impede its excavation or its removal;

                (b) Take all steps which may be necessary to preserve the object in the exact position and condition in which it was found; and

                (c) Inform the Architect or the Clerk of Works of the discovery and precise location of the object.

        (2) The Architect shall issue instructions in regard to what is to be done concerning an object reported by the Main Contractor under the preceding sub-clause, and (without prejudice to the generality of this power) such instructions may require the Main Contractor to permit the examination, excavation or removal of the object by a third party. Any such third party shall for the purposes of clause 18 of these Conditions be deemed to be a person for whom the Employer is responsible and not to be a sub-contractor.

        (3) If in the opinion of the Architect compliance with the provisions of sub-clause (1) of this Condition or with an instruction issued under sub-clause (2) of this Condition has involved the Main Contractor in direct loss and/or expense for which he would not be reimbursed by a payment made under any other provision in this Contract then the Architect shall either himself ascertain or shall instruct the Quantity Surveyor to ascertain the amount of such loss and/or expense. Any amount from time to time so ascertained shall be added to the Contract Sum, and if an Interim Certificate is issued after the date of ascertainment any such amount shall be added to the amount which would otherwise be stated as due in such a Certificate.

35      ARBITRATION

        (1) Provided always that in case any dispute or difference shall arise between the Employer or the Architect on his behalf and the Main Contractor, either during the progress or after the completion or abandonment of the Works, as to the construction of this Contract or as to any matter or thing of whatsoever nature arising thereunder or in connection therewith (including any matter or thing left by this Contract to the discretion of the Architect or the withholding by the Architect of any certificate to which the Main Contractor may claim to be entitled or the measurement and valuation mentioned in clause 30 (5)
        (a) of these Conditions or the rights and liabilities of the parties under clauses 25,26,32 or 33 of these Conditions), then such dispute or difference shall be and is hereby referred to the arbitration and final decision of a person to be agreed between the parties, or, failing agreement within fourteen days after either party has given to the other a written request to concur in the appointment of an Arbitrator, a person to be appointed on the request of either party by the President or Vice-President for the time being of The Hong Kong Institute of Architects co-jointly with the President or Senior Vice President for the time being of the Hong Kong Institute of Surveyors.

                                        Arbitration

                                        [STAMP]

        (2) Such reference, except on article 3 or article 4 of the Articles of Agreement, or on the questions whether or not the issue of an instruction is empowered by these Conditions, whether or not a certificate has been improperly. withheld or is not in accordance with these Conditions, or on any dispute or difference under clauses 32 and 33 of these Conditions, shall not be opened until after Practical Completion or alleged Practical Completion of the Works or termination or alleged termination of the Main Contractor's employment under this Contract, or abandonment of the Works, unless with the written consent of the Employer or the Architect on his behalf and the Main Contractor.

        (3) Subject to the provisions of clauses 2 (2) and 30 (7) of these Conditions the Arbitrator shall, without prejudice to the generality of his powers, have power to direct such measurements and/or valuations as may in his opinion be desirable in order to determine the rights of the parties and to ascertain and award any sum which ought to have been the subject of or included in any certificate and to open up, review and revise any certificate, opinion, decision, requirement or notice and to determine all matters in dispute which shall be submitted to him in the same manner as if no such certificate, opinion, decision, requirement or notice had been given.

        (4) The award of such Arbitrator shall be final and binding on the parties.

       *(5)     Whatever the nationality, residence or domicile of the Employer, the Main Contractor, any sub-contractor or supplier or the Arbitrator, and wherever the Works, or any part thereof, are situated, the law of the Hong Kong Special Administrative Region shall be the proper law of this Contract and in particular (but not so as to derogate from the generality of the foregoing) the provisions of the Arbitration Ordinance or any statutory modification thereof for the time being in force shall apply to any arbitration under this Contract wherever the same, or any part of it, shall be conducted.

**36    FLUCTUATION IN WAGE RATES

        (1) For the purpose of this clause the Contract Sum and the Schedule of Rates shall be deemed to have been based upon the rates of wages contained in the Schedule of Average Daily Wages of Workers Engaged in Government Building and Construction Projects (hereinafter called 'the Wage Index') published by the Wages and Labour Cost Statistics Section of the Census and Statistics Department of the Government of the Hong Kong Special Administrative Region for such trade as may be applicable to the Works for the month in which the day fixed by the Employer for receiving the tender falls.

Fluctuation in Wage Rates

[STAMP]

        (2) The 'Average Wage Index' referred to in this clause shall be based upon the Wage Index and calculated as follows :-

                                                                        Index
                                                                        -----
                        Labourer (Male)
                        Concretor, Bricklayer, Drainlayer
                        Steel Bender
                        Blacksmith
                        Carpenter & Joiner
                        Plasterer
                        Glazier
                        Painter
                                                                        ------
                                                                 Total
                                                                        ------

                           [DIVIDED BY] 8 to give 'Average Wage Index'
                                                                        ------

        (3) The 'Labour Content' referred to in this clauses shall be the percentage named in the appendix to these Conditions as Labour Content.

        (4) If at any time after the Date for Possession referred to in clause 21 of these Conditions and before the expiration of the Defects Liability Period referred to in clause 15 of these Conditions a Wage Index shall be published which produces an Average Wage Index which differs from the corresponding Average Wage Index for the month in which the day fixed by the Employer for receiving the tender falls, then such difference shall be dealt with as follows:

                (a) If the increase or decrease in the Average Wage Index figures hereinbefore referred to shall not exceed ten per cent then no variation of the Contract Sum shall be made:

                (b) If the increase or decrease in the Average Wage Index figures hereinbefore referred to shall exceed ten per cent then the Employer shall pay to the Main Contractor or the Main Contractor shall allow, as the case may be, the amount, calculated as hereinafter described, by which the increase or decrease shall exceed ten per cent.
----------

      * Where the parties do not wish the proper law of the Contract to be the law of the Hong Kong Special Administrative Region appropriate amendments to this sub-clause should be made.
     ** This clause shall be deemed to be part of the Contract only if specifically so stated in the Specification.

        (5) At monthly intervals, commencing from the Date for Possession, the Architect shall review the Wage Index and calculate, as a percentage, any increase or decrease in the Average Wage Index figure from the Average Wage Index as at the date of receiving the tender. The amount by which this percentage exceeds ten per cent shall be applied to the Labour Content of the gross value of work executed during the month, as included in the Architect's Certificate issued in accordance with clause 30 of these Conditions, after deduction of all amounts included in respect of:

                (a) Nominated Suppliers and Main Contractor's profit thereon;

                (b) Nominated Sub-Contractors and Main Contractor's profit thereon;

                (c)     Payments to third parties expended against Provisional
                        Sums;

                (d)     Unfixed materials;

                (e)     Preliminaries;

                (f) Any variation valued other than in accordance with sub-clause (1) of this Condition,

        and the sum of money thus calculated shall be added to or deducted from the Contract Sum.

        (6) Any amount which from time to time becomes payable to or allowable by the Main Contractor by virtue of this Condition shall be added to or subtracted from the amount which would otherwise be stated as due in the next Interim Certificate.

        (7) Provided also that no addition to or deduction from the Contract Sum made by virtue of this clause shall alter in any way the amount of profit or overheads of the Main Contractor included in the Contract Sum.

APPENDIX

                                                  Refer to page AC/1 of 1 to the
                                        Clause    Appendix to the Conditions of
                                                  Contract

Defects Liability Period [if none       15,16 and 30............................
 other stated is six months from the
 day named in the Certificate of
 Practical Completion of the Works].

Date for Possession.                    21......................................

Date for Completion.                    21......................................

Liquidated and Ascertained Damages      22 at the rate of HK$............per day

Period of delay:                        26(1)(c)

(a)     by reason of sub-paragraphs     ........................................
        (i), (ii) or (iii) [if none
        stated is three months].        ........................................

(b)     by reason of sub-paragraphs     ........................................
        (iv), (v), (vi) or (vii)
        [if none stated is one          ........................................
        month].

Prime cost sums for which the Main      27(g)...................................
 Contractor desires to tender.
                                        ........................................

                                        ........................................

                                        ........................................

Period of Interim Certificates [if      30(1)...................................
 none stated is one month].

Period for Honouring Certificates       30(1)...................................
 [if none stated is fourteen days
 from presentation].

Percentage of Certified Value           30(3)...................................
 Retained. *

Limit of Retention Fund.**              30(3) HK$...................... plus
                                              the Retention Fund held in respect
                                              of Nominated Sub-Contractors

Period of Final Measurement and         30(5)...................................
 Valuation [if none stated is six
 months from the day named in the
 Certificate of Practical Completion
 of the Works].

Amount of Surety Bond.                  31 HK$..................................

Percentage Labour Content [if none      36(3)........%
 stated is twenty-five per cent].

----------

 * The percentage inserted should not normally exceed 10 per cent.
** The amount Inserted should not normally exceed 5 per cent, of the Contract
   Sum.

Dated the............... day of ...............20...

                      AGREEMENT & SCHEDULE OF CONDITIONS OF
                                BUILDING CONTRACT
                            for use in the Hong Kong
                          Special Administrative Region

                       Standard Form of Building Contract
                      Private Edition - Without Quantities


                  --------------------------------------------
                                   (Employer)
                      (Kowloon-Canton Railway Corporation)


                  --------------------------------------------
                                (Main Contractor)
                  Kun Wo Construction & Engineering Co., Ltd.)


                            This form was drawn up by
                      The Hong Kong Institute of Architects
                  The Royal Institution of Chartered Surveyors
                               (Hong Kong Branch)
                       The Society of Builders, Hong Kong

                                   ----------

                      First RICS (HK Branch) Edition (1986)
                    First amendments published September 1997
                      Second amendments published July 1999

                                      NOTES
                 (These notes do not form part of the Contract)

The following amendments have been made by the consent of The Hong Institute of Architects, The Hong Kong Institute of Surveyors the Society of and Builders, Hong Kong:

A.      First amendments published in September 1997:

        (I)     Clause 35 (1) Arbitration, "the Chairman or Vice Chairman for
                the time being.... (Hong Kong Branch)" amended to read "the
                President or Vice President for the time being of the Hong Kong Institute of Surveyors".

B.      Second amendments published in July 1999:

        (i) Clause 11 (4)(c), delete item (ii) and replace by "(ii) Where no such rates have been inserted, the Quantity Surveyor shall determine rates that are reasonable;"

        (ii)    Clause 23 (b), replace the word "Royal by the word "Hong Kong",

        (iii) Clause 32 (1), replace the word "Crown" by the word "People's Republic of China",

        (iv) Clause 35 (5) and Cause 36 (1), replace the word "Hong Kong" by the Hong Kong Special Administrative Region".

SPECIAL CONDITIONS OF CONTRACT

                         SPECIAL CONDITIONS OF CONTRACT

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                         SPECIAL CONDITIONS OF CONTRACT

                                      INDEX

                                                                                 Page
                                                                               ------
SC1     Special Conditions of Contract                                          SCC/1

SC2     Articles of Agreement                                                   SCC/4

SC3     Clause 1             Main Contractor's Obligations                      SCC/4

SC4     Clause 2             Architect's Instructions                           SCC/5

SC5     Clause 3             Contract Documents                                 SCC/5

SC6     Clause 4             Statutory Obligations, Notices, Fees and
                             Charges                                            SCC/6

SC7     Clause 5             Levels and Setting Out of the Works                SCC/7

SC8     Clause 6             Materials, Goods and Workmanship to
                             Conform to Description, Testing and
                             Inspection                                         SCC/7

SC9     Clause 7             Royalties and Patent Rights                        SCC/8

SC10    Clause 8             Foreman In Charge                                  SCC/9

SC11    Clause 10            Clerk of Works                                     SCC/9

SC12    Clause 11            Variations, Provisional and Prime Cost Sums        SCC/9

SC12A   Clause 12            Quality and Quantity of the Work                  SCC/11

SC13    Clause 13            Contract Sum                                      SCC/11

SC14    Clause 14            Materials and Goods, Unfixed or Off-site          SCC/11

SC15    Clause 15 & 16       Practical Completion and Defects Liability and
                             Sectional Completion                              SCC/11

SC16    Clause 17            Assignment or Sub-letting                         SCC/14

SC17    Clause 18            Injury to Persons and Property and
                             Employer's Indemnity                              SCC/16

SC18    Clause 19            Insurance against Injury to Persons and
                             Property                                          SCC/17

SC19    Clause 20            Insurance of the Works                            SCC/17

SC20    Clause 21            Possession, Completion and Postponement           SCC/17

SC21    Clause 22            Damages for Non-Completion                        SCC/18

SC22    Clause 23            Extension of Time                                 SCC/19

SC23    Clause 24            Loss and Expense Caused by Disturbance of
                             Regular Progress of the Works                     SCC/22

SC24    Clause 26            Determination by Main Contractor                  SCC/23

Rev. [1]: [12/07/2002]                Page i*               Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

                                      INDEX

                                                                                 Page
                                                                               ------
SC25    Clause 28            Nominated Suppliers                               SCC/24

SC26    Clause 30            Certificates and Payments                         SCC/24

SC27    Clause 31            Surety Bond                                       SCC/26

SC27A   Clause 34            Antiquities                                       SCC/26

SC28    Clause 35            Arbitration                                       SCC/26

SC29    Clause 36            Fluctuation in Wage Rates                         SCC/27

SC30    Immigration (Amendment) Ordinance 1990                                 SCC/27

SC31    Access for Employer to the Works                                       SCC/27

SC32    Recovery of Delay and Acceleration of the Works                        SCC/27

SC33    Alternative Design                                                     SCC/29

SC34    Appointment of Independent Checking Engineer                           SCC/31

SC35    Care of the Works etc.                                                 SCC/32

SC36    Damage to Property and Injury to Persons - Indemnities                 SCC/34

SC37    Employer's Insurance                                                   SCC/35

SC38    Contractor's Insurance                                                 SCC/36

SC39    General Insurance Obligations                                          SCC/38

SC40    Bonds, Parent Company Guarantees and Parent Company
        Undertaking                                                            SCC/39

SC41    Entire Agreement                                                       SCC/40

SC42    Intellectual Property Right                                            SCC/40

Rev. [1]: [12/07/2002]                Page ii*              Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

                         SPECIAL CONDITIONS OF CONTRACT

SC1     Special Conditions of Contract

        (1) These Special Conditions of Contract are to be read in conjunction with the "Agreement and Schedule of Conditions of Building Contract for use in the Hong Kong Special Administrative Region, Standard Form of Building Contract Private Edition - Without Quantities First RICS (HK Branch) Edition (1986), First amendments published September 1997, Second amendments published July 1999 issued under the sanction of the Hong Kong Institute of Architects, the Royal Institution of Chartered Surveyors (Hong Kong Branch) and the Society of Builders, Hong Kong" (hereinafter "the General Conditions of Contract" or "the General Conditions").

        (2) In these Special Conditions of Contract (or "the Special Conditions") and other parts and sections of the documents constituting the Contract, the following words and expressions shall have the meaning hereby assigned to them:

                "Articles of Agreement" means the articles of agreement executed by the parties, in the form appearing in General Conditions, as a deed, which shall be prepared at the expense of the Employer.

                "Contract Drawings" means:

                (a) the drawings included in the Contract and identified as "Contract Drawings" (but excluding any drawing identified as "for information");

                (b) any drawing identified as a "Contract Drawing" issued by the Architect to the Main Contractor from time to time during the execution of the Works; and

                any amendment made to the drawings in (a) and/or (b) above from time to time and issued by the Architect to the Main Contractor.

                "Contractor's Equipment" means all equipment of every kind (including, without limitation, vehicles, plant, marine vessels, tools and the like) and the constituent parts forming or intended to form part thereof, required for the execution of the Works, but excluding the Permanent Works and the Temporary Works.

                "Day" means a Gregorian calendar day.

                "Defects Liability Period" means:

                (a) in respect of any Section of the Works for which a Certificate of Practical Completion is issued pursuant to Clause 15 of the General Conditions, the period calculated from the date of Practical Completion thereof identified in the relevant Certificate of Practical Completion until such period as stated in the Appendix to the Conditions of Contract after the date of Practical Completion of the Works, as identified in the Certificate of Practical Completion for the Works; and

Rev. [-]: [-]                    SCC/1 of 41                Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        (b) in respect of the Works, such period as stated in the Appendix to the Conditions of Contract calculated from the date of Practical Completion of the Works identified in the Certificate of Practical Completion for the Works.

        "Employer" means the Kowloon-Canton Railway Corporation ("KCRC") established under the Kowloon-Canton Railway Corporation Ordinance contained in Chapter 372 of the laws of Hong Kong, and its successors and assignees.

        "Employer's Representative" means such representative from the Employer.

        "Form of Tender" means the document identified as such, duly completed and signed by the Main Contractor and included in his tender submission.

        "Government" means the Government of the Special Administrative Region of Hong Kong.

        "Independent Checking Engineer" means the person, firm or company identified as such in the Letter of Acceptance or any replacement thereof from time to time appointed by the Main Contractor in accordance with Clause SC34.

        "Letter of Acceptance" means the letter identified as such, issued from the Employer to the Main Contractor confirming the contract award.

        "Month" means a Gregorian calendar month.

        "Permanent Works" means all permanent works of every kind to be executed by the Main Contractor in accordance with the Contract and which are to become a permanent part of the building or the structure being constructed, including, without limitation, all goods, materials and other constituent parts forming or intended to form part thereof.

        "Resident Site Staff" means such representative on Site as may be appointed by the Architect from time to time.

        "Site" means the land and other places on, under in or through which the Works are to be executed and any other areas designated as storage or work areas.

        "Specification" means the documents identified as such and issued by or on behalf of the Employer, subject to any amendment thereof or addition thereto or omission therefrom as may from time to time be issued by the Architect.

        "Schedule of Rates" means the documents identified as such, incorporating all pricing details completed by the Main Contractor and contained in his tender submission.

Rev. [1]: [12/07/2002]              SCC/2 of 41*            Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

                "Section" means any part of the Works identified as such in the Specification to which a Date for Completion is allocated and in respect of which a Certificate of Practical Completion is to be issued.

                "Specialist Contractors" means any of the following whose activities or the works they are engaged to carry out in any way or at any time affect or are affected by the Works:

                (a) contractors and design or specialist consultants engaged from time to time by the Employer, the Government or the Mass Transit Railway Corporation including, without limitation, the railway contractors engaged by the Employer;

                (b) developers or franchisees appointed from time to time by the Employer;

                (c) sub-contractors of any tier of the contractors within category (a) above, and contractors and sub-contractors of any tier of developers and franchisees within category (b) above;

                provided that the definition shall exclude the Main Contractor and his sub-contractors of any tier in relation to the Works and in any other capacity which would otherwise fall within categories (a) to (c) above in relation to other works.

                "Temporary Works" means all works of a temporary nature of every kind required for the execution of the Works, including, without limitation, false work, temporary structures and buildings and temporary earth works (including the goods, materials and other constituent parts forming or intended to form part thereof).

        (3) The Conditions of Contract shall comprise the General Conditions, the Special Conditions including Annexes, and the Appendix to the Conditions of Contract.

        (4) Where is any discrepancy between the General Conditions and the Special Conditions, the Special Conditions shall prevail.

        (5) Add "General" before "Conditions" whenever the word "Conditions" appears in any of Clauses 1to 36 of the General Conditions.

Rev. [1]: [12/07/2002]              SCC/3 of 41*            Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC2     Articles of Agreement

        2.1 Delete the words "has caused Drawings and a Specification marked "A"**" and replace with "has caused Contract Documents" in line 6 of the first recital.

        2.2     Delete the words "And Whereas the said Drawings .........." to
                ".......... have been" and replace with "And Whereas the said
                Contract Documents have been" in lines 1 to 3 of the second recital.

        2.3     Delete the words "For the consideration hereinafter ....." to
                "..... and in the said Conditions." from Article 1 and replace with the following:-

                "For the consideration hereinafter mentioned the Main Contractor will upon and subject to the General Conditions annexed hereto and the Special Conditions (together "the Conditions of Contract") carry out and complete the Works shown upon and described by or referred to in the Contract Documents."

        2.4 Add "of Contract" after "Conditions" in line 1 of Article 3 and line 1 of Article 4[A].

        2.5 Replace "said" by "General" in line 8 of Article 3 and in line 8 of Article 4[A].

        2.6 Article 4[B] shall not apply to this Contract and shall be deleted.

        2.7 The Contract shall be executed under seal, accordingly Page 3 of the Articles of Agreement shall be amended so that each legal entity shall execute the Articles by affixing the Corporate Seal of each company or by execution under seal by an attorney appointed by each company.

SC3     Clause 1 - Main Contractor's Obligations

        Replace the whole of Clause 1 of the General Conditions byte following:-

        "1.     (1)     The Main Contractor shall upon and subject to these
                        Conditions carry out, take full responsibility for the care of, and complete the Works in compliance with the Contract Documents in every respect to the satisfaction of the Architect and any Government department or public body having jurisdiction in relation to the Works.

                (2) If the Main Contractor shall find any discrepancy in or divergence between the Contract Documents he shall immediately give to the Architect a written notice specifying the discrepancy or divergence, and the Architect shall issue instructions in regard thereto.

Rev. [-]: [-]                       SCC/4 of 41             Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                (3) The Main Contractor shall be responsible for the detailed design of all Temporary Works for which the Architect has not provided a design, and of any Permanent Works required to be designed by the Main Contractor as stated in the Contract Documents. Such design work shall constitute part of the Works. All such design (which shall include selection of appropriate proprietary articles) shall be carried out in due time by a trained and experienced person competent in the relevant field in accordance with relevant British Standard Codes of Practices and/or good practice, to meet conditions imposed by the Specification, the environment, the expected life of the building and other relevant factors. The Main Contractor warrants each and every such design accordingly. A review by the Architect of the visual intent of the design of Permanent Works and its compliance with the contract terms shall be obtained, but this shall not be deemed to be any waiver of the design responsibility of the Main Contractor thus set out, or of any actual or implied warranty of the Main Contractor or the supplier to him of any proprietary article."

SC4     Clause 2 - Architect's Instructions

        4.1 Add the following at the end of sub-clause 2(1) of the General Conditions:-

                "In such case the Main Contractor shall provide all necessary access and facilities to and shall not interfere with such other persons so employed by the Employer in carrying out the relevant works."

        4.2     Add the following as sub-clause 2(4) of the General Conditions:-

                "(4) The Architect shall be empowered to issue instructions at any time prior to the issue of the Certificate of Completion of Making Good Defects, including at a time when the Main Contractor is continuing to execute the Works or any Section thereof beyond the Date for Completion of the relevant Section stated in relation thereto in the Appendix to these Conditions or beyond any extended time fixed under Clause 23 or Clause 33(1)(c) of the General Conditions."

SC5     Clause 3 - Contract Documents

        5.1 Replace the whole of sub-clause 3(2) of the General Conditions by the following :-

                "Immediately after execution of this Contract the Architect without charge to the Main Contractor shall furnish him with two copies of the Contract Documents (unless he shall have been previously furnished with these)."

Rev. [-]: [-]                       SCC/5 of 41             Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        5.2 Add the following as sub-clauses 3(8) and 3(9) of the General Conditions:-

                "(8) Notwithstanding anything elsewhere stated in the General Conditions and Special Conditions, the Contract shall mean the Articles of Agreement, the Letter of Acceptance, the Conditions of Contract, the Form of Tender, the Schedule of Rates, the Specification and the Contract Drawings and "Contract Documents" shall have a corresponding definition.

                        It is expressly stated that this Contract shall be executed under seal.

                (9) The Contract Documents are to be taken as mutually explanatory. In the event of any inconsistency between the Contract Documents, the documents shall be interpreted by reference to the following order of precedence unless a contrary intention is expressed by any other provision of the Contract:

                        (a) the Letter of Acceptance shall prevail over any other document forming the Contract (unless stated otherwise therein);

                        (b) subject to paragraph (a) of this sub-clause, the provisions of any Special Conditions of Contract shall prevail over those of any other document forming the Contract; and

                        (c) subject to paragraphs (a) and (b) of this sub-clause, the provisions of the General Conditions of Contract shall prevail over those of any other document forming the Contract."

SC6     Clause 4 - Statutory Obligations, Notices, Fees and Charges

        6.1 The words "or which shall become legally demandable" shall be added after the words "legally demandable" in the second line of sub-clause 4(2) of the General Conditions.

        6.2     The words "Provided that the amount of any such fees ......"
                from the fifth line up to "...... Summary of Tender" at the end of the sub-clause shall be deleted from sub-clause 4(2) of the General Conditions.

        6.3 Add the following at the end of sub-clause 4(2) of the General Conditions:-

                "The Main Contractor shall be liable to pay and shall be deemed to have made due allowance in the Contract Sum for changes in any statutory obligations including any additions or amendments thereto during the course of the Contract, and which are applicable to the Works."

Rev. [-]: [-]                       SCC/6 of 41             Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC7     Clause 5 - Levels and Setting Out of the Works

        Replace the whole of Clause 5 of the General Conditions by the following:-

        "5.     (1)     The Architect shall determine any levels which may
                        be required for the execution of the Works, and shall furnish to the Main Contractor by way of accurately dimensioned drawings such information as shall enable the Main Contractor to set out the Works. The Main
                        Contractor shall be responsible for and shall employ duly qualified surveyors for the true and proper setting out of the Works and for the correctness of the position, levels, dimensions and alignment of all parts of the Works and for the provision of all necessary instruments, appliances and labour in connection therewith.

                (2) If at any time during the progress of the Works any error shall appear in, or arise as a result of the position, levels, dimensions or alignment of any part of the Works, the Main Contractor shall, at his own expense, rectify such error to the satisfaction of the Architect unless such error is based on incorrect data shown on the Contract Documents in which case the rectification shall be treated as a variation ordered in accordance with Clause 11 of the General Conditions."

SC8 Clause 6 - Materials, Goods and Workmanship to Conform to Description, Testing and Inspection

        8.1 Replace the whole of sub-clause 6(1) of the General Conditions by the following:-

                "(1) All materials, goods and workmanship shall be of the respective character, quality or kind required by the Contract Documents and in accordance with the instructions and to the satisfaction of the Architect. All works of design (to the extent required by the Contract Documents) shall be executed with reasonable skill and care."

Rev. [-]: [-]                       SCC/7 of 41             Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC8 Clause 6 - Materials, Goods and Workmanship to Conform to Description, Testing and Inspection (Cont'd)

        8.2 Replace the whole of sub-clause 6(3) of the General Conditions with the following:-

                "(3) The Architect may issue instructions requiring the Main Contractor to open up for inspection any work covered up or to arrange for or carry out any test of any materials, goods, design (to the extent required by the Contract) (whether or not already incorporated in the Works) or of any executed work, and the cost of such opening up or testing (together with the cost of making good in consequence thereof) shall be added to the Contract Sum unless:-

                        (a) they are required in the Contract Documents and/or the regulations of the authorities with due jurisdiction over the work, or

                        (b) the inspection or test shows that the said work, materials, goods, design or workmanship are not in accordance with the Contract, or

                        (c) the inspections or tests are considered necessary by the Architect due to the failure of any prior inspections or tests which then necessitates further investigation.

                        The Main Contractor shall notify the Architect in writing before work is covered up and give him at least 3 full working days' notice to inspect. Should any work be covered up without the required notice being given then, whether or not the work is in accordance with the Contract, the Main Contractor will be responsible for all costs of such opening up, carrying out any tests, and making good and no extension of time shall be granted in this respect."

        8.3 The words "rectification or" shall be added between the words "the" and "removal" to first line of sub-clause 6(4) and the words "in his opinion" shall be added between the words "which" and "are" to the second line of sub-clause 6(4) of the General Conditions.

        8.4 The word "person" shall be deleted from the second line of sub-clause 6(5) of the General Conditions and shall be replaced by "person, company or firm".

SC9     Clause 7 - Royalties and Patent Rights

        Replace the whole of Clause 7 of the General Conditions with the following :-

        "7.     Royalties and Patent Rights

                All royalties or other sums payable in respect of the supply and use in carrying out the Works as described by or referred to in the Contract Documents of any patented articles, processes or inventions shall be deemed to have been included in the Contract Sum. Provided that where in compliance with Architect's instructions the Main Contractor shall supply and use in carrying out the Works any patented articles, processes or inventions, all royalties damages or other monies which the Main Contractor may be liable to pay to the persons entitled to such patent rights shall be added to the Contract Sum."

Rev. [1]: [12/07/2002]              SCC/8 of 41*            Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC10    Clause 8 - Foreman In Charge

        Replace the whole of Clause 8 of General Conditions with the following:-

        "8.     Main Contractor's Personnel

                The Main Contractor shall deploy and maintain upon the Works management and supervisory personnel of an appropriate number, seniority and background having regard to the extent and nature of the Works and shall without prejudice to the generality of the foregoing comply strictly with provisions of the Contract."

SC11    Clause 10 - Clerk of Works

        11.1    Delete the words from "The Employer" in line 1 to ".... the
                Architect" in line 3 of Clause 10 of the General Conditions and replace with "The Architect shall be entitled to appoint Resident Site Staff as representatives to act on his behalf under his directions and with authority delegated to them as shall be notified to the Main Contractor in writing by the Architect".

        11.2 Delete the words "the Clerk of Works or" in line 5 of Clause 10 of the General Conditions.

SC12    Clause 11 - Variations, Provisional and Prime Cost Sums

        12.1 The following shall be added after the word "Contract" in the last line of sub-clause (2) to Clause 11 of the General Conditions:-

                "and shall include the power to require variations in any proposed or specified sequence, timing or method of construction".

        12.2 The following shall be added at the end of sub-clause (3) to Clause 11 of the General Conditions:-

                "Any work in relation to which a provisional sum is stated in the Specification or Schedule of Rates shall only be executed in whole or part upon the issue of an instruction by the Architect under this Clause 11(3). If the Architect issues no such instruction, the said work shall not form part of the Works and the Main Contractor shall not be entitled to payment for or in connection with such work."

        12.3 The following shall be added after the word "sums" in lines 2 and 8 of sub-clause (4) to Clause 11 of the General Conditions:-

                "or provisional quantities".

Rev. [-]: [-]                       SCC/9 of 41             Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC12    Clause 11 - Variations, Provisional and Prime Cost Sums (Cont'd)

        12.4    (a)     Replace the whole of Clause 11(4)(c)(iii) of the
                        General Conditions with the following:-

                        "(iii) Where materials are specially provided for work valued under sub-clause (4)(c) of this Condition such materials shall be valued at cost plus the cost of packing, carriage and delivery, and the Main Contractor explicitly agreed to waive his right to overheads and profit."

                (b) Add the following as sub-clause 4(c)(iv) to Clause 11 of the General Conditions :-

                        "(iv) Where no such rates have inserted and where any item of constructional plant is specially provided for work valued under sub-clause 11(4)(c) of the General Conditions such constructional plant shall be valued at the cost of hiring plus the cost of transportation, and the Main Contractor explicitly agreed to waive the right to consumables, overheads, and profit."

        12.5 The following shall be inserted before the word "provided" in the first line of the last paragraph of sub-clause (4)(c) to Clause 11 of the General Conditions:-

                "Provided that the Main Contractor shall give at least three days notice in writing to the Architect of any intention to carry out works which he proposes should be valued using daywork rates and"

        12.6 Add the following at the end of sub-clause 11(6) of the General Conditions.

                "The written application by the Main Contractor shall include a fully detailed and substantiated claim showing the build-up of such loss and/or expense claimed by the Main Contractor and shall be made within 28 days of the commencement of the event giving rise to such loss and/or expense. Any lapse of time longer than 28 days shall be deemed to be an unreasonably distant time for the above stated purpose and the Main Contractor shall be deemed to have waived his rights to such claim. The Main Contractor shall thereafter submit further applications at intervals of no less than 30 days should the duration of the event make such necessary. The provision of the fully detailed and substantiated build-up at the time the written application is submitted is a prerequisite for any claim under this heading being accepted for consideration. Notification only of a future intention to submit a clam under this heading will not be accepted as complying with the requirements of this Clause.

                Provided always that the Main Contractor shall have taken all practical measures to have anticipated, prevented or mitigated the effects of the event that gave rise to the direct loss and/or expense."

        12.7 Delete the words "the Contract Drawings and described by or referred to in the Specification" in lines 2 to 3 of sub-clause 11 (2) of General Conditions and replace with "and described by or referred to in the Contract Documents".

        12.8 Add the words "or Schedule of Rates" after the words "the Specification" in the following sub-clauses of the General Conditions:-

                (i)     line 2 of sub-clause 11(3);
                (ii)    lines 3 and 8 of sub-clause 11(4);
                (iii)   line 4 of sub-clause 11(5); and
                (iv)    line 3 of sub-clause 11(6).

Date: 26 September 2002             SCC/10 of 41*           Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC12A   Clause 12 - Quality and Quantity of the Work

        12A.1 Replace the whole of sub-clause 12(1) of the General Conditions with the following:-

                "(1)    The quality and quantity of the work included in the
                Contract Sum shall be ascertained by reference to the whole of the Contract Documents."

        12A.2 Delete the word "Any" in the first line of sub-clause 12(4) of the General Conditions, and replace with the following :-

                "Save for the Provisional Quantities provided in the Schedule of Rates, any"

SC13    Clause 13 - Contract Sum

        Add the following at the end of Clause 13 of the General Conditions:-

        "There will be no adjustment to the Contract Sum for rises or falls in the cost of labour or materials or plant or exchange rates of currencies."

SC14    Clause 14 - Materials and Goods, Unfixed or Off-site

        14.1    Delete the words "and any materials ......" to "...... has received payment" from line 2 to 4 of Clause 14 of the General Conditions.

        14.2 Delete the words "but subject to Clause 20[B] of these Conditions (if applicable)," in line 9 of Clause 14 of the General Conditions and replace with "and".

SC15 Clause 15 and 16 "Practical Completion and Defects Liability" and "Sectional Completion"

        The whole of Clauses 15 and 16 of the General Conditions shall be deleted and replaced by the following:-

        "15.    (1)     As soon as in the opinion of the Architect the Works
                        or any Section thereof shall have been practically completed the Architect shall subject to sub-clause (2) issue a Certificate of Practical Completion to the Main
                        Contractor in respect of the whole of the Works or the said Section, and Practical Completion of the Works or said Section shall be deemed for all purposes of the Contract to have taken place on the day named in such Certificate.

                (2) No Certificate of Practical Completion for the whole of the Works or for any Section thereof shall be issued unless the Main Contractor shall have validly assigned to the Employer all manufacturers' or suppliers' warranties for all materials, goods and plant incorporated into that Section, or the whole of the Works for which the Certificate of Practical Completion is to be issued.

Rev. [1]: [12/07/2002]              SCC/11 of 41*           Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC15 Clause 15 and 16 "Practical Completion and Defects Liability" and "Sectional Completion" (Cont'd)

                (3) As soon as practicable after the commencement of any Defects Liability Period in respect of a Section or the Works or at such time otherwise required by the Architect, the Main Contractor shall execute any work of repair or rectification and make good any defects, omissions, incomplete work, imperfections, shrinkage, settlement or other faults which are identified within the Defects Liability Period that are due to the design (to the extent required by the Contract), materials, goods or workmanship not in accordance with this Contract or due to typhoon(s) occurring before Practical Completion of the Works or any Section thereof or due to neglect or failure on the part of the Main Contractor to comply with any obligation express or implied on the Main Contractor's part under the Contract, in accordance with schedules of defects issued by the Architect. The Architect shall deliver such schedules to the Main Contractor as instructions of the Architect from time to time during the Defects Liability Period applicable thereto and not later than 14 days after its expiry. The faults therein specified shall be made good by the Main Contractor at no cost to the Employer unless the Architect shall otherwise instruct, in which case an appropriate deduction in respect of any such rectification work not carried out shall be made from the Contract Sum.

                (4) Upon the expiry of the Defects Liability Period of the Works or any Section thereof and when in the opinion of the Architect all works of repair and rectification have been carried out and all defects, omissions, incomplete work, imperfections, shrinkages, settlement or other faults which he may have required to be made good under this Clause shall have been made good in the condition required by the Contract he shall issue a certificate in respect of the Works or any Section thereof to that effect, and completion of making good of defects of the Works or any Section thereof shall be deemed for all the purposes of this Contract to have taken place on the day named in such Certificate (the Certificate of Completion of Making Good Defects).

                (5) In no case shall the Main Contractor be required to make good at his own cost any damage by typhoon(s) which may appear after the date of Practical Completion of the Works or any Section thereof identified in the relevant Certificate of Practical Completion, unless the Architect shall certify that such damage is due to the design (to the extent required by the Contract), materials, goods or workmanship not in accordance with this Contract or due to neglect or failure on the part of the Main Contractor to comply with any obligation express or implied on the Main Contractor's part under the Contract.

Rev. [1]: [12/07/2002]              SCC/12 of 41*           Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC15 Clause 15 and 16 "Practical Completion and Defects Liability" and "Sectional Completion" (Cont'd)

                (6) If the Main Contractor shall fail to carry out any such work as is referred to in sub-clause (5) within the period stated in the schedules of defects, then the Employer shall be entitled to arrange that such work be carried out by others and the additional cost incurred by the Employer in so doing shall be recoverable from the Main Contractor by the Employer as a debt or may be deducted from any sums due or to become due to the Main Contractor under the Contract.

                (7) The Architect may instruct any such work as is referred to in sub-clause (3) to be carried out by others as he deems fit and appropriate, whereby the Main Contractor shall undertake to reimburse the Employer the cost of carrying out such work by others and the Employer shall have the right to deduct such cost from payments due to or to become due to the Main Contractor under the Contract or to recover the loss incurred from the Main Contractor as debt.

                (8) Without prejudice to anything elsewhere contained in the Contract, a Certificate of Practical Completion shall not be issued for the Works or any Section unless the following pre-requisite conditions are fulfilled:-

                        (a) where applicable, the Occupation Permits(s) (or Temporary Occupation Permits(s) as applicable) for the buildings/structures comprised in the Works have been issued by the Building Authority;

                        (b) the Works or any Section thereof have satisfactorily passed any final tests that may be prescribed by the Contract; and

                        (c) the Works or any Section thereof have been substantially completed to the satisfaction of the Architect.

                        (d) where applicable, the Works or any Sections thereof have been fully accepted by the Government and/or transport undertaking entities, save for any refusal to accept the Works or any Sections thereof is solely due to a reason for which the Main Contractor is not liable under the terms and condition of the Contract.

                (9) The issue of a Certificate of Practical Completion shall not constitute approval of any work or other matter nor shall it prejudice any claim by the Employer or Main Contractor.

        16.     NOT USED."

Rev. [-]: [-]                    SCC/13 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC16    Clause 17 - Assignment or Sub-letting

        Delete the whole of Clause 17 of the General Conditions and replace by the following:-

        "17     (1)     The Main Contractor shall not sub-contract the whole
                        of the Works.

                (2) The Main Contractor shall sub-contract the performance of his design checking obligations subject to and in accordance with Clause SC34 of the Special Conditions.

                (3) Save as provided by sub-clause (2) of this Clause the Main Contractor shall not sub-contract any part of the Works without prior consent of the Architect.

                (4) If the Main Contractor wishes to sub-contract part of the Works other than pursuant to sub-clause (2) of this Clause he shall submit to the Architect:-

                        (a) the identity of the sub-contractor proposed to be employed;

                        (b) particulars of the part of the Works to be sub-contracted, and

                        (c) the proposed terms upon which the sub-contractor is to be employed.

                        Such information shall be supplied by the Main Contractor in sufficient time to enable the Architect to evaluate the capacity and ability of the proposed sub-contractor to execute the part of the Works to be sub-contracted and to enable the Main Contractor to select an alternative party in the event that the Architect withholds his consent to the proposed sub-contracting.

                (5) The Main Contractor shall ensure that the terms of any sub-contract imposed on the sub-contractor contain such terms of the Contract as are applicable and appropriate to the part of the Works to be sub-contracted so as to enable the Main Contractor to comply with his obligations in respect of such part.

                (6) The Main Contractor shall use all reasonable endeavours to incorporate in any of the sub-contracts referred to in sub-clauses (2) and (4) of this Clause such terms and conditions as the Architect may request the Main Contractor to so incorporate.

                (7) The Main Contractor shall ensure that the proposed terms and conditions of sub-contract referred to in sub-clause
                        (5) of this Clause shall include a provision by which the sub-contractor is obliged to provide a warranty executed as a deed in favour of the Employer, in the form appearing in Annex A to the Special Conditions, unless the Employer notifies the Main Contractor that no such warranty is required in respect of any sub-contract. The Main Contractor shall submit a warranty, duly executed, in the said form to the Employer within 28 (twenty eight) days of the Main Contractor's appointment of each relevant sub-contractor in accordance with this Clause.

Rev. [-]: [-]                    SCC/14 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                (8) The Main Contractor shall, after receiving consent to any sub-contracting, supply to the Architect such copies of the terms and conditions (including, without limitation, rates and prices) of the sub-contract as the Architect may instruct, and the Main Contractor shall not after entering into the sub-contract, amend, vary or waive the terms and conditions thereof in any respect material to compliance by the Main Contractor with his obligations, without prior consent.

                (9) The Architect shall be entitled to communicate directly with the Main Contractor's sub-contractors of any tier, keeping the Main Contractor informed of any significant communication, provided that the Architect shall not be entitled to issue directly to any sub-contractor, any instruction or decision affecting the Main Contractor's obligations or liabilities to a sub-contractor of any tier.

                (10) No sub-contracting shall relieve the Main Contractor from any obligation or liability nor create any obligation or liability on the part of the Employer. The Main Contractor shall be liable for the acts and omissions of his sub-contractors of any tier as if they were the acts and omissions of the Main Contractor. Without prejudice to the foregoing, the Main Contractor shall provide all necessary superintendence to ensure that the part of the Works to be executed by his sub-contractors shall comply with the requirements of the Contract.

                (11) The Architect may, notwithstanding previous consent pursuant to sub-clause (3) of this Clause, instruct the Main Contractor to discontinue the participation in the Works of any of the Main Contractor's sub-contractors of any tier if, in the opinion of the Architect, the sub-contractor causes or contributes to a material breach by the Main Contractor of any term of the Contract. Following the issue of any such instruction, the Main Contractor shall ensure that the relevant sub-contractor does not participate in the Works again without prior consent.

                (12) If a sub-contractor of any tier provides to the Main Contractor a warranty in connection with the Works, and if the Employer so instructs, the Main Contractor shall assign the benefit of the warranty to the Employer, provided that in the event of any such assignment, the Employer shall use reasonable endeavours to enforce the said warranty against the relevant sub-contractor before enforcing the Contract against the Main Contractor in respect of any matter for which a cause of action exists against the sub-contractor under the said warranty.

                (13) If the Main Contractor is in breach of any of the provisions of this Clause in respect of any sub-contractor appointed by the Main Contractor, the Employer may, without prejudice to any other rights or remedies it may have, withhold all interim payments in relation to which the Main Contractor is to receive payment in respect of that part of the Works sub-contracted, until the breach is remedied."

Rev. [-]: [-]                    SCC/15 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC17    Clause 18 - Injury to Persons and Property and Employer's Indemnity

        17.1 In sub-clause (1) of Clause 18 of the General Conditions delete "unless due to any act or neglect of the Employer or of any person for whom the Employer is responsible" and insert "provided that the Main Contractor's liability to indemnify the Employer as aforesaid shall be reduced proportionally to the extent that the act or neglect of the Employer, his servants or agents may have contributed to the said expenses, liability, loss, claim or proceedings"

        17.2 In sub-clause (2) of clause 18 of the General Conditions delete the words "Except for such loss or damage as is at the risk of the Employer under Clause 20(B) of these Conditions (if applicable) the" in lines 1 and 2 and add the word "The".

        17.3 In sub-clause (2) of clause 18 of the General Conditions delete "same is due to any negligence, omission or default of the Main Contractor, his servants or agents or of any sub-contractor, his servants or agents" and insert "Main Contractor's liability to indemnify the Employer as aforesaid shall be reduced proportionally to the extent that the act or neglect of the Employer his servant or agents may have contributed to the said expense, liability, loss, claim or proceeding"

        17.4 Add the following as sub-clause (3) and (4) of Clause 18 of the General Conditions:-

                "(3) The Main Contractor shall indemnify and keep indemnified the Employer against all claims, demands, proceedings, costs, charges and expenses whatsoever arising from any accident or injury to any workman or other person other than in the employment of the Main Contractor or any Nominated or domestic sub-contractors, provided always that the Main Contractor's liability to indemnify the Employer as aforesaid shall be reduced proportionally to the extent that the act or neglect of the Employer his servant or agents may have contributed to the said expense, liability, loss, claim or proceeding.

                (4) The Main Contractor shall indemnify and keep indemnified the Employer against any cost, expense, liability, loss, damage, claim or proceedings whatsoever suffered or incurred as a result of any injury or damage whatsoever to any Section of the Works which has been certified as complete and taken into occupation and use by the Employer or any tenant or licensee of the Employer or to any other work, materials or goods located in the said Section, which arises out of the carrying out of the Works (whether in other Sections or, in the case of work which the Main Contractor has undertaken to carry out or is obliged by Clause 15(6) of the General Conditions to carry out, in the Section certified as complete as aforesaid), provided always that the Main Contractor's liability to indemnify the Employer as aforesaid shall be reduced proportionally to the extent that the act or neglect of the Employer his servant or agents may have contributed to the said expense, liability, loss, claim or proceeding."

Rev. [-]: [-]                    SCC/16 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC18    Clause 19 - Insurance against injury to Persons and Property

        The whole of Clause 19 shall be deleted. Refer to Clauses SC37, SC38 and SC39 for Insurance.

SC19    Clause 20 - Insurance of the Works

        The whole of Clause 20 shall be deleted. Refer to Clauses SC37, SC38 and SC39 for Insurance.

SC20    Clause 21 - Possession, Completion and Postponement

        20.1 Delete sub-clause (1) of Clause 21 of the General Conditions and replace with the following:-

                "(1) On the relevant Date for Possession stated in the Appendix to the Conditions of Contract, in respect of the whole or any part (as may be specified in the Contract Documents) of the Site, possession of the Site or that part (as applicable) shall be given to the Main Contractor who shall thereupon begin the Works and proceed with the same regularly and diligently. The Main Contractor shall complete the Works and each Section thereof on or before the respective Dates for Completion thereof stated in the said Appendix subject nevertheless to the provisions for extension of time contained in Clauses 23 and 33(1)(c)."

        20.2    Add the following as sub-clause 21(3) of the General
                Conditions:-

                "(3) The Architect may issue instructions suspending or stopping all work or any part of the Works for such time or times and in such manner as the Architect may consider necessary if any such instruction is:-

                        (a)     otherwise provided for in the Contract; or

                        (b) necessary by reason of weather conditions affecting the safety or quality of the Works or any part thereof; or

                        (c) necessary by reason of default on the part of the Main Contractor or any person carrying out the Works for not complying with the Contract Documents or the Architect's instructions, and/or any requirement of Statutory or relevant Government authorities; or

                        (d) necessary for the proper execution of the Works or for the safety of the Works or any part thereof in as much as such necessity does not arise from any act or default of the Architect or the Employer.

Rev. [-]: [-]                    SCC/17 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        20.2    (Cont'd)

                        The Main Contractor shall upon the written instruction of the Architect suspend and stop the progress of the Works or any part thereof for such time and in the manner as contained in such instruction, and shall during such suspension or stop work properly protect and secure the Works to the Architect's satisfaction.

                        Except where provided otherwise in the Contract, all costs incurred in connection with the suspension or stopwork instruction under this Clause shall be borne by the Main Contractor and no extension of time will be granted in this respect. The Main Contractor shall not be entitled to claim for loss and/or expenses in connection with such suspension or stopwork instruction."

SC21    Clause 22 - Damages for Non-completion

        21.1 After the words "the Works" in lines 1 and 6 of Clause 22 of the General Conditions insert the following:-

                ",or any Section thereof,"

        21.2 After the words "a sum calculated" in line 5 of Clause 22 of the General Conditions insert the following:-

                "by the Architect"

        21.3 Prior to the words "Date for Completion" in line 1 of Clause 22 of the General Conditions insert the following:-

                "relevant"

Rev. [-]: [-]                    SCC/18 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC22    Clause 23 - Extension of Time

        Replace the whole of Clause 23 of the General Conditions by the following:-

        "23.    (1)     Upon it becoming reasonably apparent that the progress
                        of the Works or any Section thereof is delayed, or is likely to be delayed, the Main Contractor shall as soon as practicable but in any event within 28 days give written notice to the Architect of the cause or causes of the delay. The Main Contractor shall, if practicable in such notice or otherwise in writing as soon as possible after such notice, give particulars of the expected effects of the delay, or potential delay, and shall estimate the extent, if any, of the expected delay to the completion of the Works or any Section thereof beyond the respective Date for Completion stated in the Appendix to the Conditions of Contract or beyond any extended time previously fixed under the Conditions of Contract. The Main Contractor shall give such further notices as may be reasonably necessary or as the Architect may reasonably require for keeping up to date the particulars and estimate of the expected delay to the completion of the Works or any Section thereof.

                (2) If, in the opinion of the Architect, upon receipt of any notice, particulars and estimate given by the Main Contractor under sub-clause (1) of this Clause, the completion of the Works or any Section thereof is likely to be or has been delayed beyond the relevant Date for Completion stated in the Appendix to the Conditions of Contract or beyond any extended time previously fixed under the Conditions of Contract,

                        (a)     by force majeure, or

                        (b) by reason of inclement weather or the subsequent effects of such inclement weather adversely affecting the progress of the Works; for the purpose of this sub-clause 'inclement weather' is defined as the hoisting of Typhoon Signal No. 8 or higher or a Red Rainstorm Warning, or

                        (c) by reason of loss or damage to the Works occasioned by fire, lightning, explosion, storm, typhoon, flood, bursting or overflowing of water tanks, apparatus or pipes, earthquake, aircraft and other aerial devices or articles dropped therefrom, riot and civil commotion, to the extent that the loss or damage is not caused or contributed directly or indirectly by any neglect, default, act, omission or breach of contract by the Main Contractor or any sub-contractor, or

                        (d) by reason of strike or lockout affecting any of the trades employed upon the Works or any of the trades engaged in the preparation, manufacture or transportation of any of the goods or materials required for the Works, or

                        (e) by reason of Architect's instructions issued under Clause 1(2), 11(1) or 21(2) of the General Conditions, or

Rev. [-]: [-]                    SCC/19 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                (2)     (Cont'd)
                        (f) by reason of the Main Contractor not having received in due time from the Architect necessary instructions, drawings, details or levels (except where such receipt has been delayed by any act or omission of the Main Contractor) for which the Main Contractor specifically applied in writing on a date which having regard to the Date for Completion stated in the Appendix to the Conditions of Contract or to any extension of time then fixed under this Clause or Clause 33(1)(c) of the General Conditions was neither unreasonably distant from nor unreasonably close to the date on which it was necessary for him to receive the same, or

                        (g)     (deleted), or

                        (h) by delay on the part of Specialist Contractors engaged by the Employer in supplying materials or in executing work directly connected with but not forming part of the Works, except where such delay is due to any act or omission by the Main Contractor, or

                        (i) by reason of the opening up for inspection of any work covered up or of the testing of any of the work, materials or goods in accordance with Clause 6(3) of the General Conditions (including making good in consequence of such opening up or testing), unless the inspection or test showed that the work, materials or goods were not in accordance with this Contract, or the opening up and/or testing is required under the Contract and/or the regulations of the authorities with due jurisdiction over the work, or the inspections or tests are considered necessary by the Architect due to the failure of any prior inspections or tests which then necessitates further investigation, and provided that the Main Contractor has complied with his obligations pursuant to Clause 6(3) of the General Conditions, or

                        (j)     (deleted), or

                        (k) by reason of compliance with the provisions of Clause 34 of the General Conditions or with Architect's Instructions issued thereunder, or

                        (l) by any local authority or utility undertaker failing to commence or to carry out in due time any work directly affecting the execution of the Works except where such failure is due to any act or omission by the Main Contractor, or

                        (m) the Main Contractor not being given possession of the Site or, where the Contract so provides, such parts thereof in accordance with the Contract or is subsequently deprived of the said Site or part thereof, except where such failure to give or maintain possession is due to any act or omission by the Main Contractor, or

Rev. [-]: [-]                    SCC/20 of 41               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                (2)     (Cont'd)

                        (n) by reason of any delay, impediment or prevention by the Employer or the Architect.

                        (o) by an instruction for the rectification of loss and damage due to Excepted Risks pursuant to Clause SC35(6).

                        then the Architect shall so soon as he is able to estimate the length of the delay beyond the date or time aforesaid make in writing a fair and reasonable extension of time for completion of the Works, or the said Section.

                        Provided always that the Main Contractor shall use constantly his all practicable measures to anticipate, prevent or mitigate delay and shall do all that may reasonably be required to the satisfaction of the Architect to proceed with the Works.

                        Provided further that the Architect in determining any such extension of time shall take into account the effect of any omission of work or substantial decrease in quantity of any item of work and may fix a date for completion of the Works earlier than that previously fixed if in his opinion the fixing of such earlier date for completion is fair and reasonable. However, no decision of the Architect under this proviso shall fix a date for completion of the Works earlier than the Date for Completion stated in the Appendix to the Conditions of Contract.

                        Any extension of time granted by the Architect to the Main Contractor shall, except as provided elsewhere in the Contract, be deemed to be in full compensation and satisfaction for any loss or injury sustained or sustainable by the Main Contractor in respect of any matter or thing in connection with which such extension shall have been granted and every extension shall exonerate the Main Contractor from any claim or demand on the part of the Employer for the delay during the period of such extension but not for any delay continued beyond such period. An extended Date for Completion of a Section of the Works shall not of itself entitle the Main Contractor to an extension to the Date for Completion of the whole of the Works.

                (3) It shall be a condition precedent to the Main Contractor being granted an extension of time under this Clause that he complies strictly with the terms of sub-clause
                        (1) of this Clause.

                (4) For the avoidance of doubt, if the Architect grants an extension of time in respect of a cause of delay occurring after the Employer is entitled to recover liquidated damages in respect of the Works or any Section thereof, the period of extension of time granted shall be added to the relevant Date for Completion or any extended Date for Completion previously fixed under the Conditions of Contract.

                (5) Notwithstanding that the Main Contractor is not entitled to or has not claimed an extension of time, the Architect may at any time and from time to time by notice in writing to the Main Contractor extend the time for completion of the Works or any Section for any reason.

Rev. [1]: [12/07/2002]                SCC/21 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC23 Clause 24 - Loss and Expense Caused by Disturbance of Regular Progress of the Works

        23.1 After the word "levels" in line 2 of sub-clause 24(1)(a) of the General Conditions insert the following:-

                "(except where such receipt has been delayed by any act or omission of the Main Contractor)"

        23.2    Add after "Contract" in line 5 of sub-clause 24(1)(b):-

                "or the opening up and/or testing is required under the Contract and/or the regulations of the authorities with due jurisdiction over the work, or the inspections or tests are considered necessary by the Architect due to the failure of any prior inspections or tests which then necessitates further investigation, and provided that the Main Contractor has complied with his obligations pursuant to Clause 6(3) of the General Conditions"

        23.3 Replace the whole of sub-clause 24(1)(d) of the General Conditions by the following:-

                "Delay on the part of a Specialist Contractor engaged by the Employer in supplying materials or in executing work directly connected with but not forming part of the Works, except where such delay is due to any act or omission by the Main Contractor; or"

        23.4 Add new sub-clauses 1(f), 1(g) and 1(h) to sub-clause 24(1) of the General Conditions as follows:-

                "(f) The Main Contractor not being given possession of the Site, or where the Contract so provides, such parts thereof in accordance with the Contract or is subsequently deprived of the said Site or part thereof, except where such failure to give or maintain possession is due to any act or omission by the Main Contractor; or

                (g) by reason of any delay, impediment or prevention by the Employer or the Architect.

                (h) by an instruction for the rectification of loss and damage due to Excepted Risks pursuant to Clause SC35
                        (6).

        23.5 Add the following to the end of sub-clause 24(1) of the General Conditions:-

                "Each written application by the Main Contractor shall include a fully detailed and substantiated claim showing the build-up of such loss and/or expense claimed by the Main Contractor and shall, as a condition precedent to reimbursement of any such loss and/or expense be made within 28 days of the commencement of the event giving rise to such loss and/or expense. Any lapse of time longer than 28 days shall be deemed to be an unreasonably distant time for the above stated purpose and the Main Contractor shall be deemed to have waived his right to such claim.

Rev. [-]: [-]                         SCC/22 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC23 Clause 24 - Loss and Expense Caused by Disturbance of Regular Progress of the Works (Cont'd)

                The Main Contractor shall thereafter submit further written applications at intervals of no less than 30 days should the duration of the event make such necessary. Notification only of a future intention to submit a claim under this heading shall not be accepted as complying with the requirements of this Clause.

                Provided always that the Main Contractor shall have taken all practical measures to have anticipated, prevented or mitigated the effects of the event that gave rise to the direct loss and/or expense."

SC24    Clause 26 - Determination by Main Contractor

        24.1 Add the following to sub-clause 26(1)(a) of the General Conditions between the words "certificate" and "within" in line 2:-

                "net of any sums which the Employer is for the time being entitled under the Contract or at law to deduct from the sum so due".

        24.2 Replace the whole of sub-clause 26(1)(c)(ii) of the General Conditions by the following:-

                "loss and damages to the Works occasioned by fire, lightning, explosion, storm, typhoon, flood, bursting or overflowing of water tanks, apparatus or pipes, earthquake, aircraft and other aerial devices or articles dropped therefrom, riot and civil commotion, provided such loss and damage shall not have been caused by neglect, default, act, omission or breach of contract by the Main Contractor or any sub-contractor, or".

        24.3    Delete sub-clause 26(1)(c)(iii) of the General Conditions.

        24.4 Add the following to sub-clause 26(1)(c)(v) of the General Conditions after the words "the Architect" in line 2:-

                "(except where such receipt has been delayed by any act or omission of the Main Contractor)"

        24.5 Replace the whole of sub-clause 26(1)(c)(vi) of the General Conditions by the following:-

                "delay on the part of Specialist Contractors engaged by the Employer in supplying materials or in executing work directly connected with but not forming part of the Works, except where such delay is due to any act or omission by the Main Contractor, or".

Rev. [-]: [-]                         SCC/23 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        24.6    Add after "Contract" in line 5 of sub-clause 26(1)(c)(vii):-

                "or the opening up and/or testing is required under the Contract and/or the regulations of the authorities with due jurisdiction over the work, or the inspections or tests are considered necessary by the Architect due to the failure of any prior inspections or tests which then necessitates further investigation, and provided that the Main Contractor has complied with his obligations pursuant to Clause 6(3) of the General Conditions".

        24.7 Add the following to the penultimate paragraph of sub-clause 26(1) of the General Conditions:-

                "and provided that such notice is given at least 28 days prior to the intended date of termination and provided that the circumstances giving rise to the notice (and specified therein) have not been remedied at the end of the period of 28 days."

SC25    Clause 28 - Nominated Suppliers

        Clause 28 of the General Conditions shall not form part of this Contract.

SC26    Clause 30 - Certificates and Payments

        26.1 Delete sub-clauses 30(1), 30(2) and 30(2A) of the General Conditions and replace with the following:-

                "(1) The Main Contractor shall submit an application for payment to the Architect and Quantity Surveyor at the end of each Period of Interim Certificates stated in the Appendix to the Conditions of Contract. The application for payment shall:-

                        (i) state the total value of work properly executed and of materials and goods which are for use in the Permanent Works and have been delivered (but not prematurely) to the Site and are adequately protected and all further sums that the Main Contractor considers to be due to him under the Contract, less any amount which may be retained by the Employer as provided in sub-clause (3) of this Clause and less any amounts previously paid; and

                        (ii) include a detailed statement in the format of the Schedule of Rates, with the quantity of work executed and unit rate for each item, the sum of which amounts to the estimated value of work properly executed.

Rev. [-]: [-]                         SCC/24 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        26.1    (Cont'd)

                        The Architect and Quantity Surveyor shall check and amend the application for payment by making adjustments to the total value of work properly executed and of materials and goods delivered to the Site pursuant to sub-clause (1) (i) and (ii) above, as they may consider appropriate.

                (2) The Architect shall within 21 days following receipt of a valid application for payment, issue to the Employer, with a copy to the Main Contractor, an Interim Certificate showing the amount payable after deduction of any amount which may be retained by the Employer as provided in sub-clause (3) of this Clause and less any amount previously paid by the Employer to the Main Contractor by way of interim payment.

                        The Main Contractor shall be entitled to payment of the certified amount payable within the Period for Honouring Certificates stated in the Appendix to the Conditions of Contract.

                        The Architect shall have power to issue a negative certificate showing sums overpaid or otherwise due to the Employer, which shall thereupon be a debt due to the Employer."

        26.2 Delete the words "sub-clause (2) and (2)(A)" in line 2 of sub-clause 30(3) of the General Conditions and replace with "sub-clause 30(1)."

        26.3    Delete the words "The Employer's interest.... without obligation to invest)" in lines 1 and 2 of sub-clause 30(4)(a) of the General Conditions and replace with the following:-

                "The amounts so retained shall be held by the Employer without obligation to invest it or account for interest thereon or to place it in a designated account".

        26.4 Insert the following after the words "Practical Completion" in line 1 of sub-clause 30(4)(b) of the General Conditions:-

                "for the Works or any Section thereof"

                Delete the words "the total amounts then so retained" in line 2 of sub-clause 30(4)(b) and replace with:-

                "the total amounts in respect of the whole of the Works or the proportional amounts in respect of any Section of the Works (as applicable) then so retained."

Rev. [1]: [12/07/2002]                SCC/25 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

        26.5    Delete the words ", and the Main Contractor shall be
                supplied .... " to ".... under sub-clause (6) of this Condition"
                in sub-clause 30(5)(a) of the General Conditions.

        26.6 Delete the words "clause 19(2) of these Conditions" from line 6 of sub-clause 30(5)(c) of the General Conditions and replace with "Clause SC38(1)(f) of the Special Conditions"

        26.7 Insert the following between the words "in all cases" and "pro rata" in line 13 of sub-clause 30(5)(c) of the General Conditions:-

                "(except where the Main Contractor's tender for work covered by a prime cost sum in the Schedule of Rates is accepted in which case the Main Contractor's allowance for profit included against the relevant prime cost sum or sums will be omitted)."

        26.8 Add the words "or Schedule of Rates" after the words "the Specification" in lines 4, 10 and 11 respectively of sub-clause 30(5)(c) of the General Conditions.

        26.9 Delete sub-clause 30(7)(b) of the General Conditions and replace with the following:-

                "Any defect (including any omission) in the Works, or any part thereof which a reasonable examination by the Architect at the time of the said certificate would not have disclosed; or"

SC27    Clause 31 - Surety Bond

        The whole of Clause 31 shall be deleted. Refer to Clause SC40 of the Special Conditions.

SC27A   Clause 34 - Antiquities

        Delete the words "or the Clerk of Works" from the first line of sub-clause 34(1)(c).

SC28    Clause 35 - Arbitration

        Delete the words from "then such dispute or difference ........." to the end of sub-clause 35(1) of the General Conditions and replace with the following:-

        "then any such dispute or difference arising out of or in connection with this Contract shall be referred to and determined by arbitration at the Hong Kong International Arbitration Centre and in accordance with its Domestic Arbitration Rules."

Rev. [1]: [12/07/2002]                SCC/26 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC29    Clause 36 - Fluctuation in Wage Rates

        Clause 36 of the General Conditions shall be deleted and the words "Not Used" inserted.

SC30    Immigration (Amendment) Ordinance 1990

        The Main Contractor shall comply with the Immigration (Amendment) Ordinance 1990 and any subsequent amendments and shall not permit employment of any illegal immigrant on the Site either directly or by any sub-contractors. The Main Contractor shall undertake to indemnify the Employer fully for all fines penalties and/or other expenses and damages for delay in completion arising out of the employment of any illegal immigrant on the Site.

SC31    Access for Employer to the Works

        The Employer and his representatives shall at all reasonable times and for any reason have access to the Works and to the workshops or other places of the Main Contractor (including without limitation his sub-contractors and sub-consultants) where work is being prepared for the Contract.

SC32    Recovery of Delay and Acceleration of the Works

        (1) In this Clause SC32, the term "Recover Delay" shall mean extinguishing or reducing a delay to the Works, or any part thereof, for which the Main Contractor would otherwise be entitled to receive an extension of time pursuant to Clause 23 of the General Conditions and "Accelerate the Works" shall mean substantially completing the Works or any Section earlier than the respective Date for Completion stated in the Appendix to the Conditions of Contract or any extended time previously fixed under the Conditions of Contract.

        (2) If, in the opinion of the Architect, it might be possible for the Main Contractor, by taking certain measures, to Recover Delay or Accelerate the Works, the Architect may notify the Main Contractor of the nature of such measures and request the Main Contractor to submit proposals in respect thereof.

Rev. [1]: [12/07/2002]                SCC/27 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

SC32    Recovery of Delay and Acceleration of the Works (Cont'd)

        (3) Within 14 (fourteen) days of receipt by the Main Contractor of a notice and request pursuant to sub-clause 2 of this Clause, the Main Contractor shall supply to the Architect his proposals for adopting measures to Recover Delay or Accelerate the Works which shall include, but not necessarily be limited to:

                (a) a description of the measures which the Main Contractor proposes to adopt;
                (b) an estimate of any saving of time which could be made by the adoption of the measures;
                (c)     the proposed price for the measures; and
                (d)     any other terms proposed by the Main Contractor.

        (4) Within 14 (fourteen) days of receipt of any proposals supplied by the Main Contractor pursuant to sub-clause 3 of this Clause, the Architect may instruct the Main Contractor:

                (a)     to provide such further information in connection with
                        the proposals as the Architect may request; and
                (b)     if in his opinion, it is necessary, to submit revised
                        proposals.

        (5) The Architect may, but shall not be obliged so to do, instruct the Main Contractor to take any measures agreed between the Architect and the Main Contractor to Recover Delay or Accelerate the Works.

        (6) The Architect may, whether or not the procedure set out in sub-clauses 2 to 4 of this Clause has been followed, instruct the Main Contractor to take such measures which, in the opinion of the Architect, it is feasible for the Main Contractor to take to Recover Delay or Accelerate the Works and the Main Contractor shall carry out the measures so instructed with due diligence.

        (7) Subject to the terms of any agreement between the Architect and the Main Contractor pursuant to this Clause, if by adopting measures instructed to Recover Delay or Accelerate the Works, the Main Contractor does not extinguish delays, despite exercising due diligence, for which he would have been entitled to an extension of time in the absence of the measures, the Main Contractor shall nevertheless be granted an extension of time of the duration of the unextinguished delay.

        (8) The price to be paid and terms of payment for the measures instructed by the Architect to Recover Delay or Accelerate the Works, if not agreed between the Architect and the Main Contractor, shall be assessed and decided either by the Architect himself or the Quantity Surveyor if so instructed by the Architect.

Rev. [-]: [-]                         SCC/28 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC33    Alternative Design

        (1) If at any time during the execution of the Works, the Main Contractor wishes to propose to the Architect an alternative design of any part of the Permanent Works, the design of which is contained in the Specification and the Contract Drawings, he shall submit to the Architect for review a proposal for such alternative design which shall contain, without limitation:

                (i) details of the technical and aesthetic aspects of the proposal;

                (ii) the anticipated impact of the proposal on the Works Programme and any time savings offered by the Main Contractor;

                (iii) details of any cost savings to be derived from the proposal (including the cost of maintenance of the Permanent Works);

                (iv) particulars of any alternative products included in the proposal, with catalogues and technical data;

                (v) evidence of compliance with equivalent standards referred to in the Specification;

                (vi) particulars of local examples of the design included in the proposal; and

                (vii) evidence, where relevant, of the unavailability of materials specified in the Contract Drawings and/or the Specification in respect of that part of the Permanent Works to which the Main Contractor's proposal relates.

        (2) Following receipt of any proposal from the Main Contractor in accordance with sub-clause (1) of this Clause, and following consultation with the Employer, the Architect shall review the Main Contractor's proposal and shall notify the Main Contractor of any costs and/or expense which will be charged to the Main Contractor including, without limitation:

                (a) the charges of the Architect in reviewing the Main Contractor's proposal and undertaking any additional design; and

                (b) additional costs of supervising the Main Contractor's alternative design.

        (3) Within 7 (seven) days of receipt of any notice of no objection from the Architect pursuant to sub-clause (2) above, the Main Contractor shall inform the Architect whether or not he intends to proceed with his proposal for the alternative design of a part of the Permanent Works.

Rev. [-]: [-]                         SCC/29 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        (4) In the event that the Main Contractor wishes to proceed with any alternative design proposal which has been reviewed without objection by the Architect, the Main Contractor shall, for all purposes of the Contract, be responsible for the design of that part of the Permanent Works referred to in the Architect's notice of no objection and all the provisions of the Contract in respect of the Main Contractor's design of the Works shall apply to such part of the Permanent Works to be designed by the Main Contractor. Without prejudice to the foregoing, for the purposes of Clause 1(3) of the General Conditions, that part of the Permanent Works referred to in the Architect's notice of no objection issued pursuant to sub-clause (2) of this Clause shall be deemed to be expressly required by the Contract to be designed by the Main Contractor.

        (5) Any proposal submitted by the Main Contractor in accordance with sub-clause (1) above, shall be made at such time as to enable the Architect to consider the proposal without delaying the progress of the Works or incurring any abortive design costs. The Main Contractor shall, notwithstanding the submission of any proposal to the Architect pursuant to sub-clause (1) of this Clause, continue with the execution of the Works subject to and in accordance with the Contract.

        (6) In relation to the alternative design of any part of the Permanent Works reviewed without objection by the Architect, the Employer will appoint the Authorised Person or Registered Structural Engineer (if required) to fulfil the statutory requirements under the Buildings Ordinance in respect of the Main Contractor's alternative design. The said appointment of an Authorized Person and a Registered Structural Engineer in respect of the Main Contractor's alternative design of any part of the Permanent Works shall not relieve the Main Contractor in whole or in part of any obligation or liability, nor shall the Main Contractor claim any waiver or estoppel in relation to any obligation or liability by reason of any act or omission of the Authorised Person or any person acting as Registered Structural Engineer under the Buildings Ordinance, notwithstanding that such persons may be appointed by the Employer pursuant to
                Section 4(1) of the Building Ordinance in respect of the Main Contractor's design of any part of the Permanent Works.

        (7) In relation to the Main Contractor's alternative design of any part of the Permanent Works, the Main Contractor shall appoint the Independent Checking Engineer pursuant to Clause SC34 of the Special Conditions to check the Main Contractor's alternative design in accordance with the Contract. The Main Contractor's alternative design shall be certified by a person who is registered as an Authorised Person and if required, by a person who is registered as a Registered Structural Engineer, prior to submission to the Architect for review, notwithstanding that the Employer will appoint the Authorised Person and Registered Structural Engineer (if required) in respect of the Main Contractor's alternative design pursuant to sub-clause (6) of this Clause.

Rev. [-]: [-]                         SCC/30 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        (8) Notwithstanding any other provision of the Contract, the Main Contractor shall not be entitled to receive any extension of time for completion of the Works or any Section by reason of any failure by the Architect to issue a notice of no objection in respect of any proposal submitted by the Main Contractor for the alternative design of any part of the Permanent Works, and, unless otherwise expressly agreed by the Architect, the issue of any notice of no objection by the Architect to any proposal for an alternative design of any part of the Permanent Works shall not entitle the Main Contractor to receive any further or additional payment by reason thereof, or by reason of any disruptive effect on the remainder of the Works, whether pursuant to Clause 11 and/or 24 of the General Conditions or by way of damages howsoever arising.

SC34    Appointment of Independent Checking Engineer

        (1) Within 30 (thirty) days of the date of the Letter of Acceptance, the Main Contractor shall appoint the Independent Checking Engineer to perform the Main Contractor's design checking obligations.

        (2) The terms of appointment of the Independent Checking Engineer shall provide that the Independent Checking Engineer is required:

                (a) to provide persons of the qualifications and experience appropriate to and consistent with the nature and scope of the services to be undertaken;

                (b) to perform the duties ascribed to him with reasonable skill, care and diligence;

                (c) to perform his duties in a manner compatible and consistent with the Main Contractor's obligations;

                (d) to be represented in Hong Kong at all times throughout the execution of the Works by staff of suitable seniority and experience;

                (e) not to sub-contract any part of his obligations, save with the written consent of the Main Contractor and the Architect; and

                (f) to provide in favour of the Employer a warranty duly executed as a deed in the form appearing in Annex D to the Special Conditions.

                The Independent Checking Engineer shall be (and shall be required by his terms of appointment with the Main Contractor to
                be) independent of the Main Contractor and not be associated in any way with any person undertaking the design of any part of the Permanent Works or the Temporary Works.

Rev. [-]: [-]                         SCC/31 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        (3) The Main Contractor shall supply to the Employer the warranty referred to in sub-clause (2)(f) above, duly executed, within 14 (fourteen) days of the appointment of the Independent Checking Engineer by the Main Contractor.

        (4) The Main Contractor shall supply to the Architect a copy of the terms and conditions of appointment of the Independent Checking Engineer within 7 (seven) days of being instructed so to do by the Architect. The Main Contractor shall not, after entering into an agreement with the Independent Checking Engineer, amend, vary or waive the terms and conditions thereof in any respect material to compliance by the Independent Checking Engineer, with the Independent Checking Engineer's obligations, without prior consent.

        (5) The Architect may instruct the termination of the appointment of the Independent Checking Engineer if, in the Architect's opinion, the Independent Checking Engineer fails to properly discharge his duties in accordance with the terms and conditions of his appointment. If the Independent Checking Engineer's appointment is so terminated, he shall not again participate in the Works without prior consent.

        (6) In the event the termination of the appointment of the Independent Checking Engineer for any reason by the Main Contractor, the Main Contractor shall give notice thereof to the Architect and shall submit for review details of the identity, qualifications, experience and terms and conditions of appointment of the proposed replacement. On receiving a notice of no objection thereto, the Main Contractor shall appoint the replacement as soon as practicable.

SC35    Care of the Works etc.

        (1) The Main Contractor shall, subject to sub-clause (3) and (5) below, be fully responsible for the care of:

                (a) the Works, or any part thereof, (whether on the Site or elsewhere); and

                (b) all Contractor's Equipment and consumables on the Site or being delivered to the Site in connection with the Works,

                from the Date for Possession until 28 (twenty-eight) days after the date of issue of the Certificate of Practical Completion for the Works.

        (2) The Main Contractor shall be fully responsible for the care of any work which he undertakes to finish or which he otherwise carries out during any Defects Liability Period until the work has been completed, whereupon the responsibility for the care of the work shall pass to the Employer.

Rev. (1]: [12/07/2002]                SCC/32 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

        (3) If a Certificate of Practical Completion is issued for any Section of the Works, the Main Contractor shall:

                (a) execute the remainder of the Works in such a manner as not to prejudice the care, maintenance and condition of the Section; and

                (b) cease to be responsible for the care of the Section 28 (twenty-eight) days after the date of issue of such Certificate of Practical Completion.

        (4) Except to the extent caused by any of the Excepted Risks defined in sub-clause (5) below, if any loss or damage occurs to:

                (a)     the Works; or

                (b)     the Contractor's Equipment or consumables

                while the Main Contractor is responsible for the care thereof, the Main Contractor shall, with all possible speed, rectify the loss or damage so that the Works are executed in accordance with the Contract. The Main Contractor shall also be liable for any loss or damage to the Works occasioned by him in the course of any operation carried out by him for the purpose of complying with his obligations under Clause 21 (3) of the General Conditions.

        (5)     "Excepted Risks" for the purpose of this Clause are :

                (a) outbreak of war (whether war be declared or not) in which Hong Kong shall be actively engaged;

                (b)     invasion of Hong Kong;

                (c)     act of terrorists in Hong Kong;

                (d) civil war, rebellion, revolution, insurrection or military or usurped power in Hong Kong;

                (e) riot, commotion or disorder in Hong Kong otherwise than amongst the employees of the Main Contractor, or any of his sub-contractors of any tier currently or formerly engaged on the Works;

                (f) ionising radiation or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof, unless the source or cause of the radiation, radioactivity or other hazard is brought to or near the Site by the Main Contractor or any of his sub-contractors of any tier;

Rev. [1]: [12/07/2002]                SCC/33 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

        (5)     (Cont'd)

                (g) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

                (h) a cause due to use or occupation of the Permanent Works or any part thereof by the Employer (which shall not include or be deemed to include the execution of works by the government authorities or Specialist Contractors or the provision of access there to over the Site or the Permanent Works or any parts thereof); and

                (i) the neglect or default by or on behalf of the Employer, including, without limitation, in the preparation of any design of the Permanent Works or Temporary Works included in the Contract Drawings and/or the Specification, insofar as damage, loss or injury is the direct consequence thereof, or any default of government authorities or Specialist Contractors.

        (6) If and to the extent that there is any loss or damage to the Works, Contractor's Equipment or consumables caused by any of the Excepted Risks, the Main Contractor shall, if and to the extent instructed, rectify the loss or damage. If, in compliance with an instruction issued pursuant to this sub-clause, the Main Contractor is prevented from achieving Practical Completion of the Works or any Section by the relevant Date for Completion or incurs cost which the Main Contractor did not and had no reason to anticipate then, if the Main Contractor claims additional time and/or payment therefor, the Architect shall give a decision pursuant to Clause 11 and/or Clause 23 and/or clause 24 of the General Conditions, provided that the Main Contractor has complied with his obligations pursuant to Clause 11 and/or Clause 23 and/or clause 24 of the General Conditions, as appropriate.

SC36    Damage to Property and Injury to Persons - Indemnities

        (1) The Main Contractor shall be liable for and indemnify the Employer against all losses and claims of whatsoever nature in respect of:

                (a)     the death or illness of or injury to any person; and

                (b) the loss of or damage to any property other than the Works.

                arising out of or in connection with the Works or the execution thereof by the Main Contractor.

        (2) The scope of the Main Contractor's liability and indemnity pursuant to sub-clause (1) above shall be reduced proportionately to the extent that any neglect or default of the Employer or Specialist Contractors caused or contributed to the death, illness, injury, loss or damage.

Rev. [1]: [12/07/2002]                SCC/34 of 41*         Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC37    Employer's Insurance

        (1) Without limiting the Main Contractor's obligations, the Employer shall take out and maintain insurance for the benefit of and in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier in respect of:

                (a) the Works including, without limitation, all unfixed goods, materials and other constituent parts forming or intended to form part thereof and consumables delivered to the Site;

                (b) liability for the death of or injury to any person (other than in the employment of the Main Contractor or any of his sub-contractors) or loss of or damage to property (other than the Works and/or consumables) arising out of the execution of the Works; and

                (c) liability in respect of "self-employed persons" or "sole proprietors" involved in the execution of the Works,

                in the terms contained in the policies contained in Annex B, subject to any amendment required by the insurers other than as a result of default of the Employer.

        (2) The Main Contractor shall comply with the terms of the policies referred to in sub-clause (1) of this Clause and shall:

                (a) notify insurers and the Employer forthwith if an event giving rise to an insurance claim under such policy occurs;

                (b) prepare and submit to insurers particulars of all claims and do all things necessary to obtain proper settlement of all insurance claims under such policy (including, without limitation, those of its sub-contractors of any tier) provided that if in the opinion of the Employer the Main Contractor fails to pursue a claim with due diligence, the Employer shall have the right, exercisable on 14 (fourteen) day's notice, to assume control over the preparation, submission and settlement of any claim, subject always to having due regard to the interests of the Main Contractor; and

                (c) comply with any procedures issued by the Employer to the Main Contractor in respect of the preparation and/or submission of any insurance claim in respect of such policies. .

        (3) All moneys payable under Section 1 of the policies referred to in sub-clause (1) of this Clause (Contractor's All Risks Insurance) exceeding HK$20,000,000 (Hong Kong Dollars twenty million) shall be, and the Main Contractor shall procure that they shall be, paid to the Employer who shall release any part thereof relating to claims of the Main Contractor to the Main Contractor within a reasonable time having regard to the progress of rectification of the loss or damage to which the claim relates.

Date: 26 September 2002               SCC/35 of 41*        Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

        (4) If and to the extent that the Employer receives money from the insurers in respect of any claim made by or on behalf of the Main Contractor or its sub-contractors of any tier, the Employer shall make payment to the Main Contractor or the relevant sub-contractor, without unreasonable delay, of such moneys or the appropriate proportion thereof having regard to the extent to which the relevant loss or damage to which such insurance moneys relate has been rectified in accordance with Clause SC35(2) or SC35(6) of these Special Conditions.

        (5) Any amounts not insured or not recovered under the policies referred to in sub-clauses (1)(a) and (1)(b) of this Clause including, without limitation, the amount of any deductibles (except for deductibles under the policy referred to in sub-clause (1)(c) of this Clause which shall be borne by the Main Contractor), shall be borne by the Main Contractor or the Employer in accordance with their respective responsibilities in accordance with Clause SC35 of these Special Conditions.

SC38    Contractor's Insurance

        (1) Without limiting his other obligations or the obligations of the Employer, the Main Contractor shall:

                (a) in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier, insure and keep insured the Permanent Works, Temporary Works and Contractor's Equipment manufactured for use in the execution of the Works for their full replacement value during manufacture against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Main Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

                (b) in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier, within 30 days from the Date for Possession, which obligation shall not be sub-contracted by the Main Contractor pursuant to Clause 17 of the General Conditions, insure and keep insured, the Permanent Works, the Temporary Works and Contractor's Equipment during transit by land, sea or air from commencement of loading at the place of manufacture in the country of origin to the delivery to and unloading at the Site or any off-Site place of storage, fabrication or assembly within the Hong Kong Special Administrative Region and including whilst at any intermediate place of storage, fabrication or assembly outside the Hong Kong Special Administrative Region during the period of such transit, from a sum not less than their full replacement value plus 10 (ten) per cent of such value and the costs of transit against all perils which are usually and reasonably insurable, provided that the Employer may accept such a policy of insurance placed by the Main Contractor (but not by any sub-contractor) notwithstanding that the Employer is not named as a joint assured, if the Employer's interest is notified to and accepted in writing by the Main Contractor's insurer;

Date: 26 September 2002               SCC/36 of 41**       Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                (c) in the joint names of the Employer, the Main Contractor and his sub-contractors of any tier, insure and keep insured the Contractor's Equipment (to the extent not insured by the Employer under Section 1 of the policy referred to in Clause SC37 (1) of these Special Conditions (Contractor's All Risks Insurance) for its full replacement value, while on or off the Site or in transit, against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Main Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

                (d) insure and keep insured all marine vessels used in connection with the Works for protection and indemnity liabilities including personal injury, loss of life, removal of wreck, collision, oil pollution and damage to fixed and floating objects for not less than the levels set out in Annex C Part A and, without prejudice to Clause 4 of the General Conditions, comply with the provisions of the Hong Kong Merchant Shipping (Compulsory Third Party Risks Insurance) Regulations and Merchant Shipping (Pleasure Vessels) Regulations, provided that if any cover at the level set out in Annex C Part A ceases to be available in the international insurance market (including P & I Clubs), the Main Contractor shall notify the Architect accordingly and shall insure the relevant marine vessels at the maximum level of insurance cover which is obtainable in the international insurance market at rates which are in the Architect's opinion, reasonable;

                (e) take out and maintain at all material times and where appropriate, policies of insurance, with adequate and reasonable levels of cover, in respect of the use of any aircraft by him or by his sub-contractors of any tier in connection with the Works.

                (f) take out and maintain on his own behalf and on behalf of his sub-contractors of any tier, insurance in respect of claims for the death of or bodily injury to any person under a contract of service or apprenticeship with the Main Contractor or any of his sub-contractors of any tier and arising out of and in the course of the person's employment in respect of the Works in the terms and with the insurers referred to in Annex C Part B.

                (g) in the joint names of the Employer, the Main contractor and his sub-contractors of any tier, insure and keep insured Motor Third Party Liability insurance in respect of all mechanically propelled vehicles owned, used or hired by them or in any circumstances such as to be eligible for compulsory motor insurance in accordance with the laws of Hong Kong and in a sum of not less than $5,000,000 for third party property damage.

Rev. [1]: [12/07/2002]                SCC/37 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

        (2)     Insurance in accordance with sub-clause (1) paragraphs (a) to
                (g) above shall be effected with insurers and on terms approved by the Employer and shall cover all risks usually covered by such insurance and shall, to the extent of the cover, indemnify the Employer in respect of loss, expense and liability in connection with the Works.

        (3) Section 1 of the policy referred to in Clause SC37(1) (Contractor's All Risks Insurance) of these Special Conditions insures certain items of Contractor's Equipment on the terms contained in such policy. The Employer may, notwithstanding sub-clause (1) paragraph (c) above, at his discretion, elect to insure further items of Contractor's Equipment on the terms contained in Section 1 of the policy referred to in Clause SC37(1) (Contractor's All Risks Insurance) of these Special Conditions at the cost of the Employer, by identifying and notifying the Main Contractor of the relevant items of Contractor's Equipment. If the Employer exercises this option, the Main Contractor's obligation pursuant to sub-clause (1) paragraph (c) above to insure the items of Contractor's Equipment identified and notified by the Employer shall cease with effect from 7 (seven) days after the date of such notification.

        (4) The Main Contractor shall procure that all insurance referred to in or required by sub-clause (1) paragraphs (d) and (e) of this Clause and all insurance in respect of vehicles and craft used in connection with the Works as required by any statutory requirement shall be endorsed to note the interest of the Employer.

SC39    General Insurance Obligations

        (1) If the Employer fails to comply with the terms of the policies of insurance effected by him pursuant to Clauses SC37(1) and SC38(3) of these Special Conditions or if the Main Contractor fails to comply with the terms of any of the insurance policies effected in connection with the Works, the party that is in default shall indemnify the other party against all loss, expense and liability arising from the failure.

        (2) If the Employer or the Main Contractor fails to effect and keep in force any of the insurance policies referred to in Clauses SC37 and SC38 of these Special Conditions respectively, the party that is not in default may effect and keep in force that insurance and may recover from the party in default a sum equivalent to the premium or premiums paid.

        (3) The Main Contractor shall be deemed to have satisfied himself and to have caused his sub-contractors of any tier to have satisfied themselves with regard to the extent of the cover provided by the policy referred to in Clause SC37(1) and the terms referred to in Clause SC38(1)(g) of these Special Conditions.

Rev. [1]: [12/07/2002]                SCC/38 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

        (4) The Main Contractor shall promptly supply to insurers all documentation and information which they may reasonably require to effect and maintain the policies effected in connection with the Works. In the case of policies effected by the Employer pursuant to Clauses SC37(1) and SC38(3) of these Special Conditions, the Main Contractor shall supply all documentation and information requested by the Architect for onward transmission to insurers by the Employer.

        (5) The Employer shall, whenever reasonably required, produce to the Main Contractor confirmation from his insurers, or their duly authorised agents, that the policies effected by him pursuant to Clauses SC37(1) and SC38(3) of these Special Conditions remain current together with evidence of payment of the last premium due.

        (6) The Main Contractor shall, whenever instructed to do so by the Employer, produce any relevant policy of insurance effected by him in connection with the Works, together with a certificate from the insurers, or their duly authorised agents, certifying that the insurance has been effected and the last premium due has been paid.

        (7) The Main Contractor shall not do anything or cause or permit any of his sub-contractors of any tier to do anything, whether on or off-Site, which would or might render voidable any policy of insurance required by the Contract.

SC40    Bonds, Parent Company Guarantee and Parent Company Undertakings

        (1) The Main Contractor shall, within 14 (fourteen) days of the date of the Letter of Acceptance, submit to the Employer:

                (a) a bond for the amount stated in the Appendix to the Conditions of Contract in the form appearing in Annex E to the Special Conditions, duly executed as a deed by the bank or other financial institution which is identified in the Letter of Acceptance. Such bond shall remain in full force and effect until the issue of the Certificate of Practical Completion for the whole of the Works, save to the extent that payment thereunder is received by the Employer in full prior thereto. The Employer shall return the bond to the Main Contractor within 28 (twenty-eight) days of its expiry; and

                (b) a parent company guarantee and a parent company undertaking in the forms appearing in Annexes F and G to the Special Conditions, duly executed as deeds by such of the parent companies' shareholders or holding companies of the Main Contractor as is identified in the Letter of Acceptance. If the Main Contractor companies comprise of more than one legal entity, this provision shall apply to each such entity.

Rev. [-]: [-]                         SCC/39 of 41          Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

SC40    Bonds, Parent Company Guarantee and Parent Company Undertakings (Cont'd)

        (2) If the Main Contractor fails to deliver the duly executed bond to the Employer within 14 (fourteen) days of the date of Letter of Acceptance, the Employer may deduct from monies due or to become due to the Main Contractor under this Contract an amount not greater than the sum stated in the Appendix to the Conditions of Contract in respect of the said bond until such time as the bond is delivered to him.

SC41    Entire Agreement

        Notwithstanding anything to the contrary expressed in or to be implied from the Contract, the documents referred to in Clause 3(8) of the General Conditions as comprising the Contract contain the entire agreement between the parties which supersede any previous agreement and understanding between the parties in relation to the Works or any part thereof. The Main Contractor acknowledges that by the entering into the Contract, he has not relied on any statement, representation, warranty, undertaking or qualification to, or clarification of, his tender submission, which is not expressly set out in the documents comprising the Contract and that the Employer shall have no liability to the Main Contractor in respect of the same in the absence of fraud.

SC42    Intellectual Property Rights

        (1) In this Clause, intellectual property rights shall include, but not be limited to, patent, copyright, design rights, trademarks and confidential information.

        (2) The Main Contractor shall indemnify the Employer against liability in Hong Kong or in any country in connection with the infringement of any intellectual property right existing anywhere in the world in respect of anything used in or required for the Works or the operation, and maintenance in service of the Permanent Works (except to the extent that infringement was unavoidable as a result of the Contract Drawings, the Specification or any instruction, save insofar as such instruction incorporated any Main Contractor's drawings).

        (3) The Main Contractor shall, at the Employer's request and in accordance with the Employer's directions, defend any claim or proceeding against the Employer in connection with any alleged infringement referred to in sub-clause (2) above.

Rev. [1]: [12/07/2002]                SCC/40 of 41*         Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

        (4) In so far as the intellectual property rights existing anywhere in the world in respect of anything used in or required for the Works or the operation, repair, maintenance, replacement or extension of the Permanent Works shall be vested in the Main Contractor, the Main Contractor grants to the Employer, his successors and assigns a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use, reproduce, modify, adapt and translate any of the works, designs or inventions incorporated or referred to in anything used or required as aforesaid for all purposes relating to the Works. To the extent that beneficial ownership of any such intellectual property right is vested in anyone other than the Main Contractor, the Main Contractor shall use his best endeavours (save in respect of and to the extent of the things excepted from sub-clause (2) above, as to which the Main Contractor shall use reasonable endeavours) to procure that the beneficial owner thereof shall as soon as possible grant a like licence to the Employer. Any licence pursuant to this subclause
                (4) shall not be determined if the Main Contractor shall for any reason cease to be employed in connection with the Works and the Main Contractor shall execute such documents and do all other things as may be necessary to give effect to and protect the licence including, without limitation, notifying purchasers of any right of the existence of the licence.

        (5) If the Main Contractor uses proprietary software for the purpose of storing or utilising records, the Main Contractor shall procure the grant of a licence or sub-licence to use, reproduce, modify, adapt and translate the software in favour of the Employer and shall pay such licence fee or other payment as the grantor of the licence may require provided that the licence may be restricted to use, reproduction, modification, adaptation and translation relating to the Works.

Rev. [1]: [12/07/2002]            SCC/41 of 41*             Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

                                 ANNEXES TO THE

                         SPECIAL CONDITIONS OF CONTRACT

Rev. [-]: [-]                                               Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                      INDEX

                                                                                  Page
                                                                               -----------
Annex A     -  Form of Sub-Contractor Warranty                                   A/1-A/8

Annex B     -  Insurance Policy                                                    B/1

            -  Synopsis of Owner Controlled Construction All
               Risks & Third Party Liability Insurance                          B/2 - B/8

            -  Construction Liability Insurance (Synopsis of Policy)            B/9 - B/11

Annex C     -  Part A - Marine Vessel Liability Insurance                      C/A1 - C/A2

            -  Part B - Employees Compensation Insurance                           C/B1

            -  Synopsis of Project Wrap-Up Employees'
               Compensation Insurance                                           C/B2-C/B12

Annex D     -  Form of Independent Checking Engineer Warranty                   D/1 - D/7

Annex E     -  Form of Main Contractor's Bond                                   E/1 - E/5

Annex F     -  Form of Parent Company Guarantee                                 F/1 - F/6

Annex G     -  Form of Parent Company Undertaking                               G/1 - G/5

Annex H     -  Form of Draft Legal Opinions for Guarantees,
               Undertakings and Bonds                                           H/1 - H/6

                                    Page i**                Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX A

                         FORM OF SUB-CONTRACTOR WARRANTY

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX A

                         FORM OF SUB-CONTRACTOR WARRANTY

THIS AGREEMENT is made the       day of     200  [SEE NOTE 1].

BETWEEN:

1. [Insert name of Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address of Company] [SEE NOTE 2] ("the Sub-Contractor"); and

2. THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] ("the Contract") made between the Employer and the Main Contractor, the Main Contractor agreed to execute the Works upon the terms contained in the Contract.

(B) The Sub-Contractor has had an opportunity of reading and noting the provisions of the Contract (other than details of the Main Contractor's prices and rates).

(C) Pursuant to the Contract, the Main Contractor wishes to enter into an agreement with the Sub-Contractor ("the Sub-Contract") for the Sub-Contractor to carry out and complete a part of the Works as more particularly described in the Sub-Contract ("the Sub-Contract Works").

(D) The Contract stipulates that the Main Contractor shall obtain the consent of the Architect (as identified in the Contract) before entering into the Sub-Contract, and that the Main Contractor shall procure that the Sub-Contractor executes a warranty in favour of the Employer.

Rev. [-]: [-]                         A/1                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

NOW IT IS HEREBY AGREED as follows:

1. Where applicable, words and expressions used in this Warranty shall have the meaning assigned to them in the Contract.

2. In consideration of the Employer accepting this Warranty pursuant to the Contract and the Architect consenting to the Main Contractor and the Sub-Contractor entering into the Sub-Contract, the Sub-Contractor warrants and undertakes to the Employer that:

        (a) he shall execute the Sub-Contract Works, and has carried out and will carry out each and all of the obligations, duties and undertakings of the Sub-Contractor under the Sub-Contract when and if such obligations, duties and undertakings shall become due and performable, in accordance with the terms of the Sub-Contract (as the same may from time to time be varied or amended with the consent of the Architect); and

        (b) he shall supply the Architect with all information which the Architect may reasonably require from time to time in relation to the progress of the Sub-Contract Works.

3. The Sub-Contractor undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Sub-Contractor provided that the Sub-Contractor shall have no greater liability to the Employer by virtue of this Clause 3 than the liability of the Main Contractor to the Employer under the Contract to the extent that the same shall have arisen by reason of any breach by the Sub-Contractor of his obligations under the Sub-Contract.

4. No allowance of time by the Employer hereunder or by the Main Contractor under the Sub-Contract nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Sub-Contract on the part of the Employer or the Main Contractor, nor anything that the Employer or the Main Contractor may do or omit or neglect to do, shall in any way release the Sub-Contractor from any liability under this Warranty.

5. The Sub-Contractor agrees that he will not, without first giving the Employer not less than 21 (twenty-one) days' prior notice in writing, exercise any right he may have to terminate the Sub-Contract or his employment thereunder or withhold performance of his obligations under the Sub-Contract.

Rev. [-]: [-]                         A/2                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

6.      (a)     Notwithstanding anything to the contrary in the Sub-Contract, if the Contract or the employment of the Main Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty-one) days of such termination, the Sub-Contractor shall enter into a novation agreement with the Employer and the Main Contractor in which the Sub-Contractor will undertake, inter alia, to perform the Sub-Contract and be bound by its terms as if the Employer had originally been named as a contracting party in place of the Main Contractor and as if neither the Contract or the Main
                Contractor's employment thereunder nor the Sub-Contract or the Sub-Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

        (b) If the Employer does not require the Sub-Contractor to enter into a novation agreement as required by Clause 6(a) above, the Sub-Contractor shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

7. Insofar as the copyright or other intellectual property rights (in Hong Kong or any country) in any plans, calculations, drawings, documents, materials, know-how and information relating to the Sub-Contract Works shall be vested in the Sub-Contractor, the Sub-Contractor grants to the Employer, his successors and assigns a royalty free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works (including without limitation the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works. To the extent that beneficial ownership of any such copyright or other intellectual property right is vested in anyone other than the Sub-Contractor, the Sub-Contractor shall use his best endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any licence granted pursuant to this Clause 7 shall not be determined if the Sub-Contractor shall for any reason cease to be employed in connection with the Sub-Contract Works and the Sub-Contractor shall execute all documents and take all such other steps as may be necessary to effect and protect the licences (including, without limitation, registration and notification to purchasers of the Sub-Contractor's or other owner's rights).

8. If there is any ambiguity or conflict between the terms of the Sub-Contract and this Warranty, the terms of this Warranty shall prevail.

Rev. [-]: [-]                         A/3                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

9. The provisions of this Warranty shall be without prejudice to and shall not be deemed or construed so as to limit or exclude any right or remedy which the Employer may have against the Sub-Contractor whether in tort or otherwise.

10.     (a)     The Employer shall be entitled at any time, without the consent of the Sub-Contractor, to assign or transfer the benefit of this Warranty or any part thereof, any interest thereon or thereunder and any right thereunder, whether past, existing or future, to any third party.

        (b) In the event of any such assignment or transfer by the Employer in accordance with Clause 10(a) above, such assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Warranty. Without prejudice to the generality of the foregoing, all losses, costs, demands, claims proceedings or any other rights or benefits whatsoever, (whether past, present or future) of the Employer related to or in any way connected with or arising out of this Warranty, shall be deemed to be those of any assignee or transferee of the Employer.

11. All documents arising out of or in connection with this Warranty shall be served:

        (a)     upon the Employer at [Insert Address]; and

        (b)     upon the Sub-Contractor, at [Insert Address], Hong Kong [SEE
                NOTE 3].

12. The Employer and the Sub-Contractor may change their respective nominated addresses for service of documents to another address in Hong Kong by providing not less than five business days' written notice to each other. All demands and notices shall be in writing and in English.

13. Subject to Clause 15, any dispute or difference of any kind whatsoever between the Employer and the Sub-Contractor arising under, and out of or in connection with this Warranty shall be referred to arbitration and the reference shall be a domestic arbitration for the purpose of Part II of the Arbitration Ordinance (Cap. 341). The reference to arbitration shall be conducted in accordance with the Arbitration Rules. References in such rules to "Dispute" shall be deemed to include any dispute or difference between the Employer and the Sub-Contractor.

14. The arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Architect or the Main Contractor relating to the dispute or difference.

Rev. [-]: [-]                         A/4                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

15.     The Employer may by notice to the Sub-Contractor require that:

        (a) any dispute or difference to be referred to arbitration pursuant to Clause 13 shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference in connection with the Project between the Employer and any party other than the Sub-Contractor; or

        (b) any dispute or difference in connection with the Project between the Employer and any party other than the Sub-Contractor shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference referred pursuant to Clause 13, and any dispute or difference as aforesaid shall be so referred and the Sub-Contractor shall accept such reference. Any such arbitrator shall have full power to give such orders and directions as he shall think fit in relation to the conduct of any disputes or differences including, but not limited to, the power to order consolidation and hearing together, sequentially or separately.

Rev. [-]: [-]                         A/5                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

16. This Warranty and all disputes arising under, out of or in connection therewith shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 13, the Sub-Contractor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Warranty has been executed as a deed on the date first before written.

THE SEAL of                                   )
THE KOWLOON-CANTON                            )
RAILWAY CORPORATION is hereto                 )
affixed by authority of the Managing Board    )
signed by [        ] and [       ]            )
in the presence of:                           )

                                                --------------------------------
                                                (Authorised Signatory)

                                                --------------------------------
                                                (Authorised Signatory)

THE COMMON SEAL of                              )
[Insert name of Company]                        )
was affixed hereto                              )
in the presence of:                             )
                                                )
OR

SIGNED, SEALED AND DELIVERED                    )
by Mr [        ]                                )
for and on behalf of [Insert name of Company]   )
as lawful attorney of the Sub-Contractor under  )
Power of Attorney dated [      ]                )
in the presence of [Insert name of Witness]     )
as Witness                                      )

----------------------------

[SEE NOTE 4]

Rev. [-]: [-]                         A/6                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                          OF WARRANTY BY SUB-CONTRACTOR

These notes are prepared in order to assist the Sub-Contractor in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty. The note references contained in the draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Sub-Contractor.

NOTE 1

At the time of preparation of the Warranty by the Sub-Contractor, the date should be left blank. The date will be inserted by the Employer at the time of execution of the Warranty by him.

NOTE 2

The name, place of incorporation and registered address of the Sub-Contractor shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Sub-Contractor shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Sub-Contractor in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Sub-Contractor; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Sub-Contractor in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Sub-Contractor's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Sub-Contractor; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Sub-Contractor by which the execution of the Warranty was approved;

Rev. [-]: [-]                         A/7                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

2.      if executed by an attorney on behalf of the Sub-Contractor:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Sub-Contractor to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Sub-Contractor's Articles of Association or other constitutional documents dealing with the appointment of attorneys, together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Sub-Contractor is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Sub-Contractor confirming the validity of the execution of the Warranty and of any Power of Attorney.

Rev. [-]: [-]                         A/8                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX B

                                INSURANCE POLICY

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX B

                                INSURANCE POLICY

                                    Preamble

1. In accordance with Clause SC37(1) of the Special Conditions, the Employer shall take out and maintain insurance policies for Contractor's All Risks and Third Party Liability and for liability in respect of "self-employed persons" or "sole proprietors" in the terms of the Policy Document provided herewith and with deductibles as stated therein.

2. In addition, the Employer shall take out and maintain an Excess Third Party Liability Insurance to increase the overall coverage limit to a maximum of HK$1,000,000,000 (Hong Kong Dollars One Thousand Million) for any one occurrence/unlimited in the aggregate, during the period of the Project, following the same coverage otherwise as the Primary Third Party Liability, Section 2, of the policy provided herewith.

Date: 26 September 2002              B/1**                  Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                       Kowloon-Canton Railway Corporation

                                Property Division
                   Public Transport Interchange Projects along
                            the East Rail Extensions

                                     [LOGO]
                                       KCR
                              [CHINESE CHARACTERS]

                                Owner Controlled
                            Construction All Risks &
                         Third Party Liability Insurance
                        (Synopsis of OCIP Master Policy)

                                   Prepared by

                                  [LOGO OF AON]

                       Aon Risk Services Hong Kong Limited
                         21st Floor, Aon China Building
                             29 Queen's Road Central
                                    Hong Kong
                           Telephone: (852) 2861 6666
                           Facsimile: (852) 2862 4113

Date: 10 September 2002              B/2***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                 CONSTRUCTION ALL RISKS & THIRD PARTY LIABILITY
                                    INSURANCE

                                  THE SCHEDULE

POLICY NUMBER:  To Be Advised

THE INSURED:    Kowloon-Canton Railway Corporation as Owners and/or all
                Contractors and/or all Sub-Contractors of every tier and/or
                Consultants of every tier employed by the aforesaid Owners and Contractors all for their respective rights and interests

INSURED         Construction of the Kowloon-Canton Railway Corporation's East
PROJECTS:       Rail Extensions and such additional advance or related works as may be included within its scope including the Public Transport
                Interchanges along the East Rail Extensions.

INSURED         Each individual contract let separately within an Insured
CONTRACTS:      Project and including any supply and/or works orders issued in conjunction therewith and including such additional works as may be incorporated and all enabling works for future property developments.

TERRITORIAL     Anywhere within the Hong Kong Special Administrative Region that
LIMITS:         may be used in connection with the East Rail Extensions
                Programme.

PERIOD OF       1.    Construction Period of Insurance
INSURANCE:
                      From 1 August 2000 until 31 December 2004 and/or the commencement of commercial operation of each of the Insured Projects of the East Rail Extensions Programme whichever is the later and,

                2.    Defects Liability Period of Insurance

                      12 months Defects Liability Period or landscape establishment period or to the extent and terms defined in each applicable contract separately.

                N.B. Any extension in the Construction Period of Insurance required by the Insured shall be automatically allowed by the Insurer provided that such extension shall not exceed 2 years. In the event that the construction period for the main works exceeds 4 years and 5 months an additional premium shall be mutually agreed but not exceeding pro-rata of the originally agreed premium rate.

INTEREST        Section One - Contract Works (Insured Property)
INSURED:
                All Works, temporary works, components, equipment, materials and goods for incorporation therein, rolling stock and works trains, spares, temporary buildings, office equipment and all other property or equipment of whatsoever nature or description (but excluding Contractors' plant and equipment and spare parts therefore) all being the property of the Insured or for which they

Date: 10 September 2002              B/3***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                may be responsible or hold themselves responsible at the site of the Insured Project or works or elsewhere within the Territorial Limits including whilst in Transit in connection with the Insured Projects.

                Section Two - Third Party Liability

                Indemnification of liabilities incurred by the Insured in the course of undertaking the Insured Projects as defined herein.

SUM INSURED:    Section One - Contract Works

                The Estimated Contract Sum

                Section Two - Third Party Liability

                HK$100,000,000 any one occurrence/unlimited in the aggregate during the Period of Insurance.

DEDUCTIBLES:    Section One - Contract Works

                (a) HK$200,000 each and every loss arising out of storm,
                    tempest, typhoon, floodwater damage, subsidence, landslide, collapse, earthquake or tsunami.

                (b) HK$1,250,000 each and every loss arising out of design, workmanship or materials.

                (c) HK$75,000 each and every other loss in respect of contracts with values at inception exceeding HK$400,000,000.

                (d) HK$45,000 each and every other loss in respect of contracts with values at inception between HK$400,000,000 and HK$100,000,000.

                (e) HK$20,000 each and every other loss in respect of contracts with values at inception below HK$100,000,000.

                Section Two - Third Party Liability

                (a) HK$100,000 any one occurrence in respect of loss of or damage to third party property arising out of subsidence, collapse, vibration or removal of support or other ground movement

                (b) HK$100,000 or 50% of loss whichever is the greater of the amount of loss or damage to any underground utility services any one occurrence involving loss of or damage to oil filled and/or fibre optic cables.

                (c) HK$30,000 or 25% of loss any one occurrence in respect of loss of or damage to other underground services

                (d) HK$20,000 any one occurrence in respect of any other loss of or damage to third party property

Date: 10 September 2002              B/4***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

EXCEPTIONS to Section 1 - Contractor's All Risks

1. Loss or destruction of or damage to cash, banknotes, treasury notes, cheques, stamps, deeds, bonds, bills of exchange, promissory notes or securities.

2. Loss or damage solely due to total or partial cessation of work against which the Insured shall have failed to take reasonable precautions to protect the Insured Property and to avoid or diminish the amount of such loss or damage.

3. Consequential loss or penalties of any kind whatsoever including delay in completing negotiating or loss of contracts.

4.      The cost of normal upkeep or normal making good.

5. Loss of any property by disappearance or by shortage where such loss is revealed only by the making of an inventory or periodic stocktaking. This exclusion shall apply to losses for which no explanation can be given and which show up only at the time of making an inventory or stocktaking. If a loss is discovered only at the time of making an inventory or stocktaking and it can be shown that such loss is due to a risk covered by the Policy, then the Insured shall be in no way prejudiced by this exclusion.

6. Loss of or damage to any aircraft or hovercraft or any waterborne vessel or craft and plant permanently mounted thereon other than safety boats, other non-power driven craft not exceeding 12 metres in length and floating works and temporary works.

7. Loss of or damage to contractors' equipment and mechanically propelled passenger or goods carrying vehicles used on the site including licenced road vehicles whether covered by any motor policy or not.

8. Damage to or loss, deterioration or death of trees or other natural vegetation pre-existing on any site at the commencement of a contract or consequent upon transplanting but this exclusion shall not apply to physical loss or damage resulting from an accidental occurrence arising out of the undertaking of the works.

9. The silting up of dredged areas nor for loss of or damage to underwater excavations, bedding material or other underwater fill, rock or protection caused by normal tide and current. In the context of the foregoing disturbance and consequent loss or damage, caused by earthquake, tidal wave or tropical cyclone (defined as the hoisting of tropical cyclone signal No. 8 or higher by the Hong Kong Observatory) shall be accepted as abnormal and not excluded by the foregoing.

10.     Subsidence of reclaimed areas unless accidental.

11. Any repairs or replacements necessitated solely by wasting wearing away or wearing out caused by or naturally resulting from ordinary use of working, rusting, corrosion or gradual deterioration of any part of an item of Insured Property, but this exclusion shall not apply to damage resulting from such causes to other Insured Property by this policy.

Date: 10 September 2002              B/5***                 Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

12. Any sea or air transit. However, this exclusion shall not apply to any such transits commencing and finishing within the Territorial Limits of the Hong Kong Special Administrative Region.

13. The cost of pile casings or similar temporary works or temporary materials which may be abandoned or incapable of salvage after they have performed their original function.

14. Any item of risk for which a Contractor is required to effect insurance as stated in his contract with the Kowloon-Canton Railway Corporation.

15. Any increased costs of construction arising out of faulty setting out or similar difficulties of construction which increase the cost of completing the Insured Project. Provided that this exclusion shall not apply to actual damage to the Insured Property, howsoever caused.

16.     The amount(s) stated in the Deductibles Clause.

EXCEPTIONS to Section 2 - Third Party Liability

1. Liability in respect of death of or bodily injury (including illness) to any person under a contract of employment or apprenticeship with an Insured Party and arising out of and in the course of such person's employment or service with such Insured party.

2. Liability in respect of injury, illness, loss or damage or in connection with or arising from:

        a) the use of mechanically propelled passenger or goods carrying vehicles used on the public highway not being constructional plant primarily intended for use in the Insured's construction activities on site or otherwise used as a tool of trade;

        b) occurrences in respect of which liability is compulsorily insurable under any Road Traffic Act or similar legislation governing the use of motor vehicles.

3. Liability for loss of or damage to the permanent or temporary works and or materials forming part of the Insured Projects executed or in the course of execution by the contractors in performance of the Contract during the period of contractors' work (other than any period of maintenance or defects liability period) and the plant equipment or any other property of the contractor and or any sub-contractor brought onto the site of the Contract for the purpose of such direct performance or use in the connection with the Contract.

4. Liability resulting from, attributable to or caused by the ownership or possession of or use by the Insured of any aircraft or the navigation of any waterborne vessel or craft but this exclusion shall not apply to rowing boats, dinghies, workboats, safety boats, personnel boats (powered or unpowered), working rafts or other powered craft in any case not exceeding 12 meters in length and unless otherwise insured and whilst within Hong Kong territorial waters.

        Furthermore this exclusion shall not apply to the Works or temporary works whilst afloat except when they are attached to or under the control of and/or accidentally become detached from any tug, towing vessel or other marine craft.

Date: 10 September 2002              B/6*                   Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

5.      Liability in respect of loss or damage to:

        a) property belonging to or in the care, custody or control of the Insured (provided that in respect of any property being repaired, altered or maintained, this exclusion shall be limited to that part of the property being worked upon);

        b) property in respect of which the Insured is indemnified under any other Policy;

        but these exclusions shall not apply to any such property after being taken into use by the owner.

6. Liability assumed by the Insured under the terms of any contract or agreement which imposes upon the Insured liability which the Insured would not otherwise have incurred. (This exclusion shall not however apply to any contract described in the Schedule nor any contract or agreement for site access or the hire of plant or supply of materials or any agreement necessarily entered into in connection with the performance of the contract described in the Schedule with any public authority, local or central or government body or similar authority, nor any other contracts advised to and agreed by the Insurers).

7.      Liability arising out of:

        a) bodily injury or loss of or damage to or loss of use of property directly or indirectly caused by seepage pollution or contamination provided always that this paragraph (a) shall not apply to liability for bodily injury or loss of or physical damage to or destruction of tangible property or loss of use of such property damaged or destroyed where such seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

        b) the cost of removing nullifying or cleaning-up seeping polluting or contaminating substances unless the seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

8. Liability in respect of penalty sums fines or liquidated damages payable by the Insured in respect of delay or non-completion which attaches solely because of liability in the Insured's contract or agreement.

9. Liability arising out of negligence neglect error or omissions on the part of the Insured in the conduct and execution of their professional activities and duties except where such negligence neglect error or omission results in third party death, bodily injury and/or damage to property.

10.     The amount(s) stated in the Deductibles Clause.

Date: 10 September 2002              B/7*                   Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

GENERAL EXCEPTIONS to All Sections

The Indemnity provided by this Policy shall not apply to nor include:-

1.      Radioactive Contamination Exclusion Clause

        Indemnity for:

        a) any loss destruction or damage to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss;

        b)      any legal liability of whatsoever nature;

        directly or indirectly caused by or contributed to by or arising from:

        i) ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel.

        ii)     nuclear weapon materials.

        For the purpose of this exclusion only combustion shall include any self-sustaining process of nuclear fission.

2.      War etc Risks Exclusion Clause

        Loss, damage or liability directly or indirectly occasioned by happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, commandeering, requisition or destruction or damage by order of any Government de jure or de facto or by any public authority.

        Notwithstanding this war exclusion clause, the Insurance shall cover loss or damage:

        a) caused by missiles and/or mines and/or bombs and/or other explosives not discovered at the moment of commencement of the work on any part of the Insured Projects hereunder, so long as no state of war exists in which the country where the subject matter insured will be erected is involved;

        b) caused by strikes, locked-out workmen or persons taking part in labour disturbances, riots or civil commotions or persons acting maliciously;

        c) caused by shells and/or other missiles fired from military training grounds and/or dropped from military planes (in peacetime).

Date: 10 September 2002              B/8*                   Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                       Kowloon-Canton Railway Corporation

                                Property Division
                      Public Transport Interchange Projects

                                     [LOGO]
                                       KCR
                              [CHINESE CHARACTERS]

                        Construction Liability Insurance
                              (Synopsis of Policy)

                                   Prepared by

                                  [LOGO OF AON]

                       Aon Risk Services Hong Kong Limited
                         21st Floor, Aon China Building
                            29 Queen's Road Central
                                   Hong Kong
                           Telephone: (852) 2861 6666
                           Facsimile: (852) 2862 4113

Date: 26 September 2002               B/9

SPECIAL CONDITIONS OF CONTRACT

                        CONSTRUCTION LIABILITY INSURANCE

                                  THE SCHEDULE

POLICY NUMBER:  To Be Advised

THE INSURED:    (a) Kowloon-Canton Railway Corporation and/or West Rail Property
                    Development Limited and/or associated and/or affiliated and/or subsidiary companies as the Principal.

                (b) All contractors and/or sub-contractors of any tier and/or
                    Consultants for their site activities only and/or persons providing goods and services and/or other parties involved in connection with the undertaking of the contracts and/or their joint venture partners for their respective rights and interests.

INSURED         The development and construction of Public Transport Interchange
PROJECTS:       along the West Rail and East Rail Extension of Kowloon-Canton
                Railway Corporation.

INSURED         All contracts of enabling works, foundation, construction,
CONTRACTS:      development, decoration, maintenance, improvement and/or
                renovation, building services, mechanical and electrical works and all ancillary contracts relating to the Insured Projects awarded by the Principal.

TERRITORIAL     On or about the site of the Insured Projects including any work
LIMITS:         or areas used by the Insured in performance of the works,
                including site offices, worksites, fabrication and casting yards anywhere within the Territory of the Hong Kong Special
                Administrative including whilst in transit or temporarily stored away from the sites in connection with the Insured Contracts.

PERIOD OF       (a) Construction Period
INSURANCE:
                    The duration of each contract period (subject to maximum X months) estimated from June 2002 to June 2007

                (b) Defects Liability Period

                    12 months Defects Liability Period or to the extent and terms as stated in each applicable contract separately in respect of Insured Contracts as defined which commence during the Inception Period of this policy.

INTEREST        Legal Liability of the Insured to third parties in respect of
INSURED:        accidental personal injury and/or property damage arising out of the Insured Projects, including liability to "Self-employed
                Persons" or "Sole Proprietors" involving in the performance of the Insured Contracts.

LIMIT OF        HK$100,000,000 any one accident but in aggregate for the period
INDEMNITY:      of insurance for Vibration, Removal or Weakening of Support and
                Principal's Existing Property

Date: 26 September 2002              B/10

SPECIAL CONDITIONS OF CONTRACT

JURISDICTION:   Hong Kong Special Administrative Region

SPECIAL         1.  Safety Precautions
CONDITIONS:     2.  Asbestos Exclusion
                3.  90 Days Cancellation Condition
                4.  Final Declaration Clause
                5.  This policy will act as a "Difference-in-Conditions" and
                    "Difference-in-Limits" policy on top of the Construction All
                    Risks and Third Party Liability (OCIP) policy effected by
                    KCRC

DEDUCTIBLES:    (a) 50% of adjusted loss amount, minimum HK$500,000 anyone accident for damage to oil filled and/or fiber optic cables

                (b) 25% of adjusted loss amount, minimum HK$250,000 anyone accident for water damage to third party property, Vibration, Removal or Weakening of Support, Principal's Property and/or any underground utility services other than item (a) as described above

                (c) 5% of adjusted loss amount, minimum HK$100,000 for all other kind of losses (including third party property damage and/or third party bodily injury)

Date: 26 September 2002              B/11

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX C

                   PART A - MARINE VESSEL LIABILITY INSURANCE

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX C

                                     PART A

                        MARINE VESSEL LIABILITY INSURANCE

   Class of                             Amount of
 Marine Vessels    Type of Claim      Cover Required
-------------------------------------------------------
       I                 A            minimum HK$50m
-------------------------------------------------------
       I                 B            minimum HK$3m
-------------------------------------------------------
      II                 A            minimum US$50m
-------------------------------------------------------
      II                 B            minimum US$50m
-------------------------------------------------------

Class I is marine vessels of less than 2500 gross registered tons.

Class II is marine vessels of more than 2500 gross registered tons.

A:- Claims arising from pollution by petroleum or other similar hazardous products.

B:-     All other claims.

N.B.    1.      The amounts stated as "minimum" in the column "Amount of Cover
                Required" shall apply to each and every accident, occurrence or claim.

        2. The insurance required for Class II marine vessels shall be either:-

                A. A Certificate of Entry with a mutual protection and indemnity association (P&l Club) endorsed to include (or with an additional policy to cover) the "Specialist Operations Buyback Cover" with a limit of indemnity of not less than US$50 million.

                B. A marine insurance policy subject to the "C300 Time Clauses" or equivalent either endorsed to include or with separate additional policies to cover:-

                        i.      Pollution Risks
                        ii.     Institute War and Strike Clauses - Hulls Time
                        iii. Protection and Indemnity insurance - War (excluding crew)
                        iv.     Protection and Indemnity insurance - War (crew)

                        The protection and indemnity cover provided under all of these clauses shall be for not less than US$50 million.

Rev. [-]: [-]                      - C/A1 -                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

General Exclusions

1) The above provisions shall not apply to Type A claims arising from an accident or occurrence involving an unpowered vessel which:-

        (a)     is used or hired by a supplier, and

        (b)     carries not more than 1,200 litres of such products, in drums.

2) The above provisions shall not apply to Type B claims involving unpowered Class I vessels used or hired by suppliers.

Unpowered Vessels

Despite the above, unpowered vessels are required to be insured under the standard Protection and Indemnity cover which shall include cover for Wreck Removal and the limit of indemnity shall not be less than HK$15m any one occurence.

Powered Vessels

For the purposes of the above provisions, unpowered marine vessels whilst attached to a tug are deemed to be powered.

Rev. [1]: [12/72002]                - C/A2* -               Contract No. PCC-WKS
Addendum No. [1]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX C

                   PART B - EMPLOYEE'S COMPENSATION INSURANCE

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX C

                                     PART B

                        EMPLOYEE'S COMPENSATION INSURANCE

1. The Employer shall facilitate the establishment of a Project Wrap-Up Employees' Compensation Master Policy (PWEC) with an Insurance Company duly licensed by the Insurance Authority of the Hong Kong Special Administrative Region and in terms acceptable to the Employer.

2. In accordance with the provisions of Clause 33.1 (g) of the General Conditions, the Contractor shall procure insurance for itself and for its sub-contractors of every tier from the Date for Commencement of the Works until the date of issue of the Defects Liability Certificate through the PWEC under procedures to be promulgated by the Employer before the Date of Commencement of the Works.

3. The Contractor shall pay the premium and the Statutory Employee's Compensation Levy, and any adjustment thereof as determined by the PWEC Insurer, on production of an invoice by the Employer's appointed broker and in any event the Contractor shall provide a premium receipt issued by the Employer's appointed broker within 30 days from the Date for Commencement of the Works or within 30 days of the date of the invoice for any adjustment. Such amount of premium and Statutory Employee's Compensation Levy, as evidenced by the aforesaid premium receipts, will be reimbursed to the Contractor by the Employer which, notwithstanding any other provision of the Contract, shall be made without the deduction of Retention Moneys, by the instruction by the Engineer of the expenditure of the applicable Provisional Sum contained in the Pricing Document, pursuant to Clause 65.1(a) of the General Conditions. Without prejudice to any other provision of the Contract, a certificate certifying the reimbursement shall be issued by the Engineer within 7 days of the Contractor presenting the said receipts to the Engineer. Notwithstanding any other provision of the Contract, the Contractor shall not be entitled to receive any overhead or profit from the Employer on the premium and Statutory Employee's Compensation Levy reimbursed by the Employer to the Contractor in accordance with the foregoing.

4. The insurance coverage provided by the PWEC shall follow the standard Accident Insurance Association of Hong Kong Employee's Compensation policy wording to indemnify the obligations of the Contractor and its sub-contractors of every tier and shall additionally include enhancements and extensions as set out in the Synopsis provided herewith, subject to any amendment required by the PWEC Insurers, other than as a result of default of the Employer.

Rev. [-]: [-]                      - C/B1 -                 Contract No. PCC-WKS
Addendum No. [ - ]

                       Kowloon-Canton Railway Corporation

                                Property Division
                      Public Transport Interchange Projects

                                     [LOGO]
                                       KCR
                              [CHINESE CHARACTERS]

                                 Project Wrap-Up
                        Employees' Compensation Insurance
                           (Synopsis of Master Policy)

                                   Prepared by

                                  [LOGO OF AON]

                       Aon Risk Services Hong Kong Limited
                         21st Floor, Aon China Building
                             29 Queen's Road Central
                                    Hong Kong
                           Telephone: (852) 2861 6666
                           Facsimile: (852) 2862 4113

                                     C/B2

                PROJECT WRAP-UP EMPLOYEES' COMPENSATION INSURANCE

                                  THE SCHEDULE

POLICY NUMBER:  To Be Advised

THE INSURED:    (a) Kowloon-Canton Railway Corporation and/or associated and/or affiliated and/or subsidiary companies as the Principal.

                (b) All Contractors and/or Sub-contractors of any tier and/or
                    Consultants and Engineers for their site activities only and/or persons providing goods and services and/or other parties involved in connection with the undertaking of the contracts and/or their joint venture partners for their respective rights and interests.

INSURED         The development and construction of Public Transport Interchange
PROJECTS:       along the West Rail and East Rail Extension of Kowloon-Canton
                Railway Corporation.

INSURED         All contracts of enabling works, foundation, construction,
CONTRACTS:      development, decoration, maintenance, improvement and/ or
                renovation, building services, mechanical and electrical works and all ancillary contracts relating to the Insured Projects awarded by the Principal.

TERRITORIAL     Hong Kong Special Administrative Region but including staff and
LIMITS:         workers temporarily working outside Hong Kong Special
                Administrative Region.

PERIOD OF       For the duration of the Insured Contracts from date estimated at
INSURANCE:      June 1, 2002 to completion of the Insured Contracts plus 12 months of Defects Liability Period or to the extent and terms defined in each applicable contract separately.

                Any extension of the Period of Insurance required by the Insured shall be automatically allowed by the Insurer.

EMPLOYEES:      All Employees whilst engaged in the Insured Project, but this policy does not insure any employees of:

                (a) Kowloon-Canton Railway Corporation,

                (b) Consultants or Sub-consultants directly contracted to
                    Kowloon-Canton Railway Corporation, or

                (c) Suppliers involved in the manufacture of proprietary
                    products.

ESTIMATED
CONTRACT
VALUE:

LIMIT OF        (a) Statutory Liability - as per current Employees' Compensation
INDEMNITY:          Ordinance

                (b) Common Law Liability - HK$200,000,000

                                     C/B3                                 Page l

JURISDICTION:   (a) Employees' Compensation Ordinance of Hong Kong Special
                    Administrative Region, and

                (b) Common Law

EXTENSIONS:     Subject to standard Employees' Compensation Insurance policy wording and the following Extensions:

                1.  AEC/DOC/9506
                2.  Joint Insureds
                3.  Primary Insureds
                4.  Waiver of Subrogation Rights against all Joint Insureds
                5.  30 Days Notice of Cancellation
                6.  Future Amendments to Statutory Provisions
                7.  Indemnity to Sub-contractors - W204
                8.  Witnessing Clause - W348
                9.  Emergency Fatality Payment
                10. Employees Temporarily Working Outside Hong Kong Special
                    Administrative Region
                11. Jurisdiction Clause
                12. Employees whilst undertaking Business Trips
                13. Emergency Transportation
                14. Declaration to Master Policy
                15. Terrorism Endorsement

RATE: 2.88% on Contract Value plus 5.3% ECI Levy and 3% Terrorism Surcharge plus 100% of the 8.3% ECI Levy and Terrorism Surcharge.

MINIMUM AND
DEPOSIT
PREMIUM: Calculated at 60% of 2.88% of Estimated Contract Value of Insured Contracts for the whole Period of Insurance.

INSURERS:       Sun Hung Kai Properties Insurance Limited

                                     C/B4                                 Page 2

CONDITIONS AND EXTENSIONS

The following Conditions and Extensions are endorsed onto the standard form of Employees' Compensation Policy as promulgated by the Accident Insurance Association of Hong Kong (subject to deletion of Conditions 7, 8 and 9) and used as the basic insurance contract by all insurance companies issuing insurance pursuant to the requirements of the Employees' Compensation Ordinance in Hong Kong.

1.      AEC/DOC/9506

        Policy Limit of Liability   :   As specified in the Schedule

        (1) In respect of any one claim or a series of claims resulting from or arising out of one event, the Company's indemnity to the Insured under this Policy, including costs and expenses incurred with the Company's written consent and irrespective of the number of persons or Insureds claiming to be indemnified, shall not in the aggregate exceed the amount specified above as the Policy Limit of Liability.

            The term "any one event" has the meaning assigned to it by the Legislation specified in the Schedule.

        (2) At any time after the happening of any event giving rise to a claim or a series of claims under this Policy, the Company may pay to the Insured the Policy Limit of Liability (after deduction of any sums already paid) or any lesser amount for which such claims can be settled and relinquish the conduct of the defence settlement or proceedings to the Insured and the Company shall not be responsible for any damage alleged to have been caused to the Insured in consequence of any alleged action or omission of the Company in connection with such defence settlement or proceedings or of the Company relinquishing such conduct nor shall the Company be liable for any costs or expenses whatsoever incurred by the Insured or by any claimant or other person after the Company shall have relinquished such conduct.

        (3) Notwithstanding Condition (7) of this Policy, if at the time of any claim under this Policy there is any other insurance indemnifying any person or Insured or Insureds who are entitled to be indemnified under this Policy, this Policy is not to be called upon in contribution and, subject to the Policy Limit of Liability, is only to pay any amount if and so far as not recoverable under such other insurance.

        (4) Where this Endorsement AEC/DOC/9506 is at variance with or inconsistent with anything contained in this Policy, this Endorsement shall prevail and take precedent.

2.      Joint Insureds Clause

        It is noted and agreed that the Insured under this Policy comprises more than one party, each operating as separate and distinct entities and that cover hereunder shall apply in the same manner and to the same extent as if individual insurances had been issued to each such party. The Insurer hereby agrees to waive all rights of subrogation which it may have or acquire against any of the parties comprising the Insured.

        The rights and indemnity of any of the parties who are not guilty of any fraud, mis-representation, non-disclosure or breach of conditions shall not be prejudiced or affected by fraud, mis-representation, non-disclosure or breach of condition by any of the other parties comprising the Insured.

3.      Primary Insurance Clause

                                     C/B5                                 Page 3

        It is expressly understood and agreed that the insurance provided by this Policy is the primary insurance for the Insureds shown in the Schedule. If at the time any claim arises under the Policy, should there be any other insurance covering the same loss, damage or liability such other insurance shall only apply as an excess coverage and non-contributing herewith.

4.      Waiver of Subrogation Rights Against All Joint Insureds

        The Insurer waives all rights of subrogation against all Insured parties hereunder and their respective subsidiaries, affiliates, directors, officers and employees.

        Notwithstanding the foregoing, the Insured shall at the expense of the Insurer do and concur in doing and permit to be done all such acts and things as may be necessary or required by the Insurer in the interest of any rights or remedies, or of obtaining relief or indemnity from parties (other than those insured under the Policy) to which the Insurer shall be or would become entitled or subrogated upon their paying for or making good any loss or damage under this Policy, whether such acts and things shall be or become necessary or required before or after the Insured's indemnification by the Insurer.

5.      30 Days Notice of Cancellation

        The CONDITION 9 stated in the Policy will be amended as follows:

        "The Company may cancel this Policy by sending thirty days' notice by registered letter to the Insured at his last known address and in such event the premium shall be adjusted in accordance with Condition 8."

6.      Future Amendments to Statutory Provisions

        It is expressly understood and agreed that all amendments to any statutory benefits and provisions by which this policy is governed due to any Amendment to the Employees' Compensation Ordinance or to the relevant Regulations or to any re-enactment thereof shall be automatically covered hereby and an additional premium shall be payable.

7.      Indemnity to Sub-contractors - W204

        It is hereby understood and agreed that the indemnity herein granted is extended to indemnify the Insured against liability at law (including liability under the Legislation set out in the Schedule of this Policy) to employees in the employ of sub-contractors performing work for the Insured while engaged in the Business in respect of which this Policy is granted

        It is further understood and agreed that Exception (a) of this Policy is deleted.

        Subject otherwise to the Terms of this Policy.

8.      Witnessing Clause/Exception (a) - W348

        It is hereby understood and agreed that the witnessing clause of this Policy is deemed to be deleted and replaced by the following:

        "Now this Policy witnesseth that if any employee in the immediate service of any of the parties jointly described as the Insured shall sustain bodily injury by accident or disease caused during the period of insurance and arising out of and in the course of his employment by the Insured in the Business".

        It is further understood and agreed that Exception (a) of this Policy is deleted.

                                     C/B6                                 Page 4

        Subject otherwise to the Terms of this Policy.

9.      Emergency Fatality Payment Clause

        In the event of the death of an employee of any party covered under this Policy then subject to identification of the deceased the Insurer shall pay an immediate cash relief to the verified dependents up to a limit of HK$100,000. Such payment shall be deemed to be a partial advance for the purpose of financial assistance to the bereaved dependents.

10. Cover for Employees Temporarily Working Outside the Hong Kong Special Administrative Region

        It is hereby declared and agreed that the Territorial Limits in the Schedule of this Policy are amended to read "worldwide".

        It is further declared and agreed that if any employee is an "employee" within the meaning of the Employees' Compensation Ordinance the Company will not deny liability on the grounds that the Ordinance is not applicable outside Hong Kong in the event of an accident arising out of and in the course of his employment to such employee whilst engaged in the Business of the Insured as set forth in the Schedule.

        It is further declared and agreed that the Jurisdiction Clause is deemed to be deleted and replaced by the following:

11.     Jurisdiction Clause

        The indemnity provided by this Policy shall not apply in respect of judgements which are not in the first instance delivered by or obtained from a court of competent jurisdiction within Hong Kong nor the orders obtained in the said court for the enforcement of judgements made outside Hong Kong whether by way of reciprocal agreements or otherwise.

12.     Cover for Employees Whilst Undertaking Business Trips

        In the event of any insured employee being injured or killed whilst undertaking any trip in connection with the Business of the Insured involving travel outside Hong Kong, such injury or death shall be deemed to have arisen out of and in the course of the employee's employment for the purpose of this Policy.

        For the purpose of the insurance hereon a business trip is deemed to commence from the time an employee leaves home or normal place of business in Hong Kong, whichever is the later, and continue until arrival back at home or normal place of business in Hong Kong, whichever is the earlier. Cover provided hereon is on a 24-hour basis.

13.     Emergency Transportation

        This Policy is extended to indemnify the Insured for the cost of any emergency transportation required as a result of serious injury sustained by the Insured's employees including helicopter services if required, subject to a maximum limit of HK$10,000.

14.     Declarations to Master Policy

        This master policy will accept declarations in respect of all contracts awarded by the Kowloon-Canton Railway Corporation in respect of its West Rail Phase I Project. Each declaration shall be deemed to be a contract of insurance between the Insurer and the respective declaring contractor.

                                     C/B7                                 Page 5

15.     Terrorism Endorsement

        Notwithstanding any provision to the contrary in this Policy or any endorsement thereto it is hereby agreed that in respect of any bodily injury or death by accident or disease ("the Loss") directly or indirectly caused by, resulting from or in connection with any act of terrorism or any action taken in controlling, preventing, suppressing or in any way relating to any act of terrorism regardless of any other cause or event contributing concurrently or in any other sequence to the
        Loss:

        (a) the Policy Limit of Indemnity shall be such amount which the Company actually receives from the Government of the Hong Kong Special Administrative Region of the People's Republic of China ("the Government") pursuant to an Agreement for Provision of Facility dated 11th January 2002 between the Government and the Company under which the Government agreed to make available to the Company and other direct insurance companies authorized to underwrite employees' compensation insurance business in Hong Kong a facility to enable them to meet claims under employees' compensation insurance policies in respect of death and injury arising out of an event of terrorism ("the Facility Agreement");

        (b) the Company will only be required to make payment after it has received from the Government (i) an approval letter confirming that the Company should settle the claim and (ii) payment under the Facility Agreement; and

        (c) for the avoidance of doubt, the Company shall have no obligation to make payment if for whatever reason it does not receive payment from the Government under the Facility Agreement, whether or not due to the Government's contention that the Loss does not fall within the scope of the Facility Agreement or the Company's breach of the Facility Agreement.

        For the purpose of the above an act of terrorism means the use of force or violence or other means or the threat thereof, of any person or persons, whether acting alone or on behalf of or in connection with any organization or government, for political, religious, or ideological purposes with an intention to influence any government and/or to put the public, or any section of the public, in fear.

        If the Company alleges that the Loss falls within the scope of this Endorsement, the burden of proving the contrary shall be upon the Insured.

        In the event any part of this endorsement is found to be invalid or unenforceable, the remainder shall remain in full force and effect.

        Words and phrases in this Endorsement shall have the same meaning as in the Policy.

                                     C/B8                                 Page 6

PREMIUM MEMORANDUM

Should any additional works, variations or alterations increase the declared contract value, an additional premium at the policy rate shall be charged thereon. Any additional premium due shall be paid under as set out below:

1. The Contractor shall declare the value of all contractual payments made, or due up to the date the Engineer issues the Certificate of Substantial Completion.

2. The Contractor shall declare the value of all contractual payments, including the value of any retention sum, made or due up to the date the Engineer issues the Defects Liability Certificate.

3. The Contractor shall declare the final contract sum following the issue of the Final Certificate by the Engineer.

Contractor declarations pursuant to this paragraph shall be made within 30 days from the date the Engineer issues the certificate specified and the Contractor shall pay any additional premium to the insurer within 30 days of the insurer issuing an invoice for such additional premium.

                                     C/B9                                 Page 7

PROJECT WRAP-UP EMPLOYEES' COMPENSATION INSURANCE
APPLICATION PROCEDURE

Procedures promulgated for the procurement by a Contractor of Employees' Compensation Insurance in accordance with the provisions of Special Condition Clause SCC-31(g) and Annex C Part B of the Special Conditions of Contract.

1.      Application

        1.1 The Contractor shall within 24 hours of receipt of Notice to Proceed, complete the attached Application Form in full and fax it to the brokers to the Project Wrap-Up Employees' Compensation Scheme (PWEC), Aon Risk Services Hong Kong Limited
                (Aon) at facsimile number 2862 4113.

        1.2 Aon will fax acknowledgement to the Contractor and will supply insurance coverage documentation issued by the Insurers within 5 working days.

2.      Premium Payment

        2.1 As soon as the premium figure has been established by the Insurers, normally within 5 working days, Aon will issue a debit note to the Contractor. This will be faxed to the Contractor to enable him to make arrangements for payment and the original debit note will be sent by post.

        2.2 The Contractor should arrange to pay the premium as quickly as possible by a cheque drawn on a bank in Hong Kong and made payable to "Aon Risk Services Hong Kong Limited".

        2.3 As soon as the cheque has been cleared, Aon will send a receipt for the premium to the Contractor by post unless the Contractor requests that he shall, by prior arrangement, collect it from Aon's office.

3.      Compliance and Recovery

        3.1 In accordance with Paragraph 3 of Part B to Annex C of the Special Conditions of Contract, the Contractor shall lodge the original premium receipt issued by Aon to the Employer not later than 30 days from the date of Notice to Proceed.

        3.2 Such amount of premium and Statutory Employees' Compensation Levy, as evidenced by the aforesaid premium receipt issued by Aon, will be reimbursed to the Contractor by the Employer on presentation of the receipt in accordance with the Pricing Document in the Contract.

4.      Broker's Details

        4.1     The Company

                Aon Risk Services Hong Kong Limited
                21st Floor Aon China Building,
                29 Queen's Road Central
                Hong Kong

                Telephone:     (852) 2861 6666
                Fax:           (852) 2862 4113

                                      C/B10                               Page 8

4.2     Contact Personnel

        Mr. Albert Kee
        Executive Director
        Direct Telephone:      (852) 2862 4210
        Direct Fax:            (852) 2243 8680
        E-mail:                albert_kee@aon-asia.com

        Mr. Timothy Lam
        Associate Director
        Direct Telephone:       (852) 2862 4230
        Direct Fax:             (852) 2243 8691
        E-mail:                  timothy_lam@aon-asia.com

                                      C/B11                               Page 9

                                 Application for
                Project Wrap-Up Employees' Compensation Insurance
                              For Contracts under
                       Kowloon-Canton Railway Corporation
        West Rail and East Rail Extension Property Development Projects

This form should be completed in full by the Contractor immediately upon receipt of Letter of Acceptance. The completed form should immediately be faxed to Aon Risk Services Hong Kong Limited at facsimile 2862 4113 to initiate policy issue in accordance with Annex C Part B of the Special Conditions of Contract.

Details of Contractor

Name of Contractor:

Note: include full legal title of Contractor or joint venture company. If a joint venture partnership then include the full names of all joint venture partners.

Corporate Contact:
Correspondence Address:

Telephone:                      Fax:               E-mail:

Details of Contact

Contact Number:

Contract Title:

Date of Commencement of Contract:

Date of Completion of Contract:

Length of Defects Liability Period:

Awarded Contract Sum:

We hereby certify that the foregoing information is correct and submit our application to the insurer for Employees' Compensation Insurance in connection with the contract described herein.

Signed:                                Date:
       -----------------------------        ---------------------

For and on behalf of the Contractor
Name herein by
(Name of Signatory) __________________

                                      C/B12                              Page 10

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX D

                 FORM OF INDEPENDENT CHECKING ENGINEER WARRANTY

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX D

                  FORM OF INDEPENDENT CHECKING ENGINEER WARRANTY

THIS AGREEMENT is made the        day of         200 [SEE NOTE 1].

BETWEEN:

(1) [insert name of Independent Checking Engineer] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 2] of [Insert Registered Address of Independent Checking Engineer] ("the Independent Checking Engineer"); and

(2) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] ("the Contract") made between the Employer and [Insert name of Main Contractor] ("the Main Contractor"), the Main Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) The Main Contractor and the Independent Checking Engineer have entered into an agreement ("the Design Check Agreement") by which the Independent Checking Engineer has undertaken the design checking obligations specified in the Contract.

(C) The Design Check Agreement stipulates that the Independent Checking Engineer is obliged to provide the Employer with an executed warranty in the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1. In this Warranty, words and expressions shall have the meanings assigned to them in the Contract, except where the context otherwise requires.

2. The Independent Checking Engineer warrants and undertakes to the Employer that it has exercised and will in carrying out the duties and functions ascribed to it in the Design Check Agreement, continue to exercise all the skill and care to be expected of a professionally qualified and competent Independent Checking Engineer experienced in carrying out services which are of a similar nature and scope as the services to be performed under the Design Check Agreement.

Rev. [-]: [-]                         D/1                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

3. The Independent Checking Engineer undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Independent Checking Engineer, provided that the Independent Checking Engineer shall have no greater liability to the Employer by virtue of this Clause 3 than the liability of the Independent Checking Engineer to the Main Contractor under the Design Check Agreement to the extent that the same shall have arisen by reason of any breach by the Independent Checking Engineer of his obligations under the Design Check Agreement.

4. No allowance of time by the Employer under the Contract or by the Main Contractor under the Design Check Agreement nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Design Check Agreement on the part of the Employer or the Main Contractor nor anything that the Employer or the Main Contractor may do or omit or neglect to do, shall in any way release the Independent Checking Engineer from any liability under this Warranty.

5. The Independent Checking Engineer agrees that he will not without first giving the Employer not less than 21 (twenty one) days' prior notice in writing exercise any right he may have to terminate the Design Check Agreement or his employment thereunder or withhold performance of his obligations under the Design Check Agreement.

6.      (a)     Notwithstanding anything to the contrary in the Design Check
                Agreement, if the Contract or the employment of the Main
                Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty one) days of such termination, the Independent
                Checking Engineer shall enter into a novation agreement with the Employer and the Main Contractor in which the Independent
                Checking Engineer will undertake, inter alia, to perform the Design Check Agreement and be bound by its terms as if the Employer had originally been named as the contracting party in place of the Main Contractor and as if neither the Contract or the Main Contractor's employment thereunder had been terminated.
                The said novation agreement will be in such form as the Employer may reasonably require.

        (b) If the Employer does not require the Independent Checking Engineer to enter into a novation agreement as required by Clause 6(a) above, the Independent Checking Engineer shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

Rev. [-]: [-]                         D/2                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

7. Except to the extent (if any) expressly permitted by the Design Check Agreement, the Independent Checking Engineer shall not sub-contract any of his obligations under the Design Check Agreement without the prior written consent of the Employer.

8. The Independent Checking Engineer acknowledges that the Employer shall be entitled to assign the benefit of this Warranty at any time without the consent of the Independent Checking Engineer being required.

9. The Independent Checking Engineer undertakes that no material variation or amendment to or waiver of the terms of the Design Check Agreement shall be agreed with the Main Contractor without the prior written consent of the Employer.

10. Nothing in this Warranty shall be taken as diminishing or increasing any liability on the part of the Independent Checking Engineer under the Design Check Agreement.

11. The Independent Checking Engineer acknowledges that it has not relied on any information relating to the Contract, the Site or the Works provided directly or indirectly by the Employer and that the Employer shall have no liability or responsibility to the Independent Checking Engineer for any such information in the absence of fraud.

12.     (1)     Insofar as the patent, copyright or other intellectual property rights in any plans, calculations, drawings, documents, materials, know-how and information relating to the execution of the Works shall be vested in the Independent Checking Engineer, the Independent Checking Engineer grants to the Employer a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works (including, without limitation, the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works). To the extent beneficial ownership of any such patent, copyright or other intellectual property right is vested in anyone other than the Independent Checking
                Engineer, the Independent Checking Engineer shall use its reasonable endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any such licence granted shall not be determined if the Design Check
                Agreement shall be revoked or expire or if the Design Check
                Agreement shall be terminated.

Rev. [-]: [-]                         D/3                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

        (2) In the event of the Independent Checking Engineer ceasing to be employed under the Design Check Agreement for any reason whatever, the Independent Checking Engineer shall provide to the Employer for the retention and use by it, all drawings, diagrams specifications, calculations and other data and information which the independent Checking Engineer has prepared or are within its possession or control relating to the Works whether or not previously provided.

13. All documents arising out of or in connection with this Warranty shall be served:

        (1)     upon the Employer at [Insert Address]; and

        (2) upon the Independent Checking Engineer at [Insert Address], Hong Kong. [SEE NOTE 3]

14. The Employer and the Independent Checking Engineer may change their respective nominated addresses for service of documents to another address in Hong Kong but only by prior written notice to each other. All demands and notices must be in writing.

15. This Warranty shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 16, the Independent Checking Engineer agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

16.     (1)     Any dispute or difference of any kind whatsoever between the
                Employer and Independent Checking Engineer arising under, out of or in connection with this Warranty shall be referred to arbitration in accordance with the Arbitration Rules. The reference shall be a domestic arbitration for the purpose of
                Part II of the Arbitration Ordinance (Cap. 341). References to
                "Dispute" in such arbitration rules are deemed to include any such dispute or difference between the Employer and the Independent Checking Engineer.

        (2) In the event that the Employer is of the opinion that the issues in such a dispute or difference will or may touch upon or concern a dispute or difference arising under, out of or in connection with the Contract ("the Contract Dispute") then provided that an arbitrator has not already been appointed pursuant to Clause 16(1), the Employer may by notice in writing to the Independent Checking Engineer require and the Independent Checking Engineer shall be deemed to have consented to the referral of such dispute or difference to the arbitrator to whom the Contract Dispute has been or will be referred.

Rev. [-]: [-]                         D/4                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

        (3) Save as expressly otherwise provided, the arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Employer or the Architect under the Contract and the Independent Checking Engineer or the Main Contractor relating to the dispute or difference

IN WITNESS whereof this Warranty has been executed as a deed on the date first above written.

THE SEAL of                               )
THE KOWLOON-CANTON                        )
RAILWAY CORPORATION                       )
is hereto affixed by authority of the     )
Managing Board signed by                  )
[        ] and [       ]                  )
in the presence of:                       )

                                                --------------------------------
                                                (Authorised Signatory)

                                                --------------------------------
                                                (Authorised Signatory)

THE COMMON SEAL of                                       )
[Insert name of Independent Checking Engineer]           )
was affixed hereto                                       )
in the presence of:                                      )
                                                         )
OR

SIGNED, SEALED AND DELIVERED                             )
by Mr [        ]                                         )
for and on behalf of [Insert name of Independent         )
Checking Engineer]                                       )
as lawful attorney of the Independent Checking Engineer)
under Power of Attorney dated [      ]                   )
in the presence of [Insert name of Witness]              )
as Witness                                               )

-----------------------------------

[SEE NOTE 4]

Rev. [-]: [-]                         D/5                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                  OF WARRANTY BY INDEPENDENT CHECKING ENGINEER

These notes are prepared in order to assist the Independent Checking Engineer in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty. The note references contained in he draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Independent Checking Engineer.

NOTE 1

At the time of preparation of the Warranty by the Independent Checking Engineer, the date should be left blank. The date will be inserted by the Employer at the time of execution the Warranty by him.

NOTE 2

The jurisdiction in which the Independent Checking Engineer is incorporated shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Independent Checking Engineer shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Independent Checking Engineer in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Independent Checking Engineer; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Independent Checking Engineer in accordance with its Articles of Association or other constitutional documents.

Rev. [-]: [-]                         D/6                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Independent Checking Engineer's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Independent Checking Engineer; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Independent Checking Engineer by which the execution of the warranty was approved;

2.      if executed by an attorney on behalf of the Independent Checking
        Engineer:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Independent Checking Engineer to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Independent Checking Engineer's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney; an

3. if the Independent Checking Engineer is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Independent Checking Engineer, confirming the validity of the execution of the Warranty and of any Power of Attorney.

Rev. [-]: [-]                         D/7                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX E

                         FORM OF MAIN CONTRACTOR'S BOND

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX E

                           FORM OF MAIN CONTRACTOR'S BOND

              [To be prepared on headed notepaper of the Bondsman]

BY THIS BOND dated the         day of             200.

[Insert name of Bondsman] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address and Place of Business in Hong Kong of Bondsman] [SEE NOTE 1] ("the Bondsman") is irrevocably and unconditionally bound to THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No.9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer") in the sum of [Insert amount of Bonded Sum in words] Hong Kong Dollars (HK$ [Insert amount of Bonded Sum in figures]) ("the Bonded Sum") for payment of which sum the Bondsman binds himself in accordance with the provisions of this Bond.

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] ("the Contract") made between the Employer and the Main Contractor, the Main Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Main Contractor agreed to procure the provision to the Employer of a Bond in the terms hereof.

NOW THE TERMS of this Bond are:

1. Where applicable, words and expressions used in this Bond shall have the meaning assigned to them in the Contract.

2. If, in the Employer's opinion, the Main Contractor is or has been in default in respect of any of his obligations under the Contract, the Bondsman shall upon demand made by the Employer in writing and without conditions or proof of the said default or amount demanded, pay the amount identified in the demand in respect of the damages, losses, charges, costs or expenses sustained by the Employer by reason of the default, up to the amount of the Bonded Sum.

Rev. [-]: [-]                       -E/1-                   Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

3. The liability of the Bondsman under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bondsman hereby waives notice of:

        (a) any suspension of the Works or variation to or amendment of the Works or the Contract (including, without limitation, extension of time for performance and adjustment to the amount payable to the Main Contractor under the Contract);

        (b) the termination of the Contract or of the employment of the Main Contractor under the Contract;

        (c) any forbearance or waiver of any right of action or remedy the Employer may have against the Main Contractor, or negligence by the Employer in enforcing any such right of action or remedy;

        (d) any other bond, security or guarantee held or obtained by the Employer for any of the obligations of the Main Contractor under the Contract or any release or waiver thereof;

        (e) any act or omission of the Main Contractor pursuant to any other arrangement with the Bondsman;

        (f) the issue of any Certificate of Practical Completion in respect of any Section of the Works, save for the last Section of the Works;

        (g)     any breach of the Contract by or other default of the Employer;
                and

        (h) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable.

4. The liability of the Bondsman under this Bond shall cease on whichever of the following events first occurs:

        (a) payment by the Bondsman of the Bonded Sum in full to the Employer;

        (b) issue of the Certificate of Practical Completion for the last Section of the Works; or

        (c)     return of the Bond by the Employer to the Main Contractor.

5. The Bondsman acknowledges that the Employer shall be entitled to assign the benefit of this Bond or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, at any time, without the consent of the Bondsman or the Main Contractor being required.

6. All documents arising out of or in connection with this Bond shall be served upon the Bondsman, at [Insert Address] Hong Kong in English [SEE
        NOTE 2].

7. The Bondsman may change his nominated address for service of documents to another address in Hong Kong but only by prior written notice to the Employer.

8. This Bond shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Bondsman agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

Rev. [-]: [-]                         -E/2-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

IN WITNESS whereof this Bond has been executed as a deed on the date first above written.

THE COMMON SEAL of                                 )
[Insert name of Bondsman]                          )
was affixed hereto in                              )
the presence of:                                   )
                                                   )

OR

SIGNED, SEALED AND DELIVERED                       )
by Mr [               ]                            )
for and on behalf of [Insert name of               )
Bondsman]                                          )
as lawful attorney of the Bondsman                 )
under Power of Attorney                            )
dated [          ] in the                          )
presence of [Insert name of Witness]               )
as Witness                                         )

___________________________________
[SEE NOTE 3]

Rev. [-]: [-]                         -E/3-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

              NOTES FOR GUIDANCE IN PREPARATION OF BOND BY BONDSMAN

These notes are prepared in order to assist the Bondsman in the preparation of the Main Contractor's Bond and cross refer to the note references contained in the draft Bond. The note references contained in the draft Bond shall be deleted from the engrossment of the Bond when prepared by the Bondsman.

NOTE 1

The place of incorporation of the Bondsman shall be inserted together with:

(a)     its registered address in the place of incorporation; and

(b)     the address of its place of business in Hong Kong.

NOTE 2

The address for service of notices and demands on the Bondsman shall be in Hong Kong and, preferably, at the Bondsman's place of business in Hong Kong.

NOTE 3

The Main Contractor's Bond shall be executed under seal by the Bondsman.

This may be done either by:

(a) affixing the Corporate Seal of the Bondsman in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Bondsman; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Bondsman in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Bond:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Bondsman's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Bondsman; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Bondsman, by which the execution of the Bond was approved; and

2.      if executed by an attorney on behalf of the Bondsman:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Bondsman to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate the powers to the attorney e.g. copy of the Board Resolution

Rev. [-]: [-]                         -E/4-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                authorising the appointment of the attorney or extracts from the Bondsman's Articles of Association or other constitutional documents dealing with the appointment of attorneys, together with confirmation of the position or office held by the person giving the Power of Attorney.

Rev. [-]: [-]                         -E/5-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX F

                        FORM OF PARENT COMPANY GUARANTEE

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX F

                        FORM OF PARENT COMPANY GUARANTEE

THIS GUARANTEE is made the _____ day of _____ 200 .

BY:

[Insert name of Parent Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address] [and [Insert name of Second Parent Company if appropriate] a company incorporated in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address], jointly and severally,] [SEE NOTE 1] ("the Guarantor");

IN FAVOUR OF:

THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] ("the Contract") made between the Employer and the Main Contractor, the Main Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Main Contractor agreed to procure the provision of a guarantee in the terms hereof. [SEE NOTE 2]

(C) At the request of the Main Contractor, the Guarantor has [jointly and severally] [SEE NOTE 1] agreed to guarantee performance of the Contract by the Main Contractor [SEE NOTE 3] as set out herein.

IT IS HEREBY AGREED as follows:

1. Where applicable, words and expressions used in this Guarantee shall have the meaning assigned to them in the Contract.

2. In consideration of the Employer accepting this Guarantee pursuant to the Contract, the Guarantor [jointly and severally] [SEE NOTE 1] irrevocably and unconditionally guarantees to the Employer, as a primary obligation and not as a surety, due performance by the Main Contractor of all of his obligations and liabilities under and arising out of the Contract save that nothing herein shall be construed as imposing greater obligations or liabilities on the Guarantor than are imposed on the Main Contractor by the Contract.

Rev. [-]: [-]                          F/1                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

3. The obligations of the Guarantor under this Guarantee shall remain in full force and effect and shall not be discharged in any way by and the Guarantor hereby waives notice of:

        (a) any suspension of the Works or variation to or amendment of the Works or the Contract (including, without limitation, extension of time for performance and adjustment to the amount payable to the Main Contractor under the Contract);

        (b) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

        (c) the termination of the Contract or of the employment of the Main Contractor under the Contract;

        (d) any forbearance or waiver of any right of action or remedy the Employer may have against the Main Contractor or negligence by the Employer in enforcing any such right of action or remedy;

        (e) any bond, security or other guarantee held or obtained by the Employer for any of the obligations of the Main Contractor under the Contract or any release or waiver thereof; and

        (f)     any breach of the Contract or other default of the Employer.

4. This Guarantee shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Employer and the Main Contractor and the Guarantor hereby authorises the Employer and the Main Contractor to make any such amendment, variation or supplemental agreement without notice to or consent of the Guarantor.

5. This Guarantee is a continuing guarantee and accordingly shall cover all of the obligations and liabilities of the Main Contractor under and arising out of the Contract and shall remain in full force and effect until all the said obligations and liabilities of the Main Contractor have been carried out, completed and discharged in accordance with the Contract. This Guarantee is in addition to any other security which the Employer may at any time hold and may be enforced without first having recourse to any such security or taking any steps or proceedings against the Main Contractor.

Rev. [-]: [-]                          F/2                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

6. Until the date of issue of the Certificate of Completion of Making Good Defects, the Guarantor shall not on any ground whatsoever make any claim or threaten to make any claim whether by proceedings or otherwise against the Main Contractor nor, if the Main Contractor comprises more than one entity, against any such entity for the recovery of any sum paid by the Guarantor pursuant to this Guarantee. Any such claim shall be subordinate to any claims (contingent or otherwise) which the Employer may have against the Main Contractor and/or any entity as aforesaid arising out of or in connection with the Contract until such time as the Employer's claims shall be satisfied by the Main Contractor and/or any entity as aforesaid or the Guarantor as the case may be. To that intent, the Guarantor shall not claim or have the benefit of any security which the Employer holds or may hold for any monies or liabilities due or incurred by the Main Contractor and/or any entity as aforesaid to the Employer and, in case the Guarantor receives any sum from the Main Contractor and/or any entity as aforesaid in respect of any payment by the Guarantor hereunder, the Guarantor shall hold such sum in trust for the Employer for so long as any sum is payable (contingently or otherwise) under this Guarantee.

7. The Employer shall be entitled at any time, without the consent of the Guarantor to assign or transfer the benefit of this Guarantee or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any assignment or transfer by the Employer as aforesaid, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Guarantee.

8. All documents arising out of or in connection with this Guarantee shall be served upon the Guarantor, at [Insert Address], Hong Kong [SEE NOTE 4].

9. The Guarantor may change its nominated address for service of documents to another address in Hong Kong by providing not less than five business days' written notice to the Employer. All demands and notices shall be in writing and in English.

10. This Guarantee shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Guarantor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

Rev. [-]: [-]                          F/3                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

IN WITNESS whereof this Guarantee has been executed as a deed on the date first before written.

THE COMMON SEAL of                                      )
[                 ]                                     )
was affixed hereto in                                   )
the presence of:                                        )
                                                        )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr[            ]                                     )
for and on behalf of [Insert name of Parent Company]    )
as lawful attorney of the Guarantor under               )
Power of Attorney dated [             ]                 )
in the presence of [Insert name of Witness]             )
as Witness                                              )

________________________________

[SEE NOTES 1 AND 5]

Rev. [-]: [-]                          F/4                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                            OF GUARANTEE BY GUARANTOR

These notes are prepared in order to assist the Guarantor in the preparation of the Guarantee and cross refer to the note references contained in the draft Guarantee. The note references contained in the draft Guarantee shall be deleted from the engrossment of the Guarantee when prepared by the Guarantor.

NOTE 1

If more than one company executes this Guarantee in respect of the Main Contractor or any entity comprising the Main Contractor (e.g. because the Main Contractor or any entity has more than one parent company) the Guarantors under the Guarantee shall have joint and several liability and the square brackets shall be deleted.

If only one party is acting as Guarantor under the Guarantee, the square brackets and the words within, relating to the second Parent Company and joint and several liability, should be deleted.

NOTE 2

If the Main Contractor comprises more than one legal entity, a Guarantee in this form shall be provided in respect of each entity.

NOTE 3

If the circumstances referred to under Note 2 apply, and the Main Contractor comprises more than one legal entity, the Guarantor shall guarantee the performance of the Main Contractor as a whole because each entity comprising the Main Contractor shall have joint and several liability for the acts and omissions of the Main Contractor as a whole.

NOTE 4

The address for service shall be in Hong Kong.

NOTE 5

Each entity comprising the Guarantor shall execute the Guarantee under seal.

Rev. [-]: [-]                          F/5                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

This may be done either by:

(a) affixing the Corporate Seal of the Guarantor in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Guarantor; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Guarantor in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Guarantee:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Guarantor's Articles of Association dealing with the execution of documents by use of the Corporate Seal of the Guarantor or other constitutional documents; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Guarantor by which the execution of the Guarantee was approved; and

2.      if executed by an attorney on behalf of the Guarantor:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Guarantor to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Guarantor's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

Rev. [-]: [-]                          F/6                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX G

                       FORM OF PARENT COMPANY UNDERTAKING

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX G

                       FORM OF PARENT COMPANY UNDERTAKING

THIS UNDERTAKING is made the _____ day of _____ 200 .

BY:

[Insert name of Parent Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 1] of [Insert Registered Address of Parent Company] ("the Parent Company")

IN FAVOUR OF:

THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] ("the Contract") made between the Employer and the Main Contractor, the Main Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Main Contractor agreed to procure the provision of an Undertaking in the terms hereof.

(C)     The Parent Company is the beneficial owner of [Insert Percentage]% [SEE
        NOTE 2] of the issued share capital of (the Main Contractor) [SEE NOTE
        3].

(D) At the request of the Main Contractor, the Parent Company has agreed to provide this Undertaking.

NOW IT IS HEREBY UNDERTAKEN AND AGREED as follows:-

1. Where applicable, words and expressions used in this Undertaking shall have the meaning assigned to them in the Contract.

2. In consideration of the Employer accepting this Undertaking pursuant to the Contract, the Parent Company hereby undertakes to the Employer that at any time prior to the issue of the Certificate of Completion of Making Good Defects, it will not, [(and will procure that none of the companies referred to in Recital (C) will)] [SEE NOTE 6] without the prior written consent of the Employer:

        (a) sell, transfer, assign or otherwise dispose of or deal with ownership of the whole or any part of [EITHER] (the shareholding or other interest in the (Main Contractor)) [SEE NOTE 4]; [OR] (the shareholdings or other interests) [SEE NOTE 5] referred to in Recital (C) in any way which will affect the beneficial ownership and control in (the Main Contractor) [SEE NOTE 4] of the Parent Company (and the companies referred to in Recital
                (C)) [SEE NOTE 6]; and

Rev. [-]: [-]                         -G/1-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

        (b) take any action which may result in the Main Contractor being unable to comply with his obligations or perform in any way his duties under the Contract (or take any action which may result in [Insert name of Subsidiary] being unable to comply with its obligations or perform in any way its duties under the [Insert "Joint Venture", "Consortium" or other agreement as appropriate] agreement)[SEE NOTE 7]

        until such time as the Certificate of Completion of Making Good Defects has been issued by the Architect and further that it will procure (that [Insert name of Subsidiary] will take all steps necessary to procure) [SEE NOTE 7] compliance by the Main Contractor with the provisions of the Contract.

3. The obligations of the Parent Company under this Undertaking shall remain in full force and effect and shall not be discharged in any way by and the Parent Company hereby waives notice of:

        (a) any suspension of the Works or variation or amendment to the Works or the Contract (including without limitation extension of time for performance or adjustment to the amount payable to the Main Contractor under the Contract);

        (b) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

        (c) the termination of the Contract or of the employment of the Main Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] under the Contract;

        (d) any forbearance or waiver of any right of action or remedy the Employer may have against the Main Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8], or negligence by the Employer in enforcing any such right of action or remedy;

        (e) any bond, security or other guarantee held or obtained by the Employer for any of the obligations of the Main Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] under the Contract or any release or waiver thereof; and

        (f)     any breach of the Contract or other default of the Employer.

4. This Undertaking shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Employer and the Main Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] and the Parent Company hereby authorises the Employer and the Main Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] to make any such amendment, variation or supplemental agreement without notice to or the consent of the Parent Company.

Rev. [-]: [-]                         -G/2-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

5. The Employer shall be entitled at any time, without the consent of the Parent Company, to assign or transfer the benefit of this Undertaking or any part thereof, any interest therein or thereunder and any right thereunder, whether past existing or future, to any third party. In the event of any such assignment or transfer by the Employer, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Undertaking.

6. All documents arising out of or in connection with this Undertaking shall be served upon the Parent Company, at [Insert Address], Hong Kong [SEE NOTE 9].

7. The Parent Company may change its nominated address for service of documents to another address in Hong Kong by providing not less than five business days' written notice to the Employer. All demands and notices shall be in writing and in English.

8. This Undertaking shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Parent Company agrees to submit to the non exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Undertaking has been executed as a deed by the Parent Company on the date first before written.

THE COMMON SEAL of                                       )
[Insert name of Parent Company]                          )
was affixed hereto                                       )
in the presence of:                                      )
                                                         )

OR

SIGNED, SEALED AND DELIVERED                             )
by Mr[                  ]                                )
for and on behalf of [Insert name of Parent Company]     )
as lawful attorney of the Parent Company under           )
Power of Attorney dated [              ]                 )
in the presence of [Insert name of Witness]              )
as Witness                                               )

________________________________

[SEE NOTE 10]

Rev. [-]: [-]                         -G/3-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                        OF UNDERTAKING BY PARENT COMPANY

These notes are prepared in order to assist the Parent Company in the preparation of the Parent Company Undertaking and cross refer to the note references contained in the draft Undertaking itself. The note references contained in the draft Undertaking shall be deleted from the engrossment of the Undertaking when prepared by the Parent Company.

NOTE 1

The jurisdiction in which the Parent Company is incorporated shall be inserted.

NOTE 2

If the Parent Company is not the immediate parent company, the chain of ownership through the intermediate parent companies should be set out which identifies each company in the chain and the shareholding in each subsidiary.

NOTE 3

If the Main Contractor comprises more than one company, the words ("the Main Contractor") shall be replaced by the name of the subsidiary which is included in the Main Contractor, and all other Joint Venture or Consortium members should be identified.

NOTE 4

If Note 3 applies, refer to the subsidiary of the Parent Company and not the Main Contractor.

NOTE 5

If Note 2 is applicable (i.e. there are intermediate parent companies) use this alternative.

NOTE 6

If Note 2 is applicable add this provision.

NOTE 7

If Note 3 is applicable (i.e. the Main Contractor comprises more than one legal entity), add this provision and insert the name of the subsidiary.

NOTE 8

If Note 3 applies, add this provision and insert the name of the subsidiary. In Clause 2(b) (only) insert the Joint Venture or other relevant agreement.

Rev. [-]: [-]                         -G/4-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

NOTE 9

The address for service shall be in Hong Kong.

NOTE 10

Each entity comprising the Parent Company shall execute the Undertaking under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Parent Company in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Parent Company; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Parent Company in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Undertaking:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Parent Company's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Parent Company; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Parent Company by which the execution of the Undertaking was approved; and

2.      if executed by an attorney on behalf of the Parent Company:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Parent Company to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Parent Company's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

Rev. [-]: [-]                         -G/5-                 Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX H

                          FORM OF DRAFT LEGAL OPINIONS

                          Part A - For Parent Company Guarantees

                          Part B - For Parent Company Undertakings

                          Part C - For Bonds

Rev. [-]: [-]                                               Contract No. PCC-WKS

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX H

                          PART A - DRAFT LEGAL OPINION
                          FOR PARENT COMPANY GUARANTEES

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Parent Company] ("the Parent Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Parent Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Parent Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Parent Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Parent Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Parent Company has the corporate power to provide a Guarantee in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Parent Company may by its nominated attorney execute instruments as deeds and the Parent Company may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Parent Company as arise under the Guarantee under the laws of Hong Kong will constitute legal, valid and binding obligations of the Parent Company in and under the laws of [Insert country of incorporation of the Parent Company].

Rev. [-]: [-]                          H/1                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Parent Company]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of a Guarantee by the Parent Company in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

Rev. [-]: [-]                          H/2                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX H

                          PART B - DRAFT LEGAL OPINION
                         FOR PARENT COMPANY UNDERTAKINGS

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Parent Company] ("the Parent Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Parent Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Parent Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Parent Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Parent Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Parent Company has the corporate power to provide an Undertaking in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Parent Company may by its nominated attorney execute instruments as deeds and the Parent Company may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Parent Company as arise under the Undertaking under the laws of Hong Kong will constitute legal, valid and binding obligations of the Parent Company in and under the laws of [Insert country of incorporation of the Parent Company].

Rev. [-]: [-]                          H/3                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Parent Company]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of an Undertaking by the Parent Company in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

Rev. [-]: [-]                          H/4                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

                                     ANNEX H

                     PART C - DRAFT LEGAL OPINION FOR BONDS

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Bank] ("the Bank"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Bank;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Bank in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Bank authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Bank in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Bank is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Bank] and has full power and authority to carry on its business as it is now being conducted;

2. the Bank has the corporate power to provide a bond in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Bank may by its nominated attorney execute instruments as deeds and the Bank may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Bank as arise under the Bond under the laws of Hong Kong will constitute legal, valid and binding obligations of the Bank in and under the laws of [Insert country of incorporation of the Bank].

Rev. [-]: [-]                          H/5                  Contract No. PCC-WKS
Addendum No. [ - ]

SPECIAL CONDITIONS OF CONTRACT

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Bank]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of a bond by the Bank in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

Rev. [-]: [-]                          H/6                  Contract No. PCC-WKS
Addendum No. [ - ]

APPENDIX TO THE CONDITIONS OF CONTRACT

                APPENDIX TO THE CONDITIONS OF CONTRACT

Rev. [-]: [-]                                               Contract No. PCC-WKS
Addendum No. [ - ]

APPENDIX TO THE CONDITIONS OF CONTRACT

                     APPENDIX TO THE CONDITIONS OF CONTRACT

                                             CLAUSE
Defects Liability Period                   15, 16, 30,       Twelve months after the Practical
                                          SC1 and SC15       Completion of the last section of the
                                                             Works

Date for Possession                        21 and SC20       4th November 2002

Date for Completion                        21 and SC20

(a) Section [ - ] of the Works                               -

(b) The whole of the Works                                   23rd October 2004

Liquidated and Ascertained                 22 and SC21
Damages

(a) Section [ - ] of the Works                               -

(b) The whole of the Works                                   at the rate of *** per
                                                             day

Period of delay                           26(1)(c) and
                                              SC24(2)

(a) by reason of sub-paras (i), (ii)                         Three months
    or (iii)

(b) by reason of sub-paras (iv),                             Three months
    (v), (vi) or (vii)

Prime cost sums for which the Main            27(g)          Not Applicable
Contractor desires to tender

Period of Interim Certificates          30(1) and SC26(1)    One month

Period of Honouring Certificates        30(2) and SC26(2)    Twenty-one days

Percentage of Certified Value                 30(3)          ***
Retained

Limit of Retention Fund                       30(3)          ***

Period of Final Measurement and               30(5)          Six months
Valuation

Amount of Surety Bond                        31,SC27         ***
                                             and SC40

Percentage Labour Content                     36(3)          Not applicable.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev. [-]: [-]                       AC/1 of 1*              Contract No. PCC-WKS